Filed Pursuant to Rule 424(b)(3) and Rule 424(c)
Registration No. 333-141002
PROSPECTUS SUPPLEMENT NO. 3
(To Prospectus Dated June 29, 2007)

20,920,592 Shares

Common Shares

This prospectus supplement relates to the public offering of up to 20,920,592 common shares by some of our existing shareholders, as described in the prospectus dated June 29, 2007, which we refer to as the prospectus. This prospectus supplement should be read in conjunction with the prospectus. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the prospectus.

Investing in our common shares involves risks. See “Risk Factors” beginning on page 6 of the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is May 23, 2008.

Recent Developments

    On March 17, 2008, we filed the following annual report on Form 10-K for the year ended December 31, 2007 with the Securities and Exchange Commission (“SEC”).  On On April 22, 2008, we filed the following current report on Form 8-K with the SEC.  On April 29, 2008, we filed the following current report on Form 8-K with the SEC.  On April 29, 2008, we filed the following definitive proxy statement on Schedule 14A with the SEC.  On May 8, 2008, we filed the following quarterly report on Form 10-Q for the quarter ended March 31, 2008 with the SEC.

INDEX OF ATTACHMENTS

Form 10-K for the year ended December 31, 2007	A

Form 8-K filed April 22, 2008	B

Form 8-K filed April 29, 2008	C

Schedule 14A filed April 29, 2008	D

Form 10-Q for the quarter ended March 31, 2008	E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 10-K
(Mark One)
☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For The Fiscal Year Ended December 31, 2007

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from          to

Commission File No. 001-32628

STORM CAT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)
British Columbia, Canada	06-1762942
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1125 17th Street, Suite 2310
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 991-5070

Securities registered under Section 12(b) of the Act: Common Shares, without par value

Securities registered under to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes  ☐    No   ☐

As of June 29, 2007, the aggregate market value of voting stock held by non-affiliates of the registrant was approximately $76,325,387, based on the closing price of the Common Shares on the American Stock Exchange of $1.14 per share.  As of March 13, 2008, 81,087,320 shares of registrant’s Common Shares, without par value, were issued and outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

           Pursuant to Instruction G (3) to Form 10-K, Items 10, 11, 12, 13 and 14 are omitted because the Company will file a definitive proxy statement (the “Proxy Statement”) pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) not later than 120 days after the close of the fiscal year. The information required by such items will be included in the Proxy Statement to be so filed for the Company’s annual meeting of shareholders to be held on or about June 18, 2008 and is hereby incorporated by reference.

-A1-

-A2-

PART I

ITEMS 1 AND 2.  BUSINESS AND PROPERTIES

We use the terms “Storm Cat”, the “Company”, “we”, “us” and “our” to refer to Storm Cat Energy Corporation and its subsidiaries in this Annual Report on Form 10-K.

BUSINESS

General

Storm Cat Energy Corporation and its subsidiaries are engaged in the exploitation, development and production of crude oil and natural gas with specific focus on unconventional natural gas resources from coal seams, fractured shales and tight sand formations.  For a description of the meanings of some of the natural gas and oil industry terms used in this Annual Report on Form 10-K, a glossary of terms is provided at the end of this section.

We report to the Securities and Exchange Commission (the “SEC”) information, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports pursuant to Section 13(a) or 15(d) of the Exchange Act.  Copies of any materials the Company files with the SEC can be obtained at www.sec.gov or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room is available by calling the SEC at 1-800-SEC-0330.

Our corporate internet web site is www.stormcatenergy.com.  We make available free of charge, on or through the Financial Reports / Investors section of our web site, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, all SEDAR filings with the British Columbia Securities Commission and all amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC or British Columbia Securities Commission.  We also provide corporate presentations made at recent industry gatherings.  In addition, our Code of Ethics is available on our website.  No content of our web site is incorporated by reference herein.

Our corporate headquarters are located at 1125 Seventeenth Street, Suite 2310, Denver, Colorado  80202.  Our telephone number is (303) 991-5070.

We have grown primarily through the acquisition of undeveloped properties and development drilling on those properties.  Our acquisition and development activities are concentrated in the following areas:

•	Powder River Basin (“PRB”) in northeast Wyoming;
•	Arkoma Basin / Fayetteville Shale in north-central Arkansas;
•	Elk Valley Region in southeast British Columbia;
•	Western Canadian Sedimentary Basin (“WCSB”) in Alberta, Canada; and
•	Cook Inlet Region of Alaska.

Our estimated proved reserves at December 31, 2007 were 44.5 Bcf of natural gas based on an average December 31, 2007 price of $6.06/Mcf.  Our December 31, 2007 proved reserves represent an increase of 78% over our December 31, 2006 proved reserves.  Proved developed reserves constitute 62% of our proved reserves as of December 31, 2007.  We produced 3.154 Bcf of natural gas during 2007, for an average daily production rate of 8.641 MMcf/d.  This represents a 96% increase over our average daily production in 2006.  Fourth quarter average daily production was 9.959 MMcf/d, a 32.0% increase over the fourth quarter 2006 average daily production rate.  Our 2007 reserve replacement was 718% of our 2007 production.

As of December 31, 2007, we owned interests in 473 gross (360 net) wells and we operated 404 gross (344 net) wells.  We operate 97% of the PV-10 value of our estimated net cash flow from our estimated proved developed reserves.  The high proportion of operated properties allows us to exercise more control over our expenses, capital allocation and timing of our development and exploitation activities in our fields.

As of December 31, 2007, we owned interests in 193,094 gross acres and 169,748 net acres.

History of the Company

Storm Cat was incorporated under the laws of British Columbia, Canada on May 15, 2000 under the name “Toby Ventures Inc.”  We conducted an initial public offering in Canada and our shares began trading under the symbol “SME” on the TSX Venture Exchange on November 15, 2001 (listing graduated to the Toronto Stock Exchange (“TSX”) on June 29, 2006).  Since incorporation, we have been involved in the development and exploration of natural resources.  We commenced the acquisition and exploration of mineral properties in 2000.  In late 2003, we disposed of, sold or abandoned our mineral exploration interests and focused our efforts on the exploitation, development and production of crude oil and natural gas with specific focus on unconventional natural gas resources from coal seams, fractured shales and tight sand formations.

Effective January 30, 2004, we changed our name to Storm Cat Energy Corporation and adopted new Articles of Incorporation under the Business Corporations Act of British Columbia on May 21, 2004.  Prior to June 2004, our authorized capital was 20,000,000 common shares without par value.  Beginning in June 2004, we were authorized to issue an unlimited number of common shares without par value.  Effective March 31, 2005, we affected a two-for-one share split.  All share and per share amounts included in this filing have been restated to give retroactive effect, as necessary, to the effect of the share split.

On October 3, 2005, we began trading our shares on the American Stock Exchange (“AMEX”) under the symbol “SCU.”

-A3-

Business Strategy

Our business strategy is comprised of the following components:

•	Deploying our capital resources in areas that create favorable rates of return;
•	Increasing production and reserves through efficient management of operations;
•	Acquiring additional undeveloped properties in our core areas;
•	Retaining operational control wherever possible;
•	Hedging a significant portion of our production to provide adequate cash flow to fund a portion of our capital development budget and protect the economic return on our development projects; and
•	Retaining management and technical staff that have substantial expertise in our core operating areas.

PROPERTIES

Powder River Basin

Our growth in production and reserves from 2004 through mid 2007 has been focused primarily on our coal bed natural gas (“CBNG”) operations in the PRB.  The PRB is located in northeast Wyoming and southeast Montana (see Figure 1).

 Figure 1:  Powder River Basin                                Figure 2:  CBNG Development in Powder River Basin

Our operations are concentrated within two areas in Wyoming; the Recluse area north of Gillette, Wyoming and the Sheridan area east of Sheridan, Wyoming (see Figures 2 and 3).  Covering 12,000 square miles, the PRB CBNG play encompasses parts of seven counties in two states and targets natural gas contained in the Tertiary-age Fort Union Formation coal seams.  Depths for the play range from 100 feet to over 3,000 feet, and include a series of distinct coal seams, such as the Wyodak and Big George.  In our area of operations, these coal seams split into equivalent members, such as the Anderson, Canyon, Cook, Wall and Pawnee seams.  Over the past ten years, development has increased dramatically.  In 2007, the PRB CBNG play was producing in excess of one Bcf/d from over 22,000 producing wells.

-A4-

Figure 3:  Storm Cat Energy Leasehold and Wells in Powder River Basin

On December 31, 2007 we owned approximately 51,951 gross acres and 35,345 net acres in the PRB, operated 370 wells and owned interests in 51 non-operated wells.  We added 107 wells on our acreage position in 2007 in our Sheridan, Ford Ranch, PeeGee and Marathon Joint Development operating areas (see Figure 3).

At December 31, 2007, our exit-rate production out of the PRB was 21.5 MMcf/d gross and 11.9 MMcf/d net.

Arkoma Basin / Fayetteville Shale

The Fayetteville Shale is an unconventional gas reservoir located on the Arkansas side of the Arkoma Basin, ranging in thickness from 50 to 550 feet and ranging in depth from 1,000 to 6,500 feet.  The formation is a Mississippian-age shale that is the geologic equivalent of the Caney Shale found on the Oklahoma side of the Arkoma Basin and the Barnett Shale found in north Texas.

Driven by the activities of Southwestern Energy Company, XTO Energy Inc., Chesapeake Energy Corporation, PetroHawk Energy Corporation and other operators, the Fayetteville Shale play has developed rapidly since early 2006.  Southwestern Energy Company, the early leader in the play, produced approximately 10 MMcf/d in January 2006 from the Fayetteville Shale and was producing 325 MMcf/d on December 31, 2007, a 3,150% increase in just twenty-four months.

Figure 4:  Storm Cat Energy Leasehold and Wells in the Fayetteville Shale

We owned or controlled 24,178 gross and 18,265 net acres in the Fayetteville Shale at December 31, 2007 (see Figure 4).  During 2007, we successfully drilled and completed three Company-operated horizontal wells.  All of these wells are currently shut-in and awaiting pipeline completion.  We placed our first completed well, the Kamalmaz 1-13H, on an extended two week flow test.  The initial production rate was 1.75 MMcf/d and the well averaged 1.2 MMcf/d over the two week test period.  Of our other two wells, the Files 1-12H has shown limited early time productivity similar to Kamalmaz 1-13H and the Vaughn 1-18H will not be conclusively production tested until the sales pipeline discussed below is completed.
-A5-

In the fourth quarter of 2007, we reached an agreement with an unaffiliated third party for the construction of field gathering, compression and a transportation lateral to the Ozark interstate pipeline.  Pipeline construction was underway on December 31, 2007 and we anticipate that the pipeline could be completed and operational in the second quarter of 2008.

In addition to our operated acreage position, we have nominal interests in 16 non-operated wells in the play that were in various stages of production, drilling and completion through 2007.  Production at year-end 2007 associated with our non-operated wells, eight of which were producing, was 0.3 MMcf/d net (10.5 MMcf/d gross).

Elk Valley / British Columbia

Our Elk Valley project in southeast British Columbia is a CBNG project targeting the Jurassic-aged Mist Mountain coals.  The project is comprised of 76,960 gross (76,960 net) acres (see Figure 5).  We earned our interest in the project in 2005 through a farm-in agreement.  In 2006, we increased our ownership to a 100% working interest when the former operator elected to retain an overriding royalty interest only.

Figure 5:  Elk Valley and Storm Cat Energy Land Position

The Mist Mountain coal section is comprised of up to fourteen separate coal seams totaling as much as 300 net feet of coal thickness underlying our acreage position.  Our challenge is that tectonic activities associated with our geologic setting have significantly altered permeability.  Commercial productivity is conditioned upon inducing or connecting permeable pathways into our wellbores to allow the extraction of water and resulting desorption of natural gas from the coal seams.

The prior operator of the property drilled 17 stratigraphic test and pilot wells.  We drilled seven additional wells, two in 2005 and five in 2006.  Of the 24 total wells, nine are currently producing at an aggregate rate as high as 1.3MMcf/d.
-A6-

Western Canadian Sedimentary Basin of Alberta, Canada
The WCSB is a vast sedimentary basin underlying 540,000 square miles of western Canada including southwestern Manitoba, southern Saskatchewan, Alberta, northeast British Columbia and the southwest corner of the Northwest Territories (see Figure 6).  The WCSB contains significant reserves of petroleum and natural gas and supplies the North American market.  It also has extensive reserves associated with coal and shales.

Figure 6:  Storm Cat Prospect Areas in Western Canadian Sedimentary Basin

In the WCSB, we owned or controlled approximately 15,680 gross (14,853 net) acres at December 31, 2007.  As of December 31, 2007, we have drilled or participated in eight wells.  We have two productive wells that are being evaluated for a pipeline connection and the others are in various stages of completion and production testing.

We continue to evaluate opportunities on our acreage and are actively reviewing potential prospects and strategic joint development opportunities.

Cook Inlet Alaska

We hold 24,325 gross (24,325 net) acres in the Cook Inlet region of Alaska (see Figure 7).  The Cook Inlet region contains a thick sequence of inter-bedded coals and sandstones deposited in fluvial environments during Tertiary time creating both conventional and CBNG objectives and targets.

Figure 7:  Storm Cat Leases in Cook Inlet, Alaska

In 2006, we drilled and cased one well on our acreage position.  We are actively seeking an industry partner to complete and production test the well and assist in the development of the acreage position.
-A7-

Reserve Estimates

Netherland, Sewell & Associates, Inc. of Dallas, Texas estimated our proved reserves as of December 31, 2007.

The terms set forth below are used in our disclosures of oil and natural gas reserves.  For the complete detailed definitions of proved, proved developed and proved undeveloped oil and gas reserves applicable to oil and gas registrants, reference is made to Rule 4-10(a)(2)(3)(4) of Regulation S-X of the SEC, available at its web site http://www.sec.gov/divisions/ corpfin/ecfrlinks.shtml.

Proved reserves.  Estimated quantities of crude oil, natural gas and natural gas liquids which, upon analysis of geologic and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions.

Proved developed reserves.  Proved reserves which can be expected to be recovered through existing wells with existing equipment and operating methods.

Proved undeveloped reserves.  Proved reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required.

Estimated future net revenues.  Also referred to herein as “estimated future net cash flows.”  Computational result of applying current prices of oil and gas (with consideration of price changes only to the extent provided by existing contractual arrangements, other than hedge derivatives) to estimated future production from proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves.

Present value of estimated future net cash flows.  The computational result of discounting estimated future net cash flows at a rate of 10% annually. The present value of estimated future net cash flows after income tax is also referred to herein as “standardized measure of discounted future net cash flows” or “standardized measure.”

The following table summarizes our proved natural gas reserves at the end of each year for 2005 through 2007.  Amounts do not include estimates of future Federal and state income taxes.

Proved Reserves and Future Net Cash Flows

	Year Ended December 31,
	2007	2006	2005
Proved reserves (MMcf)	44,487.9	25,015.3	10,010,0
Estimated net cash flow from proved reserves (in thousands)	$132,794.5	$41,944.7	$37,461.0
Estimated future net cash flow, discounted at 10% (in thousands)	$98,425.1	$32,036.4	$29,017.2
Percentage of total proved reserves classified as developed	61.8%	53.4%	38.7%
Price per Mcf used to calculate estimated future net cash flows	$6.06	$4.46	$7.72

All proved reserves and estimated future net cash flows are for our PRB and Fayetteville properties in the U.S.  We have no proved reserves in Canada.

Productive Wells

As of December 31, 2007, we owned interests in 473 gross (360 net) wells and we operated 404 gross (344 net) wells, of which 415 gross (314 net) were producing and 58 gross (46 net) were shut-in.   Productive wells are either producing wells or wells capable of commercial production although currently shut-in.  One or more completions in the same wellbore are counted as one well.  A well is categorized under state reporting regulations as an oil well or a gas well based upon the ratio of gas to oil produced when it first commenced production, and such designation may not be indicative of current production.  The table below illustrates our gross/net productive wells at December 31, 2007:

Year Ended December 31, 2007
Gross/Net
United States	Producing	Shut-in	Total
Powder River Basin	398/305	23/21	421/326
Fayetteville Shale	8/0.2	11/2.5	19/2.7
Cook Inlet	0/0	1/1	1/1
Total U.S.	406/305	35/25	441/330
Canada
Elk Valley	9/9	15/15	24/24
Alberta	0/0	8/6	8/6
Total Canada	9/9	23/21	32/30
Total Productive Wells	415/314	58/46	473/360

-A8-

Drilling Activity

All of our drilling activities are conducted on a contract basis with independent drilling contractors.  We do not own any drilling equipment.  The following table sets forth the wells drilled and recompleted in which we participated during each of the three years indicated:

	Year Ended December 31,
	2007		2006		2005
	Gross	Net	Gross	Net	Gross	Net
Development:
Oil	—	—	—	—	—	—
Gas	126	78	86	73	43	43
Non-productive	—	—	—	—	—	—
Total Development	126	78	86	73	43	43
Exploratory:
Oil	—	—	—	—	—	—
Gas	2	2	11	9	2	2
Non-productive	—	—	3	1	1	1
Total Exploratory	2	2	14	10	3	3
Farm-out or non-consent	—	—	—	—	—	—
Total Wells Drilled	128	80	100	83	46	46

Acreage

A summary of our oil and gas leasehold position as of December 31, 2007 is as follows:

	Acreage
Area:	Total		Developed		Undeveloped
United States	Gross	Net	Gross	Net	Gross	Net
Powder River Basin, WY	51,951	35,345	20,303	18,390	31,648	16,955
Fayetteville Shale, AR	24,178	18,265	280	210	23,898	18,055
Cook Inlet, AK	24,325	24,325	160	160	24,165	24,165
Total U.S.	100,454	77,935	20,743	18,760	79,711	59,175
Canada
Elk Valley, BC	76,960	76,960	800	800	76,160	76,160
Alberta, AB	15,680	14,853	800	800	14,880	14,053
Total Canada	92,640	91,813	1,600	1,600	91,040	90,213
Total Acreage	193,094	169,748	22,343	20,360	170,751	149,388

Undeveloped Acreage Expiring

The following table sets forth the number of undeveloped acres (primarily located in the PRB) that will expire during the next five years and thereafter unless production is established in the interim. Undeveloped acres “held-by-production” represents the undeveloped portions of producing leases that will not expire until commercial production ceases.

	As of December 31, 2007
	Working Interest Acreage
	Gross	Net
2008	10,156	9,726
2009	3,753	1,610
2010	14,444	11,329
2011	2,254	1,371
2012	2,641	2,641
Thereafter	114,114	112,790
Held-by-production	23,389	9,921
Total	170,751	149,388

-A9-

Title to Properties

Substantially all of our oil and gas interests are held pursuant to leases from third parties.  We usually obtain a title opinion prior to the commencement of drilling operations and for the distribution of revenues resulting from successful operations on the properties.  We have title opinions or have conducted thorough title review on substantially all of our producing properties and believe we have satisfactory title in accordance with standards generally accepted in the oil and gas industry.  The majority of our properties are subject to: customary royalty interests; liens for current taxes; mortgages required pursuant to the Credit Agreement (the “Credit Agreement”) dated as of December 27, 2007, by and among Storm Cat Energy (USA) Corporation (“Storm Cat (USA)”), one of our wholly owned subsidiaries, Wells Fargo Foothill LLC (“Wells Fargo”), as Agent, and the lenders party thereto, which provides for certain credit facilities (the “Credit Facility”); and other burdens that we believe do not materially interfere with the use of or affect the value of such properties.

Facilities

We lease 9,264 square feet of administrative office space in the United States and 5,495 square feet of administrative office space in Canada under operating lease arrangements through November 30, 2009 and March 31, 2010, respectively. A summary of future minimum lease payments under the non-cancelable operating leases as of December 31, 2007 is as follows:

In Thousands	2008	2009	2010	Total
U.S. office leases	$156,419	$145,233	$—	$301,652
Canadian office leases	110,736	110,736	27,684	249,156
Total	$267,155	$255,969	$27,684	$550,808

Principal Products or Services and Markets

Our principal product is natural gas.  The principal markets are natural gas marketing companies, utilities and industrial or commercial end-users. Historically, nearly all of our sales have been to a limited number of customers, however, we are not obligated to, nor dependent upon, any one purchaser or limited number of purchasers.  Accordingly, the loss of a single purchaser would not materially affect our business because there are numerous other purchasers  to purchase our product.  For the years ended  December 31, 2007,  2006 and 2005,  purchases by the following entities exceeded 10% of our total natural gas revenues during at least one of the years presented:

	Year Ended December 31,
	2007	2006	2005
Enserco	42.9%	75.5%	79.9%
OGE	4.9%	13.1%	0.0%
Oneok	24.1%	11.4%	0.0%
Tenaska	28.1%	0.0%	0.0%
Total	100.0%	100.0%	79.9%

Capital Expenditures

We invested approximately $52.2, $76.1 and $26.5 million in 2007, 2006 and 2005, respectively, on development and acquisition activities as follows:

	Year Ended December 31, 2007
In Thousands	United States	Canada and Other International	Total
Acquisitions:
Producing properties	$1,938	$—	$1,938
Undeveloped acreage	—	—	—
Total acquisitions	1,938	—	1,938
Exploration and development:
Land and seismic	2,020	1,090	3,110
Drilling, facilities and equipment	35,634	10,915	46,549
Capitalized interest	466	399	865
Total exploration and development	38,120	12,404	50,524
Asset retirement obligations	(333)	(76)	(409)
Other property and equipment	56	68	124
Total capital expenditures	39,781	12,396	52,177
Dispositions	—	—	—
Net capital expenditures	$39,781	$12,396	$52,177

-A10-

	Year Ended December 31, 2006
In Thousands	United States	Canada and Other International	Total
Acquisitions:
Producing properties	$11,403	$—	$11,403
Undeveloped acreage	22,538	—	22,538
Total acquisitions	33,941	—	33,941
Exploration and development:
Land and seismic	4,926	923	5,849
Drilling, facilities and equipment	17,450	16,797	34,247
Capitalized overhead	1,104	926	2,030
Total exploration and development	23,480	18,646	42,126
Asset retirement obligations	548	317	865
Other property and equipment	72	73	145
Total capital expenditures	58,041	19,036	77,077
Dispositions	(950)	—	(950)
Net capital expenditures	$57,091	$19,036	$76,127

	Year Ended December 31, 2005
In Thousands	United States	Canada and Other International	Total
Acquisitions:
Producing properties	$6,918	$—	$6,918
Undeveloped acreage	1,814	—	1,814
Total acquisitions	8,732	—	8,732
Exploration and development:
Land and seismic	471	1,933	2,404
Drilling, facilities and equipment	9,283	3,946	13,229
Capitalized overhead	312	254	566
Total exploration and development	10,066	6,133	16,199
Asset retirement obligations	714	—	714
Other property and equipment	628	189	817
Total capital expenditures	20,140	6,322	26,462
Dispositions	—	—	—
Net capital expenditures	$20,140	$6,322	$26,462

2008 Capital Budget

Subject to quarterly review and reauthorization by our Board of Directors, we expect to invest $38.2 million in 2008 on our capital projects.  The 2008 capital expenditure budget allocates $20.0 million in the PRB to drill approximately 126 gross wells (103 net), $16.0 million to the Fayetteville Shale to drill approximately 12 gross (eight net) wells, $1.0 million in Elk Valley to continue ongoing production operations and the remaining $1.2 million on non-project capital expenditures.  Included in the capital expenditure figures are estimates for other miscellaneous capital.

Financial Information

Item 8.  Financial Statements and Supplementary Information of this Annual Report on Form 10-K details the last three fiscal years of revenues, all of which were derived from U.S. operations and reported in one business segment.

Employees

At December 31, 2007, we employed 25 people; 20 in our Denver, Colorado corporate office, two in our Canadian office, and three in our field operations offices.

Executive Officers

Our executive officers are elected by and serve until their successors are elected by the Board of Directors.

•
Joseph M. Brooker, 48, Chief Executive Officer.  Joe is a petroleum engineer and lawyer with over 25 years of experience in the oil and gas business.  Prior to joining Storm Cat, Joe was Vice President and General Counsel of Medicine Bow Energy Corporation, a Denver-based private-equity-backed exploration and production company with operations in the Rockies, Mid-Continent and East Texas. Prior to that, Joe was Vice President of Land and General Counsel of Shenandoah Energy Inc, a Denver-based private-equity-backed exploration and production company with operations in the Uinta and Raton Basins.  Joe earned a BS in Petroleum Engineering from Marietta College in 1982 and a JD from the University of Cincinnati College of Law in 1989.

•
Keith J. Knapstad, 46, President and Chief Operating Officer.  Keith is a petroleum engineer with a strong managerial and operational background.  Prior to joining Storm Cat, Keith was Manager of PRB Assets for J. M. Huber Corporation; a privately held corporation with extensive unconventional resource holdings. Prior to Huber, Keith worked for Marathon Oil Company/Pennaco Energy in the Rocky Mountain region managing a multi-disciplined team responsible for engineering and development of various Rocky Mountain producing areas.  Keith earned a BS in Petroleum Engineering from Montana Tech in 1984.

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•
Paul Wiesner, 43, Chief Financial Officer.  Paul has over 20 years experience, 13 of which have been in the oil and gas industry for upstream and mid stream companies with financial responsibilities ranging from Analyst to Vice President of Finance. Prior to joining Storm Cat, Paul was CFO for NRT Colorado Inc., a $125 million (annual revenue) corporation with over 150 employees and 20 locations. Paul holds an MBA from the MIT Sloan School of Management and a BA from Claremont McKenna College.

Seasonality

Typically, the demand and price levels for natural gas increase during the colder winter months and decrease during the warmer summer months.  To mitigate the impact of seasonal price fluctuations, we enter into swap agreements with qualified counterparties that set the swap price on an annualized, as compared to monthly or quarterly, basis.

Competition

We compete with other oil and gas companies in all aspects of our business, including acquisition of producing properties and oil and gas leases, marketing of oil and gas, and in obtaining goods, services and labor.  Many of our competitors have substantially larger financial and other resources.  Factors that affect our ability to acquire producing properties include available funds, available information about the property and our standards established for minimum projected return on investment.  Gathering systems are the only practical method for the intermediate transportation of natural gas and in some areas there may be gas-on-gas competition for space in such gathering systems.  Competition is also presented by alternative fuel sources, including heating oil, imported liquefied natural gas and other fossil fuels.  Because of the concentration of our natural gas reserves and management’s experience and expertise in exploiting these reserves, we believe that we effectively compete in the markets in which we are active.

Regulation

Oil and gas drilling and production operations are regulated by various Federal, state and local agencies. These agencies issue binding rules and regulations that carry penalties, often substantial, for failure to comply.  We anticipate our aggregate burden of Federal, state and local regulation will continue to increase, particularly in the area of rapidly changing environmental laws and regulations.  We also believe that our present operations substantially comply with applicable regulations.  To date, such regulations have not had a material effect on our operations or the costs thereof.  There are no known environmental or other regulatory matters related to our operations that are reasonably expected to result in material liability.

Environmental Regulation

Our operations are subject to government laws and regulations concerning pollution, protection of the environment and the handling and transport of hazardous materials in both the United States and Canada.  These laws and regulations generally require that we to remove or remedy the effect of our activities on the environment at present and former operating sites, including dismantling production facilities and remediating damage caused by our use.  We believe that it is reasonably likely that the trend in environmental legislation and regulation will continue toward stricter standards.  While we believe that we are in substantial compliance with applicable environmental laws and regulations in effect at the present time and that continued compliance with existing requirements will not have a material adverse impact on us, we cannot give any assurance that we will not be adversely affected in the future.

United States

Certain of our operations are conducted on Federal land pursuant to oil and gas leases administered by the Bureau of Land Management ("BLM").  These leases contain relatively standardized terms and require compliance with detailed BLM regulations and orders (which are subject to change by the BLM).  In addition to permits required from other agencies, lessees must obtain a permit from the BLM prior to the commencement of drilling, and comply with regulations governing, among other things, engineering and construction specifications for production facilities, safety procedures, plugging and abandonment of wells, the valuation of production, and the removal of facilities.  Under certain circumstances, the BLM or the Mineral Management Service ("MMS"), as applicable, may require our operations on Federal leases to be suspended or terminated.  Any such suspension or termination could materially and adversely affect our financial condition and operations.

The Comprehensive Environmental Response, Compensation and Liability Act, as amended, also known as “CERCLA” or “Superfund,” and comparable state laws impose liability without regard to fault or the legality of the original conduct, on certain classes of persons who are considered to be responsible for the release of a hazardous substance into the environment.  Under CERCLA, these “responsible persons” may be subject to joint and several liability for the costs of cleaning up the hazardous  substances that have been released into the  environment,  for damages to natural resources,  and for the costs of certain health studies,  and it is not uncommon for  neighboring  landowners  and other third parties to file claims for personal injury and property damage  allegedly  caused by the release of hazardous substances into the environment.  We might also incur liability under the Resource Conservation and Recovery Act, also known as “RCRA”, which imposes requirements relating to the management and disposal of solid and hazardous wastes.  While there exists an exclusion from the definition of hazardous wastes for “drilling  fluids,  produced  waters,  and other wastes  associated with the exploration,  development, or production of crude oil, natural gas or geothermal energy,” in the course of our operations,  we may generate  ordinary  industrial wastes,  including paint wastes, waste solvents and waste compressor oils that may be regulated as hazardous waste.

We currently own or lease, and have owned or leased in the past, properties that for a number of years may have been used for the exploration and production of oil and gas.  Although we utilize operating and disposal  practices that are standard in the industry at the time, hydrocarbons or other wastes may have been disposed of or released on or under the  properties owned or leased by us or on or under other locations where such wastes have been taken for  disposal.  In addition, some of these properties may have been operated by third parties whose disposal or release of hydrocarbons or other wastes was not under our control.  These properties and the wastes disposed thereon may be subject to CERCLA, RCRA, and analogous state laws.  Under such laws, we could be required to remove or remediate previously disposed wastes or property contamination or to perform remedial operations to prevent future contamination.

The Federal Water Pollution  Control Act of 1972, as amended,  also known as the “Clean  Water Act” and analogous state laws impose restrictions and strict controls regarding the discharge of pollutants, including produced waters and other oil and gas wastes, into state or Federal  waters.  The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by EPA or the state.  The Clean Water Act provides civil and criminal penalties for any discharge of oil in harmful quantities and imposes liabilities for the costs of removing an oil spill.
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The Clean Air Act, as amended (“CAA”), restricts the emission of air pollutants from many sources, including oil and gas operations.  New facilities may be required to obtain permits before work can begin, and existing facilities may be required to incur capital costs in order to remain in compliance.  In addition, the EPA has promulgated more stringent regulations governing emissions of toxic air pollutants from sources in the oil and gas industry, and these regulations may increase the costs of compliance for some facilities.

Under the National  Environmental  Policy Act  (“NEPA”), a Federal agency, in conjunction with a permit holder, may be required to prepare an environmental assessment or a detailed environmental impact statement, also known as an “EIS,” before issuing a permit that may significantly affect the quality of the environment.

We expect to incur abandonment and site reclamation costs as existing oil and gas properties are abandoned and reclaimed in the United States and Canada.  We accrue for our asset retirement obligation (“ARO”) liability according to Statement of Financial Accounting Standards (“SFAS”) 143 “Accounting for Asset Retirement Obligations.”  As of December 31, 2007 our total accrued ARO was $1.7 million.

Additional proposals and proceedings that might affect the oil and gas industry are regularly considered by Congress, the states, the Federal Energy Regulatory Commission ("FERC"), and the courts.  We cannot predict when or whether any such proposals may become effective.  No material portion of our business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the Federal government.

Canada

The oil and gas industry in Canada is subject to extensive controls and regulations imposed by various levels of government. Federal authorities do not regulate the price of oil and gas in export trade.  Legislation exists, however, that regulates the quantities of oil and natural gas which may be removed from the provinces and exported from Canada in certain circumstances.  Regulatory requirements also exist related to licensing for drilling of wells, the method and ability to produce wells, surface usage, transportation of production from wells, and conservation matters.

The provinces in which we operate have legislation and regulation which govern land tenure, royalties, production rates and taxes, and environmental protection and other matters under their respective jurisdictions. The royalty regime in the provinces in which we operate is a significant factor in the profitability of our production.  Crown royalties are determined by government regulation and are typically calculated as a percentage of the value of production.  The value of the production and the rate of royalties payable depends on prescribed reference prices, well productivity, geographical location, and the type or quality of the product produced, and any royalties payable on production from lands other than Crown lands are determined by negotiations between us and the other parties.

Glossary

The following is a description of the meanings of some of the natural gas and oil industry terms used in this Annual Report on Form 10-K.
Basis Differential.  The difference between the spot or cash price of a commodity and the price of the nearest futures contract for the same or a related commodity.

Bcf. Billion cubic feet of natural gas.

Btu or British Thermal Unit. The quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit.

BWPD.  Barrels of water per day (equivalent to 42 gallons).

“CIG” Colorado Interstate Gas.  CIG is a major transporter of natural gas in the Rocky Mountain region. The Colorado Interstate Gas system is connected to nearly every major supply basin in the Rocky Mountains as well as production areas in the Texas Panhandle, western Oklahoma, western Kansas, and Wyoming.  Our PRB gas is typically priced at the CIG index price.

Completion. The installation of permanent equipment for the production of  natural gas  or oil.

Condensate. Liquid hydrocarbons associated with the production of a primarily natural gas reserve.

Developed acreage. The number of acres that are allocated or assignable to productive wells or wells capable of production. Development well. A well drilled  within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

Dth.  Decatherms.

Dth/D.  Decatherms per day.

Dry hole. A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Exploratory well. A well drilled to find and produce natural gas or oil reserves not  classified as proved, to find a new reservoir in a field previously found to be productive of natural gas or oil in another reservoir or to extend a known reservoir. Generally, an exploratory well is any well that is not a development well, a service well, or a stratigraphic test well.

Farm-in or farm-out. An agreement under which the owner of a working interest in a natural gas and oil lease  assigns the working interest or a portion of the working interest to another party who desires to drill on the leased acreage.  Generally, the assignee is required to drill one or more wells in order to earn its interest in the acreage.  The assignor usually retains a royalty or reversionary interest in the lease.  The interest received by an assignee is a “farm-in” while the interest transferred by the assignor is a “farm-out.”

Field. An area consisting of either a single reservoir or multiple reservoirs, all grouped on or related  to the  same individual  geological structural feature and/or stratigraphic condition.
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Flow-through shares.  Shares in an exploration company that allow the tax deduction or credits for mineral exploration to be passed from the company to the shareholder. Tax deductions and credits, normally available only to a corporation, are given to the owners of the corporation's flow-through shares. Canadian exploration and mining companies are able to issue such shares at a premium because investors are considered to be funding exploration and development costs and are therefore entitled to deduct these expenses from all other income.

Gross acres or gross wells. The total acres or wells, as the case may be, in which a working interest is owned.

MBtu.  Thousand British Thermal Units.

Mcf.  Thousand cubic feet of natural gas.

Mcfe.  Thousand cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

MMBtu. Million British Thermal Units.

MMcf. Million cubic feet of natural gas.

MMcf/d. One MMcf per day.

MMcfe. Million cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

Net acres or net wells. The sum of the fractional working interest owned in gross acres or wells, as the case may be.

Net feet of pay. The true vertical thickness of reservoir rock estimated to both contain hydrocarbons  and be capable of contributing to producing rates.

Overriding royalty interest.  A revenue interest in oil and gas created out of a working interest.  Like the lessor’s royalty, it entitles the owner to a share of the proceeds from gross production, free of any operating or production costs.

PRB. Powder River Basin.  The region covers Southeast Montana and Northern Wyoming and is approximately 120 miles East to West and 200 miles North to South.  Major cities in this area include Gillette and Sheridan, Wyoming.  Storm Cat operates only in Wyoming.

Productive well. A well that is found to be capable of producing hydrocarbons in sufficient quantities  such that proceeds from the sale of the production exceed production expenses and taxes.

Prospect. A  specific geographic area which, based on supporting geological, geophysical or other data and also preliminary economic analysis using reasonably anticipated prices and costs, is deemed to have potential for the discovery of commercial hydrocarbons.

Proved area. The part of a property to which proved reserves have been specifically attributed.

Reservoir. A porous and permeable underground formation containing a natural accumulation of producible natural gas and/or oil that is confined by impermeable rock or water barriers and is separate from other reservoirs.

Royalty.  A payment to a landowner or mineral rights owner by a leaseholder on each unit of resources produced, free of any operating or production costs.

Service well. A well drilled or completed for the purpose of supporting production in an existing field.  Specific purposes of service wells include gas injection, water injection, steam injection, air injection, salt-water disposal, water supply for injection, observation, or injection for in-situ combustion.

Spud.  The initial phase of drilling a well.

Unconventional resources. Resources derived from fractured shales, coal seams and tight sand formations.

Unconventional reserves. Reserves from fractured shales, coal seams and tight sand formations.

Undeveloped acreage. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of natural gas and oil regardless of whether such acreage contains proved reserves.

Unproved properties.  Properties with no proved reserves.

Working interest. The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and receive a share of production.

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ITEM 1A.  RISK FACTORS

In evaluating Storm Cat, careful consideration should be given to the risk factors discussed in this Item 1A. These risks are not the only risks we face.  Additional risks and uncertainties not currently known us or that we currently deem to be immaterial may become material in the future and affect our business, financial condition and/or operating results, as well as adversely affect the value of our common shares.

Risks Related to the Business

Price volatility may affect financial condition:  The prices of oil and natural gas are volatile and our operating results and future rate of growth depend heavily on prevailing market prices for these resources. A substantial or extended decline in prices for these resources would have a material adverse effect on us. These prices are affected by numerous factors beyond our control, including international economic and political trends, the effects of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, worldwide and domestic supplies of oil and gas, the ability of members of the Organization of Petroleum Exporting Countries (“OPEC”) to agree to and maintain oil price and production controls, actions of governmental authorities, the availability of transportation facilities, increased production due to new discoveries or improved recovery techniques and weather conditions.

Storm Cat operates in a highly competitive industry:  We compete with other energy development companies for properties, equipment, materials and labor.  The industry is highly competitive in all aspects. Many of our competitors have larger operations and greater financial resources. Competition in our business may adversely affect our ability to acquire properties, equipment and materials, attract and retain qualified labor and attract the necessary capital to sustain resource exploration and production in the future.

Oil and gas exploration is a speculative undertaking:  Oil and gas exploration is a speculative business. Our future success depends on our ability to economically locate oil and gas production and reserves in commercial quantities. Our anticipated exploration and development activities are subject to reservoir and operational risks. Even when oil and gas is found in what are believed to be commercial quantities, reservoir risks, which may be heightened in new discoveries, may lead to higher costs and/or lower production than originally anticipated. These risks include the inability to sustain deliverability at commercially productive levels as a result of decreased reservoir pressures, large amounts of water, or other factors that might be encountered. The effects of these factors may result in us not receiving an adequate return on investment capital.

Reserve quantities and values are subject to many variables and estimates and actual results may vary: This Annual Report on Form 10-K contains estimates of our proved reserves and the estimated future net cash flow from those reserves. Any significant negative variance in these estimates could have a material adverse effect on our future performance.  We also have no oil reserves at present.

Reserve estimates are based on various assumptions, including assumptions required by the SEC relating to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating reserves is complex. This process requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data.

Reserve estimates are dependent on many variables, and therefore, as more information becomes available, it is reasonable to expect that there will be changes to the estimates. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves will most likely vary from those estimated. Any significant variance could materially affect the estimated quantities and present value of reserves disclosed by us.  In addition, estimates of proved reserves will be adjusted in the future to reflect production history, results of exploration and development, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

As of December 31, 2007, approximately 38.2% of our estimated proved reserves are classified as proved undeveloped.  Recovery of proved undeveloped reserves generally requires significant capital expenditures and successful drilling operations. Revenues from proved developed non-producing and proved undeveloped reserves will not be realized until some time in the future. The reserve estimate includes an estimate of the capital expenditures required to develop these reserves as well as the timing of such expenditures. Although we have prepared estimates of our proved undeveloped reserves and the associated development costs in accordance with industry standards and the opinion of our independent consultants, they are based on estimates, and actual results may vary.

The present value of future net cash flow from proved reserves, or PV-10, should not be interpreted as the current market value of reserves attributable to our properties. The 10% discount factor, which is required for reporting purposes, may not necessarily be the most appropriate discount factor given actual interest rates and risks to which our business or the oil and natural gas industry in general are subject.  We have based the PV-10 on prices and costs as of the date of the reserve estimate, in accordance with applicable SEC regulations. Actual future prices and costs may be materially higher or lower. In addition to the price volatility factors discussed above, factors that will affect actual future net cash flows, include:

•      the amount and timing of actual production;

•      curtailments or increases in consumption by oil and natural gas purchasers or pipelines; and

•      changes in governmental regulations or taxation.

Our actual future net cash flows, therefore, could be materially different from the estimates included in this Annual Report on Form 10-K.

Storm Cat faces operating risks in its exploration and production activities:  Our business involves operating risks, including well blowouts, craterings, explosions, uncontrollable flows of oil, natural gas or well fluids, leaks, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards and risks, any one of which can cause personal injury, damage to property, equipment and the environment, as well as interruption of operations. We maintain insurance against some, but not all, of these risks.  If any of these events occurred, we could face substantial losses that could reduce or even eliminate funds available for operations.

The industry is highly regulated:  Our industry is heavily regulated by Federal, state, and local authorities. These regulations control many aspects of our business including, among other things, land use, prospecting, the drilling and spacing of wells, protection of ground water, conservation of soil, safety standards, site reclamation, restoration, exports, labor standards, occupational health, waste disposal, toxic substances and other matters. The regulations and laws governing the industry are under constant review and may be amended or expanded.  Regulation increases the cost of doing business and decreases profitability.  If we fail to comply with these laws and regulations, we may be subject to substantial penalties or suspension or termination of operations.
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Storm Cat’s operations are subject to complex environmental regulations:  Our current and anticipated future operations require permits from various Federal, state and local governmental authorities and such operations are and will be regulated by laws and regulations governing various elements of the oil and gas industries.

We cannot predict what environmental legislation, regulation or policy will be enacted or adopted in the future or how in the future laws and regulations will be administered or interpreted. The recent trend in environmental legislation and regulation generally is toward stricter standards and this trend is likely to continue in the future. This recent trend includes, without limitation, laws and regulations relating to air and water quality, waste handling and disposal, the protection of certain species and the preservation of certain lands. These regulations may require permits or other authorizations for certain activities. These laws and regulations may also limit or prohibit activities on certain lands lying within wetland areas, areas providing for habitat for certain species or other protected areas. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or stricter interpretation of existing laws, may necessitate significant capital expenditures, may materially affect the results of operations and business, or may cause material changes or delays in our intended activities.

There can be no assurance that we will be able to obtain all permits required for future exploration on reasonable terms or that such laws and regulations, or new legislation or modifications to existing legislation, will not have an adverse effect on any project that might undertaken. Our failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing our operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions.

Increases in taxes on energy sources may adversely affect Storm Cat’s operations:  Federal, state and local governments that have jurisdiction in areas where we operate impose taxes on the oil and natural gas products sold. Historically, there has been on-going consideration by Federal, state and local officials concerning a variety of energy tax proposals. Such matters are beyond our ability to accurately predict or control.

Storm Cat does not have adequate cash flow to fund capital projects and additional debt or equity financing will be required: We make, and will continue to make, significant capital expenditures to find, acquire, develop and produce oil and gas reserves. If natural gas prices decrease, or if operating difficulties are encountered that result in cash flow from operations being less than expected, we may have to reduce capital expenditures unless additional funds are raised through debt or equity financing. Debt or equity financing or cash generated by operations may not be available in sufficient amounts or on acceptable terms to meet these requirements.

Future cash flows and the availability of financing will be subject to a number of variables, such as:

•      our success in locating and producing new reserves;

•      the level of production from existing wells; and

•      prices of natural gas;

Issuing additional equity securities to satisfy our financing requirements could cause substantial dilution to existing shareholders. Additional debt financing could make us more vulnerable to competitive pressures and adverse impact from economic downturns.

Competition for materials and services is intense and could adversely affect Storm Cat:  Major oil companies, independent producers, and institutional and individual investors are actively seeking oil and gas properties throughout the world, along with the equipment, labor and materials required to develop and operate properties. Shortages for equipment, labor or materials may result in increased costs or the inability to obtain such resources as needed. Many of our competitors have financial and technological resources which exceed those available to us.

Storm Cat’s hedging arrangements involve credit risk and may limit future revenues from price increases: To manage our exposure to price volatility associated with the sale of natural gas, we periodically enter into hedging transactions for a portion of our estimated natural gas production. These transactions may limit our potential gains if natural gas prices rise substantially over the price established by the hedge. In addition, such transactions may expose us to the risk of financial loss in certain circumstances, including instances in which:

•      our production is less than expected;

•      the contractual counterparties fail to perform under the contracts; or

•      a sudden, unexpected event, materially impacts natural gas prices.

The terms of our hedging agreements may also require that we furnish cash collateral, letters of credit or other forms of performance assurance in the event that mark-to-market calculations result in settlement obligations to the counterparties, which would encumber our liquidity and capital resources.

In addition, hedging transactions using derivative instruments involve basis risk. Basis risk in a hedging contract occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset is based, thereby making the hedge less effective.

We have minimized ineffectiveness by entering into gas derivative contracts indexed to CIG – Rocky Mountain index price.   As our derivative contracts contain the same index as our sales contracts, this results in hedges that are highly correlated with the underlying hedged item.

The marketability of Storm Cat’s natural gas production is dependent upon infrastructure, such as gathering systems, pipelines and processing facilities, that we do not own or control: The marketability of our natural gas production depends in part upon the availability, proximity and capacity of natural gas gathering systems, pipelines and processing facilities necessary to move our natural gas production to market. We do not own this infrastructure and  are dependent on other entities to provide it.

Storm Cat has a history of net losses and a current working capital deficit:  Since our incorporation in May of 2000, we have experienced annual net losses.  For the year ended December 31, 2007 we had a net loss of $41.0 million and our cumulative net loss from date of incorporation to December 31, 2007 is $57.6 million. There is no guarantee as to when, if ever, we will realize net profits.  At December 31, 2007 we had a working capital deficit of $2.0 million.

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Fluctuations in foreign currency exchange rates could adversely affect the business:  We maintain accounts in U.S. and Canadian dollars. A material decrease in the value of the Canadian dollar relative to the U.S. dollar could negatively impact our results of operations and share price.

Storm Cat depends on certain key personnel:  We depend heavily on the business and technical expertise of our management and key personnel.  There is little possibility that this dependence will decrease in the near term. We carry no “key man” life insurance on any of our executives. As operations expand, we will require additional key personnel and related resources.

Some of Storm Cat’s directors serve as officers and directors of other companies:  Some of our directors are also officers and directors of other companies, including those that are similarly engaged in the business of acquiring, developing and exploiting oil and gas producing properties. Such associations may give rise to conflicts of interest from time to time. Our directors are required by law to act honestly, in good faith and in our the best interest and to disclose any interest that they may have in any competing project or opportunity. Further, we have an internal conflict policy (“Code of Business Conduct and Ethics”) which addresses directors’ conflicts of interest. Under the policy, if a conflict of interest arises at a meeting of the Board, any director with a conflict must disclose his interest and abstain from voting on such matters.

Storm Cat focuses heavily on unconventional plays, which rely on technological advances that in the future may not be effective:  Unconventional resources are reserves from fractured shales, coal seams and tight sand formations and they are a central element of our business model.  The development of unconventional plays may involve greater finding and development costs than conventional plays.  Often, the commercial viability is less known in an unconventional play.  Therefore, the process of developing an unconventional play involves significant expenditures before commercial viability can be ascertained and presents a risk of cost overruns and inadequate gas recovery.

Further, technological innovation is a key component to realizing the economic value of unconventional plays.  We continue to explore and rely on advances in technologies such as drilling, well completion and geophysical technologies that have helped the viability of the unconventional play.

Storm Cat may incur compression difficulties and expense:  As production increases, more compression is generally required to maximize pipeline capacity. In addition to increased capital expenditures associated with the compression infrastructure, production costs also increase from a higher fuel usage associated with additional compression requirements.  Further, the compression process is a mechanical process, and should a breakdown occur, we may be unable to deliver gas until repairs to the machinery are completed.

Storm Cat does not obtain title insurance or other warranties of title with its leases and working interests:  We do not obtain title insurance or other guaranty or warranty of good title for our interests. Title insurance is not available for oil and gas leases. Accordingly, third parties may assert claims against our legal entitlement to our interest.  In order to alleviate this risk, we require a title search and title opinion on all leases prior to drilling. There is no assurance, however, that all title defects will be cured prior to drilling.

Risks Related to Storm Cat’s Common Shares

U.S. Investors may have difficulty effecting service of process against some of Storm Cat’s Canadian directors:  We are incorporated under the laws of the Province of British Columbia, Canada. Consequently, it may be difficult for United States investors to effect service of process in the United States upon our directors or officers who are not residents of the United States, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under the Exchange Act. A judgment of a U.S. court predicated solely upon such civil liabilities would probably be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of such persons, or against us, predicated solely upon such civil liabilities.

Storm Cat is subject to the Continued Listing Criteria of the AMEX and the TSX:  Our common shares are listed on AMEX and the TSX.

In order to maintain our listing on AMEX, we must maintain certain minimum share prices, financial and distribution targets, including maintaining a minimum amount of shareholders’ equity and a minimum number of public shareholders. In addition to objective standards, AMEX may delist the securities of any issuer if in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make further dealings on AMEX inadvisable; if the issuer sells or disposes of principal operating assets or ceases to be an operating company; if an issuer fails to comply with AMEX’s listing requirements; if an issuer’s common shares sell at what AMEX considers a “low selling price” and the issuer fails to correct this via a reverse split of shares after notification by AMEX; or if any other event shall occur or any condition shall exist which makes further dealings with AMEX, in its opinion, unadvisable.

Similarly, if we fail to meet any of the continued listing criteria of the TSX or are not in compliance with all TSX requirements applicable to listed companies, including TSX rules, policies, rulings and procedural requirements and any additions or amendments which may be made thereto from time to time, the TSX may delist our securities.  Without limiting the generality of the foregoing, the TSX requires that we: (i) not issue any securities without the prior consent of the TSX; (ii) not undergo a material change in our business or affairs without the prior consent of the TSX; (iii) file copies of all written correspondence sent to holders of our listed securities with the TSX; (iv) not change the provisions attaching to any warrants, rights or other  outstanding  securities without the prior consent of the TSX; (v) pay all applicable TSX fees; and (vi)  file, at any time upon demand, such other information or documentation concerning our business and affairs as the TSX may reasonably require.

The TSX has the right, at any time, to halt or suspend trading in any of listed securities with or without notice and with or without giving any reason for such action, or to delist such securities, provided that the TSX will not delist the securities without providing us with an opportunity to be heard.

If AMEX or the TSX delists our common shares, investors may face material adverse consequences, including, but not limited to, a lack of trading market for our securities, decreased analyst coverage of its securities, and an inability to obtain additional financing to fund operations.

Storm Cat’s common shares are traded on more than one market and this may result in price variations:  Our common shares are traded on AMEX and on the TSX. Trading in our common shares on these markets is effected in different currencies (U.S. dollars on AMEX and Canadian dollars on the TSX) and at different times, as the result of different time zones, different trading days and different public holidays in the United States and Canada. Consequently, the trading prices of our common shares on these two markets often differ, resulting from the factors described herein as well as differences in exchange rates and from political events and economic conditions in the United States and Canada. Any decrease in the trading price of our common shares on one of these markets could cause a decrease in the trading price of our common shares on the other market.

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Storm Cat’s share price has fluctuated and could continue to fluctuate significantly:  The market price for our common shares, as well as the price of shares of other energy companies, has been volatile. Numerous factors, many of which are beyond our control, may cause the market price of our common shares to fluctuate significantly, such as:

•           Fluctuations in our quarterly revenues and results of operations and those of our publicly held competitors;
•           Shortfalls in operating results from levels forecast by securities analysts;
•           Announcements concerning us or our competitors;
•           Changes in pricing policies by us or our competitors;
•           General market conditions and changes in market conditions in the industry; and
•           The general state of the securities market.

In addition, trading in shares of companies listed on AMEX and the TSX, generally, and trading in shares of energy companies, specifically, has experienced price and volume fluctuations that have often been unrelated or disproportionate to operating performance. These broad market and industry factors may depress our share price, regardless of actual operating results. In addition, if we issue additional shares in financings or acquisitions, our shareholders may experience additional dilution and the existence of more shares could decrease the amount that purchasers are willing to pay for our common shares.

ITEM 1B.  UNRESOLVED STAFF COMMENTS

None.

ITEM 3.  LEGAL PROCEEDINGS

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of the date of this Annual Report on Form 10-K, we are not a party to any material pending legal proceedings. No such proceedings have been threatened and none are contemplated by us.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

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PART II

ITEM 5.  MARKET FOR THE REGISTRANT’S COMMON EQUITY, RELATED SHAREHOLDER MATTERS, AND ISSUER PURCHASES OF EQUITY SECURITIES

The following tables set forth, for each of the quarterly periods indicated, the range of high and low sales prices for our common stock on the AMEX under the symbol “SCU” and the TSX under the symbol “SME”.

SME Quarterly High and Low Market Price for the Two Most Recent Fiscal Years on the TSX (CDN$)
Quarter Ended	High	Low
December 31, 2007	$0.74	$0.53
September 30, 2007	$1.20	$0.64
June 30, 2007	$1.30	$0.93
March 31, 2007	$1.39	$0.83
December 31, 2006	$2.04	$1.35
September 30, 2006	$2.60	$1.50
June 30, 2006	$3.41	$2.11
March 31, 2006	$3.86	$2.85
SCU Quarterly High and Low Market Price for the Two Most Recent Fiscal Years on the AMEX ($ U.S.)
QuaQuarter Ended	High	Low
December 31, 2007	$0.75	$0.54
September 30, 2007	$1.14	$0.72
June 30, 2007	$1.18	$0.80
March 31, 2007	$1.40	$0.73
December 31, 2006	$1.82	$1.16
September 30, 2006	$2.50	$1.34
June 30, 2006	$3.00	$1.85
March 31, 2006	$3.37	$2.38

On March 13, 2008, the last sale price of our common shares as reported on the AMEX was $0.84 per share and the last sale price of our common shares as reported on the TSX was CDN$0.83 per share.

Holders

As of March 13, 2008, the number of record holders of our common shares was 58.

Outstanding Share Data

As of December 31, 2007, we had 81,087,320 shares issued and outstanding. There were also 2,126,582 share purchase, finders fee and agent warrants outstanding, all of which will expire on March 19, 2008 if unexercised.  Additionally, at December 31, 2007 we had 4,645,000 common share options and RSUs outstanding under our Amended and Restated Share Option Plan and Restricted Share Unit Plans combined.  The total amount of common shares authorized for issuance under the plans is 10,000,000 common shares.

Also in 2007, we issued $50.2 million in Series A Subordinated Convertible Notes due March 31, 2012 (the “Series A Notes”) and Series B Subordinated Convertible Notes due March 31, 2012 (the “Series B Notes” and collectively, with the Series A Notes, the “Convertible Notes").  The Convertible Notes are convertible into our common shares at a price of $1.17 per share, as may be adjusted in accordance with the terms of Convertible Notes (as applicable).  If the Notes are fully converted, we will issue an additional 42,901,709 common shares.

During the year ended December 31, 2007, 500,000 options were exercised for gross proceeds of $169,145.  In addition, 157,500 RSUs vested for a total value of $155,015 at the date of vesting.

Issuer Purchases of Equity Securities

We have not repurchased any of our common shares since inception and have no plans to do so in the near future.

Unregistered Sales of Equity Securities and Use of Proceeds

There were no equity securities transactions during the year ended December 31, 2007 that were not registered under the Securities Act, and not previously included in a Quarterly Report on Form 10-Q or in a Current Report on Form 8-K.

Securities Authorized for Issuance Under Equity Compensation Plans

Please see Note 7. Shareholders’ Equity in the Notes to Consolidated Financial Statements for details concerning our equity compensation plan including the total shares authorized,  shares issued, exercised and forfeited.

Dividends

We have not paid any dividends to common stock holders since inception and have no plans to do so in the near future.
-A19-

Stock Price Performance

The following stock price performance graph is intended to allow review of shareholder returns, expressed in terms of the appreciation of our common shares relative to two broad-based stock performance indices. The information is included for historical comparative purposes only and should not be considered indicative of future stock performance. The graph compares the yearly percentage change in the cumulative total shareholder return on our common shares with the cumulative total return of the Standard & Poor’s Composite 500 Stock Index and of the Dow Jones U.S. Exploration and Production Index (formerly Dow Jones Secondary Oils Stock Index) from December 31, 2002 through December 31, 2007.

Figure 8:  Comparison of Five Year Cumulative Total Return
For the Year Ended December 31, 2007

	2002	2003	2004	2005	2006	2007
Storm Cat Energy Corporation (“SME”)	100.0	316.0	2160.0	1352.0	556.0	280.0
S & P’s Composite 500 Stock	100.0	126.4	137.7	141.9	161.2	166.9
DJ U.S. Exploration & Production Index*	100.0	129.4	181.8	298.3	312.1	445.2

*  formerly DJ Secondary Oil Stock Index

The information in this Annual Report on Form 10-K appearing under the heading “Stock Price Performance” is being “furnished” pursuant to Item 201(e) of Regulation S-K under the Securities Act, as amended, and shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, other than as provided in Item 201(e) of Regulation S-K, or to liabilities of Section 18 of the Exchange Act.
-A20-

ITEM 6.  SELECTED FINANCIAL DATA

The following table sets forth certain financial information and is qualified in its entirety by reference to the historical financial statements and notes thereto included in Item 8. Financial Statements and Supplementary Data. The statement of operations and balance sheet data included in this table for each of the five years in the period ended December 31, 2007 were derived from the audited financial statements and the accompanying notes to those financial statements.

In Thousands, except per share amounts	Year Ended December 31,
Financial Information	2007	2006	2005	2004	2003
Statement of Operations Data:
REVENUE:
Natural gas sales	$16,757	$9,444	$4,214	$104	$—
EXPENSES:
Gathering and transportation costs	2,313	1,921	906	39	—
Lease operating expenses	6,132	3,443	2,354	4	—
General and administrative	7,121	3,912	3,662	951	173
Stock-based compensation	1,145	2,783	1,914	—	—
Depreciation, depletion, amortization and accretion	7,976	3,916	1,648	19	—
Impairment of oil and gas properties	27,861	2,027	2,125	—	—
Interest and other misc. expense (income)	6,514	(173)	(27)	—	—
Income tax expense (income)	(1,350)	(1,524)	—	—	—
Total expenses	57,712	16,305	12,582	1,013	173
Net loss	$(40,955)	$(6,861)	$(8,368)	$(909)	$(173)
Net loss per share (1) :
Basic and diluted net loss per share	$(0.51)	$(0.10)	$(0.18)	$(0.04)	$(0.02)
Basic and diluted weighted average shares outstanding	80,912,950	70,429,219	47,321,481	21,455,630	11,236,892

Working capital	$(2,061)	$(15,594)	$18,445	$2,257	$566
Total assets	132,566	111,964	56,957	5,743	488
Short-term liabilities	12,040	29,061	12,709	601	30
Long-term liabilities	95,147	21,221	793	79	—
Shareholders’ equity	25,379	61,682	43,455	5,063	458
Cash dividends declared per common share	$—	$—	$—	$—	$—

Operating Data
Production Volumes:
Gas (Mcf)	3,154.3	1,606.2	693.5	17.3	—
Average sales price before hedging:
Per Mcf	$3.54	$5.19	$6.08	$6.01	$—
Average sales price after hedging:
Per Mcf	$5.31	$5.88	$6.08	$6.01	$—
Total Proved Reserves:
Gas (Mcf)	44,488.0	25,015.3	10,009.9	458.2	—
Estimated future net cash flow	$132,794.5	$41,945.0	$37,461.0	$1,011.0	$—
Estimated future net cash flow, discounted at 10%	$98,425.1	$32,036.4	$29,017.2	$807.0	$—

(1)           The effect of the two for one stock split on March 31, 2005 is retroactively applied to all historical share and per share data.

-A21-

ITEM 7.  MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, the terms “Storm Cat,” we”, “us,” “our” and the "Company”, when used herein refer to Storm Cat Energy Corporation, together with its operating subsidiaries. When the context requires, we refer to these entities separately. The following Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company should be read in conjunction with the Consolidated Financial Statements and notes related thereto included in this Annual Report on Form 10-K.

Overview

Our business is to develop, produce and sell natural gas from our predominantly unconventional natural gas resource properties in the PRB, the Arkoma Basin, Elk Valley - British Columbia, the WCSB and Cook Inlet - Alaska, almost all of which we operate.

In 2007, we achieved several record financial and operating results:

•	Average daily production was 8.641 MMcf/d, a 96% increase over 2006 average daily production.
•	Year end proved reserves were 44.5 Bcf, a 78% increase over 2006 year end proved reserves.
•	Our estimated discounted future net cash flow of proved reserves discounted at 10% was $98.4 million, an increase of 208% over 2006.
•	Our reserve replacement ratio was 718% in 2007.
•	Our total net revenue from gas sales was $16.8 million, a 77% increase over 2006.

We are even more pleased that the foregoing results were achieved notwithstanding a very difficult commodity price environment covering almost all of our operations.  2007 presented several challenges to the Rocky Mountain producing region and, specifically, our PRB operations.

First, insufficient pipeline takeaway capacity created difficult “gas-on-gas” competition throughout much of the year, resulting in significant natural gas price deterioration in the Rockies.  The Rocky Mountain basis differential to NYMEX (i.e., Henry Hub, Louisiana) averaged $3.03/MMBtu for 2007 as compared to $1.38/MMBtu for 2006.  This difficult price environment forced us to reprioritize our capital budget with the goal of bringing most of our production growth on line at the end of 2007 rather than sequentially throughout the year.

Second, force majeure related to a September 16, 2007 fire on the Cheyenne Plains interstate gas pipeline reduced Rockies take-away capacity even further, deteriorating already reduced Rockies gas prices.  For example, the First of the Month pricing for Colorado Interstate Gas – Rocky Mountains for October 2007 was $1.11/MMBtu compared to the NYMEX price of $6.43 per MMBtu for the corresponding period.  As a consequence, we were forced to curtail our production in the third and fourth quarters of 2007.  Fortunately, our hedging allowed us to partially mitigate the impacts of this price collapse and deliverability curtailment.

Finally, certain pipeline interruptions and operational delays occurred in the fourth quarter within our operating areas in the PRB that impacted our ability to maximize production from our properties.  Impacts of interruptions and delays are still being experienced in the first quarter of 2008, but we believe that we will ultimately recover fully from these impacts.

The negative impacts of “gas-on-gas” competition within the Rockies have been mitigated recently with the start up of a portion of the Rockies Express Pipeline (“REX”), a pipeline that, when fully operational in late 2009, will extend from Cheyenne, Wyoming to eastern Ohio and add 25% more take-away capacity to the Rocky Mountain natural gas market.  Additional proposed pipeline projects in the Rockies, if constructed, would mitigate possible future “gas-on-gas” competition.  The REX pipeline will make the U.S. gas markets more integrated and efficient, significantly reducing the basis differentials experienced in the Rockies in 2007 over the next few years.

Our Ability to Continue to Grow

Our primary responsibility is to create shareholder value.  We create shareholder value by investing our capital resources in projects with attractive rates of return that allow us to continue to grow.  Our ability to continue to grow is dependent upon three main variables:  (1) our assets; (2) access to capital; and (3) commodity prices.

Our Assets

In Items 1 and 2. Business and Properties of this Annual Report on Form 10-K, we discuss the five areas where we hold assets.  Of those five areas, three represent our core areas – the PRB, the Fayetteville Shale and Elk Valley.  Subject to qualifications regarding geology and engineering, the PRB, Fayetteville Shale and Elk Valley assets provide critical pathways to continue to grow our Company.

-A22-

Powder River Basin

Our PRB asset base has been our growth vehicle to date.  As shown in Figure 9, our PRB production grew initially through acquisitions and since our acquisition in the fall of 2006 our growth has been through the drill bit.  In 2007, we invested $23.6 million in capital on our drilling and completion activities in the PRB and grew proved reserves there by 18.3 Bcf after consideration of production of 3.154 Bcf in 2007.  Our resulting organic finding and development cost (“F&D”) of $1.29/Mcf is significantly better than the market trend of $2.79/Mcf.

Figure 9:  Aggregate Gross Wellhead Production from Powder River Basin Assets

While our current inventory of drilling locations in the PRB will be depleted in late 2009, we will continue to look for “bolt-on” acquisition opportunities within the PRB that compliment our current acreage position and allow continued deployment of our technical expertise.

Our $23.6 million investment in our PRB operations is divided into drilling and completion, acquisitions, and maintenance activities as follows:

•
Drilling and Completion.  $21.7 million to add 107 wells, of which $1.2 million was incurred for permitting, staking and water management plans for the 2007 and 2008 drilling programs and $2.6 million was related to our 2006 activities.

•	Maintenance. Approximately $1.9 million on roads, water management infrastructure upgrades and well repair and maintenance.

Fayetteville Shale

Our Fayetteville Shale position provides significant opportunity for growth in 2008 and beyond.  We were encouraged not only by our geologic successes in 2007 with the drilling of our first three wells but also by our engineering and operational achievements and efficiencies we experienced in the drilling of those wells.  Moreover, we were able to book proved reserves for the project at December 31, 2007.  We have assigned the highest priority to the Fayetteville Shale in our 2008 capital budget.

Our task will be to expand the producing fairway to the North and West from the fairway established by Southwestern Energy (see Figure 4).  In comparison to the producing fairway, our acreage is shallower.  With less depth will be lower pressures, but, conceivably better permeability.  Moreover, the reservoir is thicker in our area than in the deeper parts of the producing fairway.  Our initial wells suggest productivity characteristics consistent with our expectation.

We invested $12.2 million in 2007 in our Fayetteville Shale operations on drilling and completion, acquisitions and well site preparation as follows:

•	Drilling and Completion. $11.1 million to drill and complete three operated wells and costs associated with 16 non-operated wells; and

•	Acquisitions. $1.1 million to acquire 4,283 gross and 4,283 net acres, over 100% of which is undeveloped, and legal and title work associated with integration.

Assuming success in our project and access to capital, we anticipate drilling 12 gross / eight net wells in our Fayetteville acreage in 2008.  In 2009, we anticipate drilling 24 gross / 16 net wells.  Fayetteville provides a very attractive growth opportunity for us for several years if we are able to achieve repeatable success across the prospect.

Our Fayetteville position also provides diversity to our asset base and partially mitigates the commodity price exposure we had in 2007 by being a Rockies producer only.  Commodity pricing will be tied to the Centerpoint East market index, which has traded at a basis differential to NYMEX in the $0.70 to $0.80/MMBtu range in past year as compared to the $3.03/MMBbtu basis differential for Rockies gas in 2007.  Moreover, the construction of additional pipeline infrastructure in the Fayetteville area should  afford us sufficient takeaway capacity in the foreseeable future.

Recent transactions in the Fayetteville have resulted in significantly higher per acre pricing.  Notwithstanding, we continue to look for opportunities to expand our position.  The process of integrating drilling units provides the immediate opportunity to add additional interests in our developing areas.  Discussions continue with other interest owners concerning acquisitions or trades in the area.  Notwithstanding the significant run-up in pricing, we will continue to look for opportunities to add to our position; our low entry point cost into the play continues to afford us significant value appreciation in our holdings.

-A23-

Elk Valley

As stated in Items 1 and 2. Business and Properties above, our challenge in Elk Valley is that tectonic activities associated with our geologic setting have significantly altered the permeability in the coal seams.  Commercial productivity is conditioned upon inducing or connecting permeable pathways into our wellbores to allow the extraction of water and resulting desorption of natural gas from the coal seams.

In response to this permeability challenge, in 2006 we designed the drilling and completion of the five producing wells we drilled to aggressively stimulate the coal seams, in contrast to the efforts of the prior operator.  Our hydraulic fracturing treatments combined significantly higher fluid volumes and sand volumes with significantly higher pump rates, methods that have met with significant success in the shale resource plays in the United States such as the Barnett Shale and Fayetteville Shale.  Results from our drilling and stimulation approach are shown graphically in Figure 10, a graph showing water and gas production history from the commencement of the prior operator’s activities to date.  As shown, the prior operator’s five producing wells produced, in the aggregate, 300 to 750 BWPD and gas production ranged from 250 to 500 Mcf/d during the prior operations.  Our actions show that we have produced 2,000 to 2,500 BWPD and upwards of 1,300 Mcf/d from the nine producing wells during our operating period.  We are encouraged that this step-change in water and gas producing rates suggests that we have induced more permeability and connectivity into the coal seams, suggesting we may have contacted a greater reservoir area. It is axiomatic in coal bed natural gas development that water begets gas.  The more water we can remove, it follows that more gas should be desorbed and produced.

Presently, we continue to progress in our dewatering efforts.  To avoid migrating coal fines and sloughing of hydraulic fracture sand, we intentionally have not withdrawn water at maximum rate.  A column of water remains in the wellbores that exerts hydrostatic pressure against the coal seams, particularly the lower coal seams.  While we believe we are making progress on dewatering, we will not be in a position to fully evaluate this project’s potential until we have fully lowered the column of water in each wellbore and are able to observe the rate and volume of natural gas that can be desorbed and produced from all coal seams.

Figure 10:  Elk Valley Aggregate Production

In addition, we are permitted to surface discharge the fresh water produced from our dewatering activities from our existing wells.  We continually explore alternatives to our water management and coordinate closely with British Columbia regulatory authorities overseeing our operations.  Efficient and environmentally responsible methods for water management are essential for the viability of this project.

We invested approximately $9.1 million in Elk Valley to finish completion and production initiation of five wells drilled in 2006, and for dewatering operating expenses, miscellaneous repairs and maintenance, and line projects.

In summary, significant progress was made on the project during 2007.  However, we believe that in order to fully assess the gas production potential of the project, fluid levels in the producing wellbores must be lowered from the upper coal seams to below the bottom coal seams.  This will then allow evaluation of the unrestricted productive potential (water and gas) of all completed coal seams.

Western Canadian Sedimentary Basin

We invested approximately $1.3 million in Alberta on the drilling and completion of two wells and the associated geologic and geophysical costs.
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Access to Capital

Our ability to grow is dependent upon our ability to access capital. We will continue to focus on methods to improve our balance sheet and improve liquidity to drive growth.  Our capital resources are limited and we lack sufficient liquidity to make meaningful additions via acquisition.  We, therefore, might find it necessary to seek additional capital from sources other than the Credit Facility.

In early 2007, we completed a $50.2 million capital raise upon the closing of the Convertible Notes as described in further detail below.  The Convertible Notes convert at a common share price of $1.17.  We may force conversion at a sustained stock price of $2.05 per share beginning 18 months after issuance.  Our goal is to move our stock price to the forced conversion price through the execution of our business plan and recognition in the market of the successes created by execution of that plan.

On December 27, 2007, we announced the refinancing of our existing credit facility from JPMorgan Chase Bank, N.A. with a new $80.0 million Credit Facility from Regiment Capital Advisors LLC and Wells Fargo Foothill (described in further detail below).  This Credit Facility combined with our estimated free cash flow may provide us liquidity to execute a $38.2 million capital expenditure budget for 2008.  With an additional $25.0 million capacity through borrowing base growth, and assuming that such growth occurs, we anticipate that capital could be available under the Credit Facility to execute a 2009 capital budget.

Commodity Prices

Given our debt levels and the need to access capital and cash flow to fund our capital budget, we hedge a significant portion of our production when we observe the opportunity to implement opportunistic hedges.  While there is risk we may not be able to realize the full benefit of rising prices, we will continue our hedging strategy because of the benefits provided by predictable, stable cash flow, including:

•	the ability to more efficiently plan and execute our capital program, which facilitates predictable production growth;
•	the ability to forecast and plan our cash flow;
•	the ability to access capital; and
•	the ability to achieve more consistent rates of return on investments.

To this end, we have entered into swap agreements covering 80% of our mid-year 2007 forecasted 2008 and 2009 production from proved developed properties.  The following chart summarizes the hedges:

             Figure 11:  Percent Hedged                            Figure 12:  Hedge Price

We will continue to look for opportunities to enhance our commodity prices and limit our downside risks.

-A25-

RESULTS OF OPERATIONS

Comparison of Financial Results and Trends Between 2007 and 2006

Selected Operating Data:	Year Ended December 31,
	2007	2006	$ Change	% Change
Net natural gas sales volume (MMcf)	3,154.3	1,606.2	1,548.1	96.4%

Natural gas sales (In Thousands)	$16,757	$9,444	$7,313	77.4%

Average sales price (per Mcf)	$5.31	$5.88	$(0.57)	(9.6)%

Additional data (per Mcf):
Gathering and transportation	$0.73	$1.20	$(0.47)	(39.2)%
Operating expenses:
Lease operating expenses	$1.54	$1.43	$0.11	7.7%
Ad valorem and property taxes	$0.40	$0.71	$(0.31)	(43.7)%
Depreciation, depletion, amortization and accretion expense	$2.49	$2.44	$0.05	2.1%
Asset impairment	$8.83	$1.26	$7.57	600.8%
General and administrative expense, excluding stock-based compensation and gain on sale of property	$2.26	$2.55	$(0.29)	(11.4)%
Stock-based compensation	$0.36	$1.73	$(1.37)	(79.2)%

Natural Gas Sales.  Increased natural gas sales are a direct result of increased production from our successful drilling activities over the past year and from an acquisition made in the third quarter of 2006.  Volume increases offset the decline in Rocky Mountain natural gas prices and declining production from existing wells.

Gathering and Transportation.  Gathering and transportation expenses increased approximately $0.4 million from $1.9 million in 2006 to $2.3 million in 2007.  The increase in total expense was a direct result of increased production volumes.  Gathering expense per Mcf decreased as the per Mcf fuel use charge, which is based directly on natural gas prices, decreased along with the price of natural gas.

Lease Operating Expenses. Lease operating expenses (excluding taxes) increased to $4.8 million in 2007 from $2.4 million in 2006.  The increase is primarily a result of additional wells added from our successful drilling program and from an acquisition made in the third quarter 2006.  Lease operating expenses increased $0.11 per Mcf from 2006 to 2007.  Most of this increase was due to initial operating expenses incurred after new wells were placed on production.

Ad Valorem and Property Taxes. Ad valorem and property taxes increased approximately $0.2 million to $1.3 million in 2007 compared to $1.1 million in 2006.  The increase resulted from gas volume increases over the past year.  Ad valorem and property taxes as a percentage of natural gas sales decreased from 11.1% in 2006 to 7.9% in 2007.  Additionally, the decrease in ad valorem and property tax on a per Mcf basis between 2006 and 2007 was due to lower gas prices in the PRB in 2007.  Volatility in gas sales prices has been normalized by our hedge contracts, but the valuation for taxes is based on market price.

Depreciation, Depletion, Amortization and Accretion. Depreciation, depletion and amortization increased by $4.1 million to $8.0 million in 2007 compared to $3.9 million in 2006.  This increase resulted from increased production resulting from our successful drilling activities over the past year and from an acquisition made in the third quarter of 2006.  The per Mcf rate increased marginally primarily due to additions to the reserve estimate.

Asset Impairment.  We calculated the ceiling value of our proved reserves based upon the September 30, 2007 market price for natural gas of $1.9855 per MMBtu at the Colorado Interstate Gas (“CIG”) – Mainline index and the impact of our natural gas hedges.  At that date, our full cost pool exceeded this calculated ceiling value by $27.8 million.  Therefore, we recognized an impairment of $25.0 million against the book value of our proved properties. Also in the third quarter of 2007, we evaluated our Alberta, Canada unproved properties.  Using the lower of cost basis or market value test, we recognized an impairment of $2.8 million against the book value of our unproved Alberta properties.

General and Administrative Expense.  Net general and administrative expense increased $1.6 million to $8.3 million in 2007 compared to $6.7 million in 2006.  One of the largest components of the increase is attributed to salaries and related benefits and taxes which totaled $3.4 million in 2007 compared to $2.5 million in 2006; an increase of $0.9 million.  The increase in salaries was attributable to additional salaries and bonuses paid in 2007, and a $0.36 million severance payment made to our former President and CEO.  Stock-based compensation decreased $1.6 million to $2.8 million in 2006 from $1.2 million in 2007 primarily due to a decline in our stock price from period-to-period, and the change in accounting method to expense Canadian dollar options granted to U.S. employees using the liability method. Finally, capitalized overhead and other general and administrative costs decreased $2.1 million from 2006 to 2007.

	Year Ended December 31,
	2007	2006	$ Change	% Change
General and administrative expense	$7,121	$6,168	$953	15.5%
Stock-based compensation	1,145	2,783	(1,638)	(58.9)%
Capitalized overhead	—	(2,071)	2,071	—
Gain on sale of property	—	(185)	185	—
General and administrative expense, net	$8,266	$6,695	$1,571	23.5%

Income Tax.  The income tax benefit realized in 2007 was $1.35 million.  This is a tax benefit that is passed on to our flow-through shareholders.  The flow-through shareholders pay a premium above market for their shares in order to have this tax benefit.  This premium is reduced in equity and recorded as a liability.  As the capital obligation is spent, the liability is reduced and an income tax benefit is recorded to the income statement.

Interest Expense.  Interest expense during 2007 relates primarily to amounts borrowed pursuant to the Credit Agreement, dated as of July 28, 2006, by and between Storm Cat, Storm Cat (USA) and JPMorgan Chase Bank, N.A., as Global Administrative Agent (the “JPMorgan Facility”) and our Convertible Notes.  The Convertible Notes were not in place in 2006, and the JPMorgan Facility was not established until late July 2006.
-A26-

Expected Future Trends.  We expect continued increases in revenue, lease operating expenses and interest expense resulting from planned capital expenditures and wells coming on production.   We also expect ongoing significant capital expenditures in order to explore and develop our current acreage.

Unproved Properties

The cost of our unproved properties, net of impairments, by state and by cost center, are as follows:

	Year Ended December 31,
In Thousands	2007	2006
Wyoming	$9,971	$22,519
Alaska	—	4,883
Arkansas	5,168	4,528
Total U.S. unproved properties	15,139	31,930
Total Canada unproved properties	36,299	22,943
Total unproved properties	$51,438	$54,873

 Comparison of Financial Results and Trends Between 2006 and 2005

Selected Operating Data:	Year Ended December 31,
	2006	2005	$ Change	% Change
Net natural gas sales volume (MMcf)	1,602.2	693.5	912.7	131.6%

Natural gas sales (In Thousands)	$9,444	$4,214	$5,230	124.1%

Average sales price (per Mcf)	$5.88	$6.08	$(0.20)	(3.3)%

Additional data (per Mcf):
Gathering and transportation	$1.20	$1.31	$(0.11)	(8.4)%
Operating expenses:
Lease operating expenses	$1.43	$2.62	$(1.19)	(45.4)%
Ad valorem and property taxes	$0.71	$0.78	$(0.07)	(9.0)%
Depreciation, depletion, amortization and accretion expense	$2.44	$2.38	$0.06	2.5%
Asset impairment	$1.26	$3.06	$(1.80)	(58.8)%
General and administrative expense, excluding stock-based compensation and gain on sale of property	$2.55	$5.28	$(2.73)	(51.7)%
Stock-based compensation	$1.73	$2.76	$(1.03)	(37.3)%

Natural Gas Sales.  The volume increase resulted primarily from acquisitions and successful drilling over the past year that produced new sales volumes that offset the natural decline in production.

Gathering and Transportation.  Gathering and transportation expenses increased approximately $1.0 million from $0.9 million in 2005 to $1.9 million in 2006.  The increase in total expense was a direct result of increase production volumes.  The decrease on a per Mcf basis is attributed to economies realized in transporting greater volumes.

Lease Operating Expenses. Lease operating expenses (excluding taxes) increased approximately $0.6 million to $2.4 million in 2006 compared to $1.9 million in 2005.  The increase resulted primarily from costs associated with new property acquisitions and drilling in the current year.  Lease operating expenses as a percentage of natural gas sales decreased from 44.0% during 2005 to 25.4% in 2006 as lease operating cost increases did not keep pace with volume increases.

Ad Valorem and Property Taxes. Ad valorem and property taxes increased approximately $0.5 million to $1.1 million in 2006 compared to $0.5 million in 2005.  The increase resulted from gas volume increases over the past year.  Ad valorem and property taxes as a percentage of natural gas sales decreased from 12.8% during in 2005 to 11.1% in 2006.  Ad valorem and property tax per Mcf decreased due to production volume increases.

Depreciation, Depletion, Amortization and Accretion. Depreciation, depletion, and amortization increased by $2.1 million to $3.7 million during in 2006 compared to $1.6 million in 2005.  This increase resulted from increased production from recent acquisitions, increased capital costs and an increase in the DD&A rate.  The per Mcf rate increased marginally by $0.03 from $2.28 in 2005 to $2.31 in 2006 primarily due to additions to the reserve estimate.  Accretion expense increased by $0.1 million to $0.2 million in 2006 from $0.1 million in 2005.  This increase was the result of additional drilling in the PRB and Elk Valley as well as the acquisition of properties in the PRB.
-A27-

General and Administrative Expense.  Net general and administrative expense increased $1.3 million to $6.9 million in 2006 compared to $5.5 million in 2005.  One of the largest components of the increase is attributed to salaries and related benefits and taxes which totaled $2.4 million in 2006 compared to $1.3 million in 2005.  The increase in salaries was attributable to an increase in the employee base, from 15 employees in 2005 to 27 employees in 2006, resulting from our continued growth.  Additionally, Sarbanes-Oxley and audit fees increased by $0.3 million, director and officer insurance increased by $0.2 million, legal fees increased by $0.2 million and bank fees increased by $0.3 million (primarily related to the amortized portion of up-front fees associated with the JPMorgan Facility, all of which were the result of growth and fund-raising activities in 2006). Stock-based compensation increased $0.9 million to $2.8 million in 2006 from $1.9 million in 2005 primarily due to an increase in the number of employees between periods.  Capitalized overhead increased by $1.5 million to $2.1 million in 2006 from $0.6 million in 2005.  This increase in capitalized overhead was due to a combination of increases in the number of operated properties, new acquisitions, stepped-up drilling activity and the associated increased employee costs in 2006.

	Year Ended December 31,
	2006	2005	$ Change	% Change
General and administrative expense	$6,168	$4,254	$1,914	45.0%
Stock-based compensation	2,783	1,914	869	45.4%
Capitalized overhead	(2,071)	(592)	(1,479)	249.9%
Gain on sale of property	(185)	—	(185)	100.0%
General and administrative expense, net	$6,695	$5,576	$1,119	20.1%

Income Tax.  The income tax benefit realized in 2006 was $1.3 million.  This benefit is from spending capital that qualifies for immediate tax deduction and, in turn, this tax benefit is passed on to our flow-through shareholders.  In order to have this tax benefit, the flow-through shareholders pay a premium above market for their shares.  This premium is reduced in equity and recorded as a liability.  As the capital obligation is spent, the liability is reduced and an income tax benefit is recorded to the income statement.  Our flow-through share liability was fully spent by December 31, 2007.

Interest Expense.  Interest expense during 2006 consists primarily of interest expense related to the JPMorgan Facility.  The JPMorgan Facility was not in place in 2005.

Additional Comparative Data

Information regarding natural gas production revenues:

	Change Between Years
Revenues in Thousands	2007 and 2006	2006 and 2005
Increase in natural gas production revenues (including hedges)	$7,313	$5,230
Components of natural gas revenue increases (decreases):
Realized price change per Mcf (including hedges)	$(0.57)	$(0.20)
Realized price percentage change	(9.6)%	(3.2)%
Production change (MMcf)	1,548.1	912.7
Production percentage change	96.4%	131.6%

Information regarding the effects of natural gas hedging activity:

	Year Ended December 31,
Revenues in Thousands	2007	2006	2005
Percentage of gas production hedged	72.8%	22.8%	—%
Natural gas volumes hedged (MMBtu)	2,295.5	366.5	—
Increase (decrease) in gas revenue from hedges	$5,589	$1,102	$—
Average realized gas price per Mcf before hedging	$3.54	$5.19	$6.08
Average realized gas price per Mcf after hedging	$5.31	$5.88	$6.08

Commodity Price Sensitivity Analysis

As the following table indicates, our operations are highly sensitive to changes in commodity prices.

	Year Ended December 31, 2007
In Thousands	Change in PV-10 Revenue	Change in PV-10 Expenses	Change in PV-10 Net Cash Flow
10 % increase in price ($6.06 to $6.666 or $5.454 per Mcf)	$15,675	$3,919	$11,756

The discounted PV-10 revenue increase or decrease resulting from a 10% change in the December 31, 2007 year-end average price for the sale of our natural gas ($6.06) would be $15.7 million.  The associated expenses discounted at 10% would change by $3.9 million.  Therefore, net discounted PV-10 cash flow would change by $11.8 million.

-A28-

LIQUIDITY AND CAPITAL RESOURCES

Our primary sources of liquidity are cash provided by operating activities, borrowings under our Credit Facility, our Convertible Notes offering completed in 2007 and sales of equity.   Exploration and development expenditures have generally been funded from debt and equity offerings.  Our current $80.0 million Credit Facility provides liquidity to fund our 2008 capital budget.  This assumes the borrowing base determined by the bank is not adversely affected by lower commodity prices, a reduced level of proved reserves or a reduction in cash flows.  We also must remain in compliance with all loan covenants to continue to have access to capital under the Credit Facility.

The following table summarizes our cash flows from operating, investing and financing activities for each of the three years ended December 31, 2007, 2006 and 2005.

	Year Ended December 31,
In Thousands	2007	2006	2005
Net cash used in operations	$(7,232)	$(2,687)	$(2,272)
Net cash used in investing activities	(63,212)	(70,738)	(15,733)
Net cash provided by financing activities	64,191	48,947	44,920
Effect of exchange rate changes on cash	2,087	275	(78)
Net cash flow	$(4,166)	$(24,203)	$26,837

Operating activities.  Net cash used in operating activities increased by $4.5 million during the year ended December 31, 2007 as compared to the corresponding period in 2006.  The change is primarily due to interest expense incurred in 2007.  Total year-to-date interest expense in 2007 was $4.7 million, as compared to $0.4 million in 2006.  We also had additional general and administrative expense of $0.9 million.  This was offset by an increase of $3.9 million in operating income.

Investing activities.  Net cash used in investing activities was $63.2 million, a decrease of $7.5 million from the year ended December 31, 2006 to the corresponding period in 2007.  Capital spending was higher in 2006 due to a $30.6 million acquisition in Wyoming during the third quarter of 2006.  $46.2 million was invested in our capital projects, $8.4 million related to differences in accruals from 2006 to 2007, $4.5 million related to foreign currency exchange rate fluctuations, and $4.1 million related to lease rentals, capitalized interest and non-project capital.

Financing activities.  Net cash provided by financing activities increased $15.2 million from the year-ended December 31, 2006 to the corresponding period in 2007.  The increase is primarily the result of proceeds received from the issuance of the Convertible Notes issued in 2007 in the amount of $50.2 million and additional funds drawn on the Credit Facility.  In 2006, $27.5 million was drawn under the JPMorgan Facility to fund the Wyoming acquisition and a private placement of 13,767,776 common shares was completed in September 2006 for proceeds of $19.3 million.

Working Capital Deficit

At December 31, 2007 our current liabilities of approximately $12.0 million exceeded current assets of $10.0 million resulting in a working capital deficit of $2.0 million.  This compares to a working capital deficit of $15.6 million as of December 31, 2006.  Current liabilities as of December 31, 2007 consisted of trade payables of $5.8 million, revenues due third parties $1.7 million, accrued capital and other liabilities of $4.1 million, interest payable of $0.1 million and a stock-based compensation liability of $0.4 million.

Credit Facility

On December 27, 2007, Storm Cat (USA) entered into the Credit Agreement (the "Credit Agreement") to provide for the new Credit Facility.  Additionally, Storm Cat agreed to guarantee the obligations of Storm Cat (USA) under the Credit Facility.  The Credit Facility consists of a term loan facility in an aggregate principal amount of $30.0 million and a revolving facility in an aggregate principal amount of $50.0 million.  Our current borrowing base is $55.0 million under the Credit Facility.  The Credit Agreement provides for a semi-annual evaluation of such amount, determined based on our oil and natural gas reserves.

Each loan under the Credit Facility bears interest at a base rate or Eurodollar rate, as we request, plus an applicable percentage based on our usage of the facility.  The applicable margin above the base rate and the Eurodollar rate for the term loan is 5.75% and 7.00%, respectively.  The applicable margin above the base rate and the Eurodollar rate for the revolving Credit Facility ranges from 0.75% to 1.25% and 2.00% and 2.50%, respectively, in each case depending on our usage under the borrowing base.  Interest on funds drawn will be paid monthly, except that interest on loans based on the Eurodollar rate will be payable at the end of each Eurodollar interest period.

A detailed discussion of our Credit Facility is provided in Note 5. Bank Credit Facility of the Notes to the Consolidated Financial Statements.

In connection with the refinancing in December, we expensed the remaining $1.0 deferred financing fees related to the JPMorgan Facility that was replaced by the $80.0 Credit Facility.

Due to pipeline interruptions and delays which affected our fourth quarter 2007 and first quarter 2008 production, it is probable that we will not meet our minimum daily average production covenant of 16.8 MMcf/d for the first quarter 2008 as required by the Credit Agreement.  We are currently in discussion with our lenders to amend or waive this covenant.

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Convertible Notes

On January 19, 2007, we entered into a Series A Note Purchase Agreement for the private placement of Series A Notes in a total aggregate principal amount of $18.5 million and a Series B Note Purchase Agreement for the private placement the Series B Notes in a total aggregate principal amount of $31.7 million.  The Convertible Notes were bifurcated because a shareholder vote was required for issuance above the amount issued under the Series A Notes.  The Series A Notes and the Series B Notes are convertible into our common shares at a price of $1.17 per share, as may be adjusted in accordance with the terms of the Series A Notes or the Series B Notes (as applicable), and we may force the conversion of the Series A Notes or the Series B Notes (as applicable) at any time 18 months after the closing date of the applicable issuance that our common shares trade above $2.05, as may be adjusted, for 20 days within a period of 30 consecutive trading days.  On the day of the agreement, the $1.17 conversion price was at premium to our closing stock price of $1.00.  The Series A Notes and the Series B Notes bear interest at a rate of 9.25% per annum.  Interest is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on June 30, 2007.

Further detail of the agreement between us and the holders of the Series A Notes and the Series B Notes is disclosed in the Note 6. Convertible Notes of the Notes to the Consolidated Financial Statements.  We also filed three Form 8-Ks on January 25, February 5, and April 5, 2007 which provided further information about this transaction.

Additional Financing

We are constantly investigating participation opportunities in additional exploration and development projects.  If new project interests are identified, we will require additional funds for acquisition and exploitation and development of these new projects.

Off Balance Sheet Arrangements

We do not have any investments in unconsolidated entities or persons that could materially affect the liquidity or the availability of capital resources.  Any amounts due to off balance sheet arrangements that we have entered into are included in the table of contractual obligations and commitments in the section that follows.

Contractual Obligations

The table that follows summarizes our obligations and commitments to make future contractual payments as of December 31, 2007.  We have not guaranteed the debt or obligations of any third party, nor do we have any other arrangements or relationships with other entities that could potentially result in unconsolidated debt or losses.

In Thousands	Total	< 1 Yr.	1-3 Yrs.	3-5 Yrs.	> 5 Yrs.
Convertible Notes payable (1):
Principal	$50,195	$—	$—	$50,195	$—
Interest	20,171	4,746	14,238	1,187	—
Credit Facility (2):
Principal	43,000	—	—	43,000	—
Interest	16,874	—	—	16,874	—
Derivative contract liabilities (3)	183	—	183	—	—
Gas transportation commitments (4)	19,970	950	16,720	2,300	—
Operating leases (5)	583	292	291	—	—
Total contractual obligations	$150,976	$5,988	$33,432	$113,556	$—

(1)	Reflects the principal and interest due on our Convertible Notes. The Convertible Notes will mature on March 31, 2012, unless earlier converted, redeemed or repurchased.

(2)
Reflects the principal balance payable to Wells Fargo Foothill at December 31, 2007.  Interest calculated on the Credit Facility is through September 27, 2011 (the maturity date of the Credit Facility, which may be extended to December 27, 2012 in the event the Convertible Notes are entirely converted into equity, with no remaining cash payment obligations or are refinanced with a maturity date not earlier than June 27, 2013).

(3)
We have entered into swaps to hedge our exposure to natural gas price fluctuations.  As of December 31, 2007, fixed prices specified by these swaps generally exceeded the market price, resulting in a current unrealized gain of $1.76 million and long-term unrealized loss of $0.18 million.   If market prices are higher than the contract prices when the cash settlement amount is calculated, we are required to pay the contract counterparties.  While such payments generally will be funded by higher prices received from the sale of our production, timing differences between our receipt of sales from production and payment due to counterparties can result in draws on our revolving Credit Facility.

(4)
We have entered firm transportation contracts with various pipelines for various terms through 2013.  Under these contracts, we are obligated to transport minimum daily gas volumes, as calculated on a monthly basis, or pay for any deficiencies at a specified rate.  We also have field gathering, compression and transportation agreements that contain financial obligations requiring a minimum level of fees through a fixed period.

(5)	Reflects operating leases for office rent and office equipment (primarily copier leases) for our U.S. and Canadian offices.

The above table does not include asset retirement obligations as discussed in Note 1. Summary of Significant Accounting Policies of the accompanying Consolidated Financial Statements, as we cannot determine with accuracy the timing of such payments.  We have no forward sales contracts as of December 31, 2007.

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Other Developments in 2007

Senior Management Transition

On April 9, 2007, our former President and CEO resigned.  On July 2, 2007, Joseph M. Brooker was appointed CEO and Director and Keith Knapstad, who had been acting as interim President and CEO during the transition, was named President and COO.

On July 31, 2007, our Vice President of Canadian and International Development out of our Calgary office, resigned.  We chose not to hire a replacement for this position.

Significant Developments Since 2007

On January 10, 2008, we entered into another commodity swap cash settlement transaction.  The outstanding quantity committed to the swap is 4,020 MMBtu’s per day beginning January 1, 2009 through December 31, 2009.  The total quantity is 1,464,000 MMBtu’s.  The fixed price in the agreement is $7.00 per MMBtu (CIG pricing).

On January 24, 2008, we granted an additional 1,802,000 stock options to employees and directors.  The options have an exercise price of $0.70 (U.S.) and vest over a period of 24 months for employees and 18 months for directors.

On February 6, 2008, the S-1 registration statement we filed on October 30, 2007 relating to the common shares that would be issued upon the conversion of the certain of the Series A and the Series B Notes became effective.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

In December 2005, we adopted the U.S. dollar as our functional and reporting currency because the majority of our activity is conducted in U.S. dollars.  We believe this will facilitate a more direct comparison to other North American exploration and development companies.  Prior to December 2005, we presented our financial statements using generally accepted accounting principles in Canada, and utilized the Canadian dollar as our functional and reporting currency.

Critical accounting estimates used in the preparation of the financial statements include our estimate of the value of stock-based compensation.  These estimates involve considerable judgment and are, or could be, affected by significant factors that are out of our control.  See Note 1. Summary of Significant Accounting Policies of the Notes to Consolidated Financial Statements for further discussion.

Accounting for Oil and Gas Reserves

We follow the full cost method of accounting whereby all costs related to the acquisition and development of oil and gas properties are capitalized into a cost center, on a country-by-country basis, referred to as a “full cost pool.”  We currently have two full cost pools; one in the United States and one in Canada.  Depreciation, depletion and amortization of oil and gas properties is computed using the units-of-production method based upon estimated proved oil and gas reserves.  Under the full cost method of accounting, costs to be amortized shall include (A) all capitalized costs, less accumulated depletion, depreciation, amortization and impairment, other than the cost of properties; (B) the estimated future expenditures (based on current costs) to be incurred in developing proved reserves; and (C) estimated dismantlement and abandonment costs, net of estimated salvage values.  Capitalized oil and gas property costs may not exceed an amount equal to the sum of the present value, discounted at 10%, of estimated future net revenues from proved oil and gas reserves, the lower of the estimated fair value of evaluated properties, the cost of unevaluated properties, and the tax effects of the difference between book and tax basis of the evaluated and unevaluated properties.  Should capitalized costs, within a cost center, less related deferred income taxes, exceed this ceiling, the excess shall be charged to expense with the offset directly to the full cost pool.

Costs of acquiring and evaluating unproved properties are initially excluded from depreciation, depletion and amortization calculations.  These unproved properties are assessed periodically to ascertain whether impairment has occurred.  When proved reserves are assigned, the cost of the property is added to costs subject to depreciation, depletion and amortization.  When an unproved property is considered to be impaired, the costs are subject to depreciation, depletion and amortization expense.  Proceeds from sales, if any, of oil and gas properties are applied against capitalized costs, with no gain or loss recognized, unless such a sale would significantly alter the relationship between capitalized costs and the estimated proved oil and gas reserves attributable to a cost center.

Estimated reserve quantities and future net cash flows have the most significant impact on us because these estimates are used in providing a measure of our overall value.  These estimates are also used in the quarterly calculations of depreciation, depletion and impairment of our proved oil and gas properties.

The most accurate method of determining proved reserve estimates is based upon historical production, which consists of extrapolating future reservoir pressure and production from historical pressure decline and production data.  The accuracy of the decline analysis method generally increases with the length of the production history.  Since most of our wells have been producing less than five years, their production history is relatively short, so other (generally less accurate) methods such as volumetric analysis and analogy to the production history of wells of other operators in the same reservoir were used in conjunction with the decline analysis method to determine our estimates of proved developed producing, developed non-producing and undeveloped reserves. As our wells are produced over time and more data is available, the estimated proved reserves will be re-determined on a periodic basis and may be adjusted based on that data.

We calculated the ceiling value of our proved reserves based upon the December 31, 2007 market price for natural gas of $6.04 per MMBtu at the Colorado Interstate Gas (“CIG”) – Mainline index and $6.215 per MMBtu at Centerpoint East as of December 31, 2007, resulting in a weighted average price of $6.06. At that date, our ceiling value exceeded our full cost and no impairment was required.

At September 30, 2007, we recognized an impairment of $25.0 million against the book value of our proved properties.  We also evaluated and moved all $4.9 million of our unproved Alaskan costs into the U.S. full cost pool, which also then became subject to the ceiling test.  Additionally, we evaluated a portion of our Alberta, Canada unproved properties.  Using the lower of cost basis or market value test, we recognized an impairment of $2.8 million against the book value of our unproved Alberta properties.
-A31-

 Note Regarding Reserves Data and Other Oil and Gas Information

National Instrument 51-101 (“NI 51-101”) of the Canadian Securities Administrators imposes oil and gas disclosure standards for Canadian public companies engaged in oil and gas activities.  We have provided the reserves data and other oil and gas information included in this Annual Report on Form 10-K in accordance with U.S. disclosure requirements and practices, and have filed in Canada separate disclosure forms in compliance with NI 51-101. The information disclosed in this Annual Report, as well as the information that we disclose in the future in SEC filings, may differ from the corresponding information prepared in accordance with NI 51-101 standards.

The primary differences between the U.S. requirements and the NI 51-101 requirements are that (1) the U.S. standards require disclosure only of proved reserves, whereas NI 51-101 requires disclosure of proved and probable reserves, but not possible reserves, and (2) the U.S. standards require that the reserves and related future net revenue be estimated under existing economic and operating conditions (i.e., prices and costs as of the date of the estimate) whereas NI 51-101 requires disclosure of proved reserves and the related future net revenue estimated using constant prices and costs as of the effective date of the estimate, and of proved and probable reserves and related future net revenue using forecast prices and costs. The definitions of proved reserves also differ, but according to the Canadian Oil and Gas Evaluation Handbook (the reference source for the definition of proved reserves under NI 51-101), differences in the estimated proved reserve quantities based on constant prices should not be material. We concur with this assessment.

We have disclosed proved reserve quantities using the standards contained in SEC Regulation S-X, and the standardized measure of discounted future net cash flows relating to proved oil and gas reserves determined in accordance with United States Statement of Financial Accounting Standards No. 69 “Disclosures About Oil and Gas Producing Activities” (“SFAS 69”).

Under U.S. disclosure standards, reserves and production information is disclosed on a net basis (after royalties). The reserves and production information contained in this annual information form is shown on that basis.

Revenue Recognition

Our revenue is derived from the sale of natural gas from our producing wells. This revenue is recognized when natural gas is produced and sold.  We typically receive payment for production sold one to three months subsequent to the month of the sale.  For this reason, we must estimate the revenue that has been earned but not yet received as of the reporting date.  We use actual production reports to estimate the quantities sold and the relevant market price, less marketing and transportation, compression and quality adjustments to estimate the sales price of the production.  Variances between estimates and the actual amounts received are recorded in the month the payment is received.

Asset Retirement Obligation

The estimated fair value of the future costs associated with dismantlement, abandonment and restoration of natural gas properties is recorded when the assets are placed into service, generally through acquisition or completion of a well.  The net estimated costs are discounted to present values using a risk-adjusted rate over the estimated economic life of the properties.  Such costs are capitalized as part of the basis of the related asset and are depleted as part of the applicable full cost pool.  The associated liability is recorded initially as a long-term liability.  Subsequent adjustments to the initial asset and liability are recorded to reflect revisions to estimated future cash flow requirements.  In addition, the liability is adjusted to reflect accretion expense as well as settlements during the period.

Stock-based Compensation

We grant stock options at exercise prices equal to the fair market value of our common shares at the date of the grant using the Black-Scholes pricing model.  The Black-Scholes model is a widely accepted mathematical model for valuing stock-based compensation, but is not the only model available.  The Black-Scholes model takes into account the common share price at the grant date, the exercise price, the volatility of the underlying shares and the expected dividends and the risk-free interest rate over the expected life of the option to determine fair value.

SFAS 123(R) requires companies to recognize share-based payments to employees as compensation expense using a fair value method. Under the fair value recognition provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense over the service period on a straight-line basis.  The expense recognized over the service period is required to include an estimate of the awards that will be forfeited. Previously, we only recorded the impact of forfeitures as they occurred for employee options.  We assumed an approximate 10.0% forfeiture rate for the year ending December 31, 2007.

SFAS No. 123(R) paragraph B129, "Equity Instruments with Exercise Prices Denominated in a Foreign Currency," requires that all equity instruments with exercise prices denominated in a currency other than the currency of the market in which the underlying equity instrument primarily trades be accounted for as liabilities.  An exception is made for awards granted to an employee that provides for a fixed exercise price denominated in the currency in which the employee’s pay is denominated shall not required to be classified as a liability.  Because we have granted options that are priced in Canadian dollars and our stock is primarily traded on the AMEX, the liability method is required relative to all U.S. employees.

•
The liability method to account for options granted to U.S. employees in Canadian dollars.  Under this method, we record a liability for vested options equal to the value of such vested options as calculated by the Black-Scholes model using the option exercise price and the fair value per share of the common stock underlying the option as of the measurement date.

•
The equity method to account for options granted to Canadian employees and options granted to U.S. employees in U.S. dollars.  We calculate the expense under this method based on the Black-Scholes value of the option at the date of the grant. This expense is recorded in equal amounts as the options vest; typically over two years.

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The fair value of stock-based compensation is expensed, with a corresponding increase to additional paid-in capital for the equity method, or the stock-based compensation liability for the liability method.  Upon exercise of stock options, the consideration paid upon exercise is recorded as additional value of common shares and the amount previously recognized in additional paid-in capital is reclassified to common stock.

Both of the aforementioned methods of calculating stock-based compensation require us to make several estimates including when stock options might be exercised, the stock price volatility, forfeiture rates, and the model used to calculate value.  The timing for exercise of options is outside our control and depends upon a variety of factors including the market value our common shares and the financial objectives of the holders of the options, among other factors.  We calculate volatility using historical data; however, future volatility is inherently uncertain.  As of December 31, 2007, we assumed a cumulative forfeiture rate of approximately 10.0% based on historical forfeitures of stock-based compensation grants.

Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS 109, “Accounting for Income Taxes.”  Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related de-recognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. The adoption of FIN 48 had an immaterial impact on our consolidated financial position and did not result in unrecognized tax liabilities or benefits being recorded. We file tax returns in Canada and remain in a net operating loss position.  We also file income tax returns in the U.S. Federal jurisdiction and various states. There are currently no Federal or state income tax examinations underway for these jurisdictions. Furthermore, we are no longer subject to U.S. Federal income tax examinations by the Internal Revenue Service for tax years before 2003 and for state and local tax authorities for years before 2002. We do, however, have prior year net operating losses which remain open for examination.  The interpretation was effective January 1, 2007 for us.

In December 2006, the FASB issued FASB Staff Position (“FSP”) EITF 00-19-2, “Accounting for Registration Payment Arrangements.” This FSP specifies that the contingent obligation  to make future   payments or  otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with FASB Statement No. 5, “Accounting for Contingencies”.  This FSP is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to December 21, 2006, the guidance in the FSP is effective January 1, 2006 for us.  We do not believe that this FSP will have a material impact on our financial position or results from operations.

On June 1, 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaced Accounting Policy Board (“APB”) Opinion No. 20, “Accounting  Changes,” and SFAS No. 3.  SFAS 154 provided guidance on the accounting for and reporting of accounting changes and error corrections.  It established retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error.  SFAS 154 was effective for accounting changes and corrections of errors made January 1, 2006.  The adoption of SFAS No. 154 had no impact on our financial statements.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-An Amendment of FASB Statements No. 133 and 140.” SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative  Instruments and Hedging Activities,” and SFAS No. 140, “Accounting for Transfers and  Servicing of Financial Assets and Extinguishments of Liabilities,” and also resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” SFAS No. 155 was issued to eliminate the exemption from applying SFAS No. 133 to interests in securitized financial assets so that similar instruments are accounted for in a similar fashion, regardless of the instrument’s form.  We do not believe that our financial position, results of operations or cash flows will be impacted by SFAS No. 155 as we do not currently hold any hybrid financial instruments.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements.  The Statement is to be effective for our financial statements issued in 2008; however, earlier application is encouraged. We are currently evaluating the timing of adoption and the impact that adoption might have on our financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108 “Consideration of Prior Years’ Errors in Quantifying Current Year Misstatements.”  Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary.  SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged.  The adoption of SAB 108 did not have a material impact on our financial position or results from operations.

On February 15, 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial  Assets  and  Financial  Liabilities.”  This Statement establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for our financial statements issued in 2008. We are currently evaluating the impact that the adoption of SFAS No. 159 might have on our financial  position or results of operations.
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In December 2007, the FASB issued SFAS 141(R), “Business Combinations,” which requires the acquiring entity in a business combination to recognize and measure all assets and liabilities assumed in the transaction and any non-controlling interest in the acquiree at fair value as of the acquisition date.  SFAS No. 141(R) also establishes guidance for the measurement of the acquirer shares issued in consideration for a business combination, the recognition of contingent consideration, the accounting treatment for pre-acquisition gain and loss contingencies, the treatment of acquisition related transaction costs, and the recognition of changes in the acquirer's income tax valuation allowance and deferred taxes.  SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008, and is to be applied prospectively as of the beginning of the fiscal year in which the statement is applied.  Early adoption is not permitted.  SFAS No. 141(R) will be effective for us beginning with the 2009 fiscal year.  We are currently evaluating the impact of SFAS No. 141(R) on our accompanying consolidated financial statements when effective, but the nature and magnitude of the specific effects will depend upon the nature, terms, and size of the acquisitions we consummate after the effective date.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB 51,” which establishes accounting and reporting standards that require non-controlling interests to be reported as a component of equity.  SFAS No. 160 also requires that changes in a parent's ownership interest while the parent retains its controlling interest be accounted for as equity transactions and that any retained non-controlling equity investment upon the deconsolidation of a subsidiary be initially measured at fair value.  SFAS No. 160 is effective for fiscal years beginning after December 15, 2008, and is to be applied prospectively as of the beginning of the fiscal year in which the statement is applied.  We are required to adopt SFAS No. 160 beginning with the 2009 fiscal year.  We are currently evaluating the potential impact, if any, of the adoption of SFAS No. 160 on our accompanying consolidated financial statements when effective.

FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, as amended. All statements included in this Annual Report on Form 10-K, other than statements of historical facts, address matters that we reasonably expect, believe or anticipate will or may occur in the future. Forward-looking statements may relate to, among other things:

•	our future financial position, including working capital and anticipated cash flow;
•	amounts and nature of future capital expenditures;
•	operating costs and other expenses;
•	wells to be drilled or reworked;
•	oil and natural gas prices and demand;
•	existing fields, wells and prospects;
•	diversification of exploration;
•	estimates of proved oil and natural gas reserves;
•	reserve potential;
•	development and drilling potential;
•	expansion and other development trends in the oil and natural gas industry;
•	our business strategy;
•	production of oil and natural gas;
•	effects of Federal, state and local regulation;
•	insurance coverage;
•	employee relations;
•	investment strategy and risk; and
•	expansion and growth of our business and operations.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Disclosure of important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are included under Risk Factors and elsewhere in this Annual Report on 10-K, including, without limitation, in conjunction with the forward-looking statements. The following factors, among others that could cause actual results to differ materially from our expectations, include:

•	unexpected changes in business or economic conditions;
•	significant changes in natural gas and oil prices;
•	timing and amount of production;
•	unanticipated down-hole mechanical problems in wells or problems related to producing reservoirs or infrastructure;
•	changes in overhead costs; and
•	material events resulting in changes in estimates.

All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
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ITEM 7A.  QUANTATATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market Rate and Price Risk

Market risk is the potential loss arising from adverse changes in market rates and prices such as foreign currency exchange and interest rates and commodity prices.

The graph below illustrates the rate of return for new wells drilled on our existing properties using natural gas price rates at the point of sale for each property.  We estimate that a 10% decrease in natural gas prices would reduce field level cash flow by approximately 11.5%.  Without factoring in hedge volume, the impact on field level cash flow would be approximately 20%.

Figure 13:  Rate of Return at Various Price Points of Sale

We manage exposure to commodity price fluctuations by periodically hedging a portion of estimated future natural gas production.  As of December 31, 2007, we had an inception-to-date unrealized gain on hedges of $1.58 million; of which $1.76 million was classified as a current asset and $0.18 million was classified as a long-term liability.  All of our natural gas derivative instruments qualified as cash flow hedges for accounting purposes under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as of this date.

Our natural gas hedges are inherently effective because they have been indexed to the first of the month CIG index.  The CIG index is the same index that determines the actual natural gas revenue received by is for our PRB production.  Therefore, the hedges are highly correlated to changes in cash flows from natural gas sales.

Interest Rate Risk

Changes in interest rates can affect the amount of interest we earn on cash, cash equivalents and short-term investments and the amount of interest we pays on borrowings under our Senior Credit Facility.  Changes in interest rates do not affect the amount of interest we pay on our fixed rate Convertible Notes, but does affect the fair value of that debt.

Foreign Currency Risk

We conduct business in both U.S. and Canadian dollars and, thus, are exposed to fluctuations in foreign currencies.  We monitor this exposure but have not entered into any hedging arrangements to protect from currency fluctuations.  As such, we are subject to foreign currency exchange rate risk on cash flows related to sales, expenses, financing, and investing transactions.  Substantially all of our Canadian revenues and costs are denominated in Canadian dollars. While the value of the Canadian dollar does fluctuate in relation to the U.S. dollar, we believe that any currency risk associated with our Canadian operations would not have a material impact on our results of operations

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Commodity Swaps

At the time of the filing of this report, we had the following commodity swaps in place:

Natural Gas	From	To	Qtrly. Vol. (MMBtu)
July 21, 2005 (1,500 MMBtu / day) CIG fixed price per MMBtu $7.16	Jan-08	Mar-08	136,500
	Apr-08	Jun-08	136,500
	Jul-08	Sep-08	138,000
	Oct-08	Dec-08	138,000
	Jan-09	Mar-09	135,000
	Apr-09	Jun-09	136,500
	Jul-09	Jul-09	46,500
			867,000

August 29, 2006 (2,000 MMBtu / day) CIG fixed price per MMBtu $7.27	Jan-08	Mar-08	182,000
	Apr-08	Jun-08	182,000
	Jul-08	Sep-08	184,000
	Oct-08	Dec-08	184,000
	Jan-09	Mar-09	180,000
	Apr-09	Jun-09	182,000
	Jul-09	Aug-09	124,000
			1,218,000

December 21, 2006 (1,200 MMBtu / day) CIG fixed price per MMBtu $6.61	Jan-08	Mar-08	109,200
	Apr-08	Jun-08	109,200
	Jul-08	Sep-08	110,400
	Oct-08	Dec-08	110,400
			439,200

April 25, 2007 (3,920 MMBtu / day) CIG fixed price per MMBtu $7.14	Jan-08	Mar-08	343,000
	Apr-08	Jun-08	389,000
	Jul-08	Sep-08	365,000
	Oct-08	Dec-08	332,000
			1,429,000

October 3, 2007 (2,220 MMBtu / day) CIG fixed price per MMBtu $6.14	Jan-08	Mar-08	137,000
	Apr-08	Jun-08	152,000
	Jul-08	Sep-08	241,000
	Oct-08	Dec-08	272,000
			802,000

April 25, 2007 (4,290 MMBtu / day) CIG fixed price per MMBtu $7.38	Jan-09	Mar-09	383,000
	Apr-09	Jun-09	305,000
	Jul-09	Sep-09	385,000
	Oct-09	Dec-09	488,000
			1,561,000

April 25, 2007 (4,680 MMBtu / day) CIG fixed price per MMBtu $7.75	Jan-10	Mar-10	427,000
	Apr-10	Apr-10	130,000
			557,000

September 21, 2007 (3,020 MMBtu / day) CIG fixed price per MMBtu $6.265	May-10	Jun-10	211,000
	Jul-10	Sep-10	282,000
	Oct-10	Dec-10	245,000
			738,000
Hedges in place at December 31, 2007			7,611,200

January 10, 2008 (4,020 MMBtu / day) CIG fixed price per MMBtu $7.00	Jan-09	Mar-09	292,000
	Apr-09	Jun-09	352,000
	Jul-09	Sep-09	395,000
	Oct-09	Dec-09	425,000
			1,464,000
Hedges in place at the time of this filing			9,075,200
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The following table reflects our commodity swaps executed and in place as of December 31, 2007, by quarter:

Quarter Ended	Qtrly. Vol. (MMBtu)	Weighted Average CIG Fixed Price per MMBtu
03/31/08	907,700	$6.95
06/30/08	968,700	$6.95
09/30/08	1,038,400	$6.88
12/31/08	1,036,400	$6.85
Total 2008	3,951,200	$6.90
03/31/09	698,000	$7.31
06/30/09	623,500	$7.30
09/30/09	555,500	$7.34
12/31/09	488,000	$7.38
Total 2009	2,365,000	$7.33
03/31/10	427,000	$7.75
06/30/10	341,000	$6.83
09/30/10	282,000	$6.27
12/31/10	245,000	$6.27
Total 2010	1,295,000	$6.90
Total All	7,611,200	$7.01

In addition to the commodity swaps shown above, on January 10, 2008, we entered into another commodity swap cash settlement transaction.  The outstanding quantity committed to the swap is 4,020 MMBtu’s per day beginning January 1, 2009 through December 31, 2009.  The total quantity is 1,464,000 MMBtu’s.  The fixed price in the agreement is $7.00 per MMBtu (CIG pricing).

As of December 31, 2007, a 10% change in CIG gas prices would result in a change of $4.3 million in the value of unrealized derivatives.

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ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

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STORM CAT ENERGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(Stated in thousands of U.S. dollars, except share amounts)

	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,133	$5,299
Accounts receivable:
Joint interest billing	1,701	1,932
Revenue receivable	2,444	2,121
Fair value of derivative instruments	1,760	2,670
Prepaid costs and other current assets	2,941	1,445
Total current assets	9,979	13,467
PROPERTY AND EQUIPMENT (full cost method), at cost:
Oil and gas properties:
Unproved properties	51,438	54,873
Proved properties	78,096	46,446
Less: accumulated depreciation, depletion, and amortization	(12,228)	(4,764)
Oil and gas properties, net	117,306	96,555
Other property	1,180	1,057
Accumulated depreciation	(778)	(408)
Total other property, net	402	649
Total property and equipment, net	117,708	97,204
OTHER NON-CURRENT ASSETS:
Restricted cash	685	511
Debt issuance costs, net of accumulated amortization of $1,988 and $522, respectively	3,435	—
Accounts receivable – long-term	759	—
Fair value of derivative instruments	—	782
Total other non-current assets	4,879	1,293
Total assets	$132,566	$111,964
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,825	$7,302
Revenue payable	1,678	2,063
Accrued and other liabilities	4,131	10,011
Interest payable	12	952
Stock-based compensation liability	394	—
Flow-through shares liability	—	1,233
Notes payable	—	7,500
Total current liabilities	12,040	29,061
NON-CURRENT LIABILITIES:
Asset retirement obligation	1,713	1,871
Fair value of derivative instruments	183	—
Notes payable	43,056	19,350
Convertible Notes payable	50,195	—
Total non-current liabilities	95,147	21,221
Total liabilities	107,187	50,282
Commitments (Note 10 and Note 13)
SHAREHOLDERS’ EQUITY:
Common Shares, without par value, unlimited common shares authorized, issued and outstanding: 81,087,320 at December 31, 2007 and 80,429,820 at December 31, 2006	69,834	69,518
Additional paid-in capital	5,640	4,910
Accumulated other comprehensive income	7,483	3,877
Accumulated deficit	(57,578)	(16,623)
Total shareholders’ equity	25,379	61,682
Total liabilities and shareholders’ equity	$132,566	$111,964

See accompanying notes to consolidated financial statements.

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STORM CAT ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in thousands of U.S. dollars, except share amounts)

	Year Ended December 31,
	2007	2006	2005
OPERATING REVENUES:
Natural gas revenue	$16,757	$9,444	$4,214

OPERATING EXPENSES:
Gathering and transportation	2,313	1,921	906
Lease operating expenses	6,132	3,443	2,354
General and administrative	8,266	6,695	5,576
Depreciation, depletion, amortization and accretion of asset retirement obligation	7,976	3,916	1,648
Impairment of oil and gas properties	27,861	2,027	2,125
Total operating expenses	52,548	18,002	12,609
Operating loss	(35,791)	(8,558)	(8,395)
OTHER INCOME (EXPENSE):
Interest expense	(4,745)	—	—
Interest and other miscellaneous income	219	173	27
Amortization of debt issuance costs	(1,988)	—	—
Total other income (expense)	(6,514)	173	27
Loss before taxes	(42,305)	(8,385)	(8,368)

Recovery of future income tax asset from flow-through shares	1,350	1,524	0

NET LOSS	$(40,955)	$(6,861)	$(8,368)
Basic and diluted net loss per share	$(.51)	$(0.10)	$(0.18)
Weighted average number of shares outstanding	80,912,950	70,429,219	47,321,481

See accompanying notes to consolidated financial statements.

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STORM CAT ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE LOSS
(Stated in thousands of U.S. dollars)

	Common Stock		Additional Paid-In	Other Comprehensive	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Income	Deficit	Equity
BALANCE AT DECEMBER 31, 2004	32,560,714	$5,940	$289	$229	$(1,394)	$5,064
Private placements	18,993,826	37,745	—	—	—	37,745
Warrants exercised	13,453,180	10,661	—	—	—	10,661
Stock options exercised	646,668	287	—	—	—	287
Stock issuance costs	—	(3,043)	—	—	—	(3,043)
Flow-through shares	—	(731)	—	—	—	(731)
Stock-based compensation	—	—	1,914	—	—	1,914
Net loss	—	—	—	—	(8,368)	(8,368)
Foreign currency translation	—	—	—	(78)	—	(78)
Other comprehensive loss	—	—	—	—	—	(8,446)
BALANCE AT DECEMBER 31, 2005	65,654,388	$50,859	$2,203	$151	$(9,762)	$43,451
Warrants exercised	753,906	1,297	—	—	—	1,297
Stock options exercised	227,500	145	—	—	—	145
Private placement of flow-through shares	6,172,839	9,933	—	—	—	9,933
Private placement	7,594,937	10,728	—	—	—	10,728
Restricted share units vested	26,250	43	—	—	—	43
Stock issuance costs	—	(1,430)	—	—	—	(1,430)
Flow-through shares	—	(2,086)	—	—	—	(2,086)
Stock-based compensation	—	—	2,707	—	—	2,707
Other	—	29	—	—	—	29
Net loss	—	—	—	—	(6,861)	(6,861)
Foreign currency translation and fair value of derivatives	—	—	—	3,726	—	3,726
Other comprehensive loss	—	—	—	—	—	(3,135)
BALANCE AT DECEMBER 31, 2006	80,429,820	$69,518	$4,910	$3,877	$(16,623)	$61,682
Stock options exercised	500,000	169	—	—	—	169
Restricted share units vested	157,500	155	—	—	—	155
Stock issuance costs	—	(8)	—	—	—	(8)
Stock-based compensation	—	—	730	—	—	730
Net loss	—	—	—	—	(40,955)	(40,955)
Foreign currency translation and fair value of derivatives	—	—	—	3,606	—	3,606
Other comprehensive loss	—	—	—	—	—	(37,349)
BALANCE AT DECEMBER 31, 2007	81,087,320	$69,834	$5,640	$7,483	$(57,578)	$25,379

See accompanying notes to consolidated financial statements.

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STORM CAT ENERGY CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
(Stated in thousands of U.S. dollars)

	Year Ended December 31,
	2007	2006	2005
Cash flows from operating activities:
Net loss	$(40,955)	$(6,861)	$(8,368)
Adjustments to reconcile net loss to net cash used in operating activities:
Recovery of future tax asset from flow-through shares	(1,350)	(1,524)	—
Stock-based compensation	1,145	2,707	1,914
Depreciation, depletion, amortization and accretion of asset retirement obligations	7,976	3,777	1,637
Asset impairment	27,861	1,975	2,125
Gain on disposition of properties	—	(185)	(56)
Amortization of debt issuance costs	1,988	—	—
Changes in operating working capital:
Accounts receivable	(84)	(3,180)	(1,099)
Other current assets	(3,295)	(666)	(360)
Accounts payable	970	(3,331)	509)
Accrued interest and other current liabilities	(1,488)	4,601	1,426
Net cash used in operating activities	(7,232)	(2,687)	(2,272)
Cash flows from investing activities:
Restricted cash	(917)	(335)	(150)
Capital expenditures - oil and gas properties	(62,240)	(71,258)	(14,766)
Proceeds from sale of gathering system	—	1,000	—
Other capital expenditures	(55)	(145)	(817)
Net cash used in investing activities	(63,212)	(70,738)	(15,733)
Cash flows from financing activities:
Issuance of stock	293	18,660	44,189
Flow-through shares	—	2,755	731
Proceeds from (repayments of) bank debt	12,729	27,532	—
Proceeds from Convertible Notes payable	51,169	—	—
Net cash provided by financing activities	64,191	48,947	44,920
Effect of exchange rate changes on cash	2,087	275	(78)
Net increase (decrease) in cash and cash equivalents	(4,166)	(24,203)	26,837
Cash and cash equivalents and beginning of year	5,299	29,502	2,665
Cash and cash equivalents at end of year	$1,133	$5,299	$29,502

Cash paid during the year for:
Interest	$7,288	$—	$—

See accompanying notes to consolidated financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

NOTE 1.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements include Storm Cat and its wholly-owned subsidiaries.  All significant intercompany transactions have been eliminated.

Certain reclassifications have been made to prior years to conform to the classification used in the current year.  The reclassifications had no effect on the net loss in prior years.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with original maturities of three months or less.

Short-Term Investments

Short-term investments consist solely of investment sweep accounts held with our three banks (Wells Fargo, Bank of America and Scotia Bank).  Available funds are swept overnight and invested in short-term treasury.

Concentration of Credit Risk

Substantially all of our receivables are within the oil and natural gas industry, primarily from purchasers of natural gas and from joint interest owners. These receivables are due from many companies with collectability being dependent upon the financial wherewithal of each individual company as well as the general economic conditions of the industry. The receivables are not collateralized. To date we have had minimal bad debts.

Off-Balance Sheet Arrangements

From time-to-time, we enter into off-balance sheet arrangements and transactions that can give rise to off-balance sheet obligations. As of December 31, 2007, the off-balance sheet arrangements and transactions that we have entered into include undrawn letters of credit, operating lease agreements and gas transportation commitments. We do not believe that these arrangements are reasonably likely to materially affect our liquidity or availability of, or requirements for, capital resources.

Fair Value of Financial Instruments

Our financial instruments including cash and cash equivalents, accounts receivable, accounts payable and debt are carried at cost, which approximates fair value due to the short-term maturity of these instruments or interest rates that approximate current market rates.

Revenue Recognition

We derive our revenue primarily from the sale of natural gas. We report revenue gross for the amounts received before taking into account production taxes and transportation costs which are reported as separate expenses. Revenue is recorded in the month production is delivered to the purchaser at which time title changes hands. Payment is generally received between 30 and 90 days after the date of production. We estimate the amount of production delivered to purchasers and the prices we will receive. We use our knowledge of our properties; their historical performance; the anticipated effect of weather conditions during the month of production; CIG and local spot market prices; and other factors as the basis for these estimates. Variances between estimates and the actual amounts received are recorded when payment is received.

A majority of our sales are made under contractual arrangements with terms that are considered to be usual and customary in the oil and gas industry. The contracts are for periods of up to five years with prices determined based upon a percentage of a pre-determined and published monthly index price. The terms of these contracts have not had an effect on how we recognize our revenue.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates with regard to these financial statements include the estimate of proved oil and natural gas reserve quantities and the related present value of estimated future net cash flows there from.  These estimates impact our calculation of depletion and amortization as well as our impairment calculations.

Foreign Currency Conversion

For the twelve months ended December 31, 2007, balances in the statement of operations were converted from Canadian to U.S. dollars at a weighted average exchange rate of $0.93565 CDN to $1.00 U.S., and balance sheet amounts were converted at a rate of $1.0194 CDN to $1.00 U.S. based on the exchange rate on December 31, 2007.
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Accounting for Oil and Gas Properties

We follow the full cost method of accounting for oil and gas operations whereby all costs of exploring for and developing oil and gas reserves are initially capitalized on a country-by-country (cost center) basis.  Such costs include land acquisition costs, geological and geophysical expenditures, carrying charges on non-producing properties, drilling costs, overhead charges directly related to acquisition, exploration and development activities.  We capitalize interest costs to our natural gas properties on qualifying expenditures made in connection with exploration and development projects that are not subject to depletion.  Interest is capitalized only for the period that activities are in progress to bring these projects to their intended use. During 2007, we capitalized interest of approximately $0.4 million to our Canadian properties, and approximately $0.5 million to our U.S. properties.

Capitalized costs, less estimated salvage value, are depleted using the units-of-production method whereby historical costs, including future development costs, are amortized over the total estimated proved reserves.  Costs of acquiring and evaluating unproved properties and major development projects are initially excluded from the depletion and depreciation calculation until it is determined whether or not proved reserves can be assigned to such properties. Costs of unproved properties and major development projects are transferred to depletable costs as the associated production produces additional reserves. These costs are assessed periodically to ascertain whether impairment has occurred.  Our total impairment charges, by cost center, are reflected in the table below:

	Year Ended December 31,
In Thousands	2007	2006	2005
United States	$25,000	$—	$—
Canada	2,861	1,939	—
Mongolia	—	88	2,125
Total	$27,861	$2,027	$2,125

Under the full cost method of accounting, capitalized oil and gas property costs, less accumulated depletion and net of related deferred income taxes, if any, may not exceed an amount referred to as the “ceiling.”  The ceiling is the sum of the present value, discounted at 10%, of estimated future net revenues from proved oil and gas reserves plus the lower of cost or fair market value of unproved properties.  The present value of estimated future net revenues is computed by pricing estimated future production of proved reserves at current period end product prices, and then deducting future expenditures estimated to be incurred in developing and producing the proved reserves assuming the continuation of existing economic conditions.  If the amount of capitalized costs exceeds the ceiling, a write-down of the capitalized costs is required unless commodity prices increase subsequent to the end of the year such that the deficiency is reduced or eliminated.  Once a write-down has been recorded, it may not be reversed in a subsequent year.

Natural Gas Reserves

We currently have no oil reserves.  The determination of depreciation and depletion expense as well as ceiling test write-downs related to the recorded value of our natural gas properties are highly dependent on the estimates of the proved natural gas reserves. Natural gas reserves include proved reserves that represent estimated quantities of natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. There are numerous uncertainties inherent in estimating natural gas reserves and their values, including many factors beyond our control. Accordingly, reserve estimates may differ from the quantities of natural gas ultimately recovered and the estimated lifting costs associated with the recovery of these reserves may differ from those actually incurred.

Price changes may affect the economic lives of natural gas properties and, therefore, price changes may cause reserve revisions.

Our proved properties at December 31, 2007 have an average expected reserve life of seven to ten years (unaudited).  This measure is a weighted average, therefore, some of our properties will have a life shorter than the average and some will have a life longer than the average. The expected economic lives of our properties may vary widely depending upon, among other things, natural gas prices, possible curtailments in consumption by purchasers, and changes in governmental regulations or taxation. As a result, our actual future net cash flows from proved reserves could be materially different from our estimates.

Industry Segment and Geographic Information

We operate in one industry segment, which is the exploration, exploitation, development, acquisition, and production of natural gas.  All of our operations are conducted in the continental United States and Canada.  Consequently, we currently report as a single industry segment.  Our Canadian operations produce no income from operations and segmentation of operating information is not applicable.  However, our Canadian properties represent approximately 31.0% of our assets.  As such, we have shown information by segment in Note 3. Oil and Gas Property, and also relative to acreage, capital expenditures and impairment discussions throughout this document.

Capitalized Interest

Pursuant to FASB SFAS Statement No. 34, “Capitalization of Interest,” we are required to capitalize interest costs to natural gas properties on expenditures made in connection with exploration and development projects that are not subject to current depreciation, depletion or amortization.  Interest is capitalized only for the period that activities are in progress to bring these projects to their intended use.  Approximately $0.9 million and $1.0 million of interest cost was capitalized in 2007 and 2006, respectively.  No interest was capitalized during 2005.

Capitalized Internal Costs

Prior to 2007, we capitalized certain internal costs including salaries, bonuses and stock-based compensation on a pro-rata basis for employees directly involved in capital projects.  $2.1 million of internal costs were capitalized in the year ended December 31, 2006.  Beginning in 2007, we discontinued the capitalization of internal costs, except for two employees with direct responsibility for the supervision of capital projects in the PRB.  The salaries of these employees were allocated to the properties based on a percentage of time spent on each capital project.  No internal costs were capitalized during 2005.
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Asset Retirement Obligation

The estimated fair value of the future costs associated with dismantlement, abandonment and restoration of natural gas properties is recorded when the assets are placed into service, generally through acquisition or completion of a well.  The net estimated costs are discounted to present values using a risk-adjusted rate over the estimated economic life of the properties.  Such costs are capitalized as part of the basis of the related asset and are depleted as part of the applicable full cost pool.  The associated liability is recorded initially as a long-term liability.  Subsequent adjustments to the initial asset and liability are recorded to reflect revisions to estimated future cash flow requirements.  In addition, the liability is adjusted to reflect accretion expense as well as settlements during the period.

A reconciliation of the changes in the asset retirement obligation for the years ended December 31, 2005, 2006 and 2007, respectively, is as follows (in thousands):

Balance at January 1, 2005	$79
Liabilities assumed	649
Accretion expense	65
Balance at December 31, 2005	793
Adjustment for revision of estimated life in the PRB	(206)
Additional liabilities incurred	1,071
Accretion expense	213
Balance at December 31, 2006	1,871
Adjustment for revision of estimated life in the PRB	(727)
Additional liabilities incurred	318
Change in conversion rate	70
Accretion expense	181
Balance at December 31, 2007	$1,713

Impairment of Long-Lived Assets

We apply SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” to long-lived assets not included in oil and gas properties. Under SFAS No. 144, all long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying value may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from its use and eventual disposition. An impairment loss is recognized when the carrying value of a long-lived asset is not recoverable and exceeds its fair value.

Other Property

Other property we own is depreciated using the straight-line method over the estimated useful life (typically three to five years).

Income Taxes

We account for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” which requires the use of the asset and liability method of computing deferred income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the book basis and the tax basis of our assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

Natural Gas Price Hedging

We periodically hedge the price of a portion of its estimated natural gas production when the potential for significant downward price movement is anticipated.  Such hedges, which are accounted for as cash flow hedges, do not exceed estimated production volumes, and are expected to have reasonable correlation between price movements in the futures market and the cash markets where our production is located. Hedges are expected to be settled as related production occurs but may be settled earlier if the anticipated downward price movement occurs or if we believe that the potential for such movement has abated.

We recognize all derivatives (consisting solely of cash flow hedges) on the balance sheet at fair value at the end of each period.  Changes in the fair value of a cash flow hedge are recorded in Shareholders’ equity as accumulated other comprehensive income (loss) on the consolidated balance sheets.  As hedge contracts are settled, they are typically reclassified from the balance sheet to the consolidated statements of operations and included in natural gas revenue.

Hedging gains and losses are recognized as adjustments to gas sales as the hedged product is produced. We had an after tax realized hedging gain of $5.6 million in fiscal 2007, and $1.1 million in fiscal 2006, which was the first year in which hedges were utilized.  Hedge ineffectiveness, which was not material for the year ended December 31, 2007, has been immediately recognized in natural gas sales

Basic and Diluted Loss per Share

Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding during the period.  The shares represented by vested restricted stock units (“RSUs”) issued to date are included in the calculation of the weighted average basic common shares outstanding.  Diluted loss per share is calculated giving effect to the potential dilution that would occur if vested stock options, RSUs and stock purchase warrants were exercised and the Convertible Notes were converted to common shares.  The dilutive effect of options, RSUs, warrants and the Convertible Notes is computed by application of the treasury stock method which assumes that proceeds from the exercise of in-the-money options and warrants would be used to repurchase common shares at average market prices during the period.  Diluted amounts are not presented when the effects of the computations are anti-dilutive due to net losses incurred.  Accordingly, there is no difference in the amounts presented for basic and diluted loss per share for the years end ended December 31, 2007 and 2006.  Listed below is a table showing the potentially dilutive shares outstanding as of December 31, 2007, 2006 and 2005, respectively, which have been excluded from the diluted earnings per share calculation.
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	Year Ended December 31,
	2007		2006	2005
Options	4,550,000		5,470,000	3,824,166
Unvested restricted share units	95,000		—	—
Series A Notes	15,841,880		—	—
Series B Notes	27,059,829		—	—
Warrants	2,126,582	(1)	8,923,368	7,450,692
Total potentially dilutive shares outstanding	49,673,291		14,393,368	11,274,858

(1)  The entire 2,126,582 of warrants outstanding at year-end 2007 will expire on March 19, 2008 if not exercised.

 Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS 109, “Accounting for Income Taxes.”  Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related de-recognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. The adoption of FIN 48 had an immaterial impact on our consolidated financial position and did not result in unrecognized tax liabilities or benefits being recorded. We file tax returns in Canada and remain in a net operating loss position.  We also file income tax returns in the U.S. Federal jurisdiction and various states. There are currently no Federal or state income tax examinations underway for these jurisdictions. Furthermore, we are no longer subject to U.S. Federal income tax examinations by the Internal Revenue Service for tax years before 2003 and for state and local tax authorities for years before 2002. We do, however, have prior year net operating losses which remain open for examination.  The interpretation was effective January 1, 2007 for us.

In December 2006, the FASB issued FASB Staff Position (“FSP”) EITF 00-19-2, “Accounting for Registration Payment Arrangements.” This FSP specifies that the contingent obligation  to make future   payments or  otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with FASB Statement No. 5, “Accounting for Contingencies”.  This FSP is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to December 21, 2006, the guidance in the FSP is effective January 1, 2006 for us.  We do not believe that this FSP will have a material impact on our financial position or results from operations.

On June 1, 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaced Accounting Policy Board (“APB”) Opinion No. 20, “Accounting  Changes,” and SFAS No. 3.  SFAS 154 provided guidance on the accounting for and reporting of accounting changes and error corrections.  It established retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error.  SFAS 154 was effective for accounting changes and corrections of errors made January 1, 2006.  The adoption of SFAS No. 154 had no impact on our financial statements.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-An Amendment of FASB Statements No. 133 and 140.” SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative  Instruments and Hedging Activities,” and SFAS No. 140, “Accounting for Transfers and  Servicing of Financial Assets and Extinguishments of Liabilities,” and also resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” SFAS No. 155 was issued to eliminate the exemption from applying SFAS No. 133 to interests in securitized financial assets so that similar instruments are accounted for in a similar fashion, regardless of the instrument’s form.  We do not believe that our financial position, results of operations or cash flows will be impacted by SFAS No. 155 as we do not currently hold any hybrid financial instruments.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements.  The Statement is to be effective for our financial statements issued in 2008; however, earlier application is encouraged. We are currently evaluating the timing of adoption and the impact that adoption might have on our financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108 “Consideration of Prior Years’ Errors in Quantifying Current Year Misstatements.”  Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary.  SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged.  The adoption of SAB 108 did not have a material impact on our financial position or results from operations.

On February 15, 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial  Assets  and  Financial  Liabilities.”  This Statement establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for our financial statements issued in 2008. We are currently evaluating the impact that the adoption of SFAS No. 159 might have on our financial  position or results of operations.

In December 2007, the FASB issued SFAS 141(R), “Business Combinations,” which requires the acquiring entity in a business combination to recognize and measure all assets and liabilities assumed in the transaction and any non-controlling interest in the acquiree at fair value as of the acquisition date.  SFAS No. 141(R) also establishes guidance for the measurement of the acquirer shares issued in consideration for a business combination, the recognition of contingent consideration, the accounting treatment for pre-acquisition gain and loss contingencies, the treatment of acquisition related transaction costs, and the recognition of changes in the acquirer's income tax valuation allowance and deferred taxes.  SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008, and is to be applied prospectively as of the beginning of the fiscal year in which the statement is applied.  Early adoption is not permitted.  SFAS No. 141(R) will be effective for us beginning with the 2009 fiscal year.  We are currently evaluating the impact of SFAS No. 141(R) on our accompanying consolidated financial statements when effective, but the nature and magnitude of the specific effects will depend upon the nature, terms, and size of the acquisitions we consummate after the effective date.
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In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB 51,” which establishes accounting and reporting standards that require non-controlling interests to be reported as a component of equity.  SFAS No. 160 also requires that changes in a parent's ownership interest while the parent retains its controlling interest be accounted for as equity transactions and that any retained non-controlling equity investment upon the deconsolidation of a subsidiary be initially measured at fair value.  SFAS No. 160 is effective for fiscal years beginning after December 15, 2008, and is to be applied prospectively as of the beginning of the fiscal year in which the statement is applied.  We are required to adopt SFAS No. 160 beginning with the 2009 fiscal year.  We are currently evaluating the potential impact, if any, of the adoption of SFAS No. 160 on our accompanying consolidated financial statements when effective.

NOTE 2.  DERIVATIVE FINANCIAL INSTRUMENTS

We recognized a $5.6 million increase in natural gas revenue from our derivative contracts in 2007, and $1.1 million increase in 2006.  No hedges were in place before 2006 as indicated in the table below, which summarizes derivative instrument gain activity:

	Year Ended December 31,
In Thousands	2007	2006	2005
Derivative contract reflected in natural gas revenue	$5,589	$1,102	$—
Change in fair value of derivatives reflected in other comprehensive income	(1,875)	3,451	—
Total derivative instrument gain	$3,714	$4,553	$—

Natural Gas Commodity Hedges

To mitigate a portion of the potential exposure to adverse market changes, we have entered into various derivative contracts.  As of December 31, 2007, we had hedge contracts in place through December 2010 for a total of approximately 7,611,200 MMBtu of anticipated production from our PRB properties (see Item 7A. Quantitative and Qualitative Disclosures About Market Risk for a detailed listing of our commodity swaps).  In addition, on January 10, 2008, we entered into another commodity swap cash settlement transaction for 1,464,000 MMBtu’s beginning January 1, 2009 through December 31, 2009.
We anticipate that all forecasted transactions will occur by the end of their originally specified periods.  All contracts are entered into for other than trading purposes.

As of December 31, 2007, all natural gas derivative instruments qualified as cash flow hedges for accounting purposes under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.”

Realized gains or losses from the settlement of gas derivative contracts are reported as natural gas revenues in the consolidated statements of operations.  Changes in the fair value of derivative instruments designated as cash flow hedges, to the extent they are effective in offsetting cash flows attributable to the hedged risk, are recorded in other comprehensive income in the consolidated balance sheet.  Any change in fair value resulting from ineffectiveness is recognized currently in derivative loss in the consolidated statement of operations.

Our natural gas hedges are inherently effective because they have been indexed to the first of the month CIG index.  The CIG index is the same index that determines the actual natural gas revenue received us for our PRB production.  Therefore, the hedges are highly correlated to changes in cash flows from natural gas sales.

NOTE 3.  OIL AND GAS PROPERTY

Capitalized Costs

Total All Cost Centers	Year Ended December 31,
In Thousands	2007	2006
Unproved properties not being amortized	$51,438	$54,873
Properties being amortized	78,096	46,446
Accumulated depreciation, depletion and amortization	(12,228)	(4,764)
Total net capitalized costs	$117,306	$96,555

United States	Year Ended December 31,
In Thousands	2007	2006
Unproved properties not being amortized	$15,139	$31,930
Properties being amortized	78,096	46,446
Accumulated depreciation, depletion and amortization	(12,228)	(4,764)
Total net capitalized costs	$81,007	$73,612

Canada and International	Year Ended December 31,
In Thousands	2007	2006
Unproved properties not being amortized	$36,299	$22,943
Properties being amortized	—	—
Accumulated depreciation, depletion and amortization	—	—
Total net capitalized costs	$36,299	$22,943

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Unproved Oil and Gas Properties

Costs directly associated with the acquisition and evaluation of unproved properties are excluded from the amortization computation until they are evaluated.  The following tables shows, by category of cost and date incurred, the unevaluated oil and gas property costs (net of transfers to the full cost pool and sales proceeds) excluded from the amortization computation as of the periods indicated, in total and by cost center:

Total All Cost Centers	For the Year Ended December 31,
In Thousands	2007	2006	2005	Prior Balance	Total
Exploration costs	$14,120	$27,159	$13,229	$1,275	$55,783
Development costs	—	3,804	448	—	4,252
Acquisition costs	—	22,538	1,814	—	24,352
Reclass to evaluated	(18,507)	(6,874)	—	—	(25,381)
Impairment	(2,935)	(2,508)	(2,125)	—	(7,568)
Total net unproved oil and gas properties	$(7,322)	$44,119	$13,366	$1,275	$51,438

United States	For the Year Ended December 31,
In Thousands	2007	2006	2005	Prior Balance	Total
Exploration costs	$1,716	$4,258	$5,942	$—	$11,916
Development costs	—	3,804	448	—	4,252
Acquisition costs	—	22,538	1,814	—	24,352
Reclass to evaluated	(18,507)	(6,874)	—	—	(25,381)
Total net unproved oil and gas properties	$(16,791)	$23,726	$8,204	$—	$15,139

Canada and International	For the Year Ended December 31,
In Thousands	2007	2006	2005	Prior Balance	Total
Exploration costs	$12,404	$22,901	$7,287	$1,275	$43,867
Impairment	(2,935)	(2,508)	(2,125)	—	(7,568)
Total net unproved oil and gas properties	$9,469	$20,393	$5,162	$1,275	$36,299

Prospect leasing and acquisition normally requires one to two years, and the subsequent evaluation normally requires an additional one to two years.

Acquisition, Exploration and Development Costs Incurred

Total All Cost Centers	Year Ended December 31,
In Thousands	2007	2006	2005
Property acquisition costs net of divestiture proceeds and impairment:
Proved	$1,938	$11,403	$6,918
Unproved	—	22,538	1,814
Exploration costs	14,120	21,635	8,112
Development costs	36,404	19,541	8,087
Impairment	(28,467)	(1,976)	(2,125)
Total before asset retirement obligation	$23,995	$73,141	$22,806
Asset retirement obligation	(409)	865	649
Total including asset retirement obligation	$23,586	$74,006	$23,455

United States	Year Ended December 31,
In Thousands	2007	2006	2005
Property acquisition costs net of divestiture proceeds and impairment:
Proved	$1,938	$11,403	$6,918
Unproved	—	20,822	1,814
Exploration costs	1,716	4,704	1,979
Development costs	36,404	19,541	8,087
Impairment	(25,000)	—	—
Total before asset retirement obligation	$15,058	$56,470	$18,798
Asset retirement obligation	(333)	548	649
Total including asset retirement obligation	$14,725	$57,018	$19,447

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Canada and International	Year Ended December 31,
In Thousands	2007	2006	2005
Property acquisition costs net of divestiture proceeds and impairment:
Proved	$—	$—	$—
Unproved	—	1,716	—
Exploration costs	12,404	16,931	6,133
Development costs	—	—	—
Impairment	(3,467)	(1,976)	(2,125)
Total before asset retirement obligation	$8,937	$16,671	$4,008
Asset retirement obligation	(76)	317	—
Total including asset retirement obligation	$8,861	$16,988	$4,008

Depletion expense per Mcf of production related to the proved properties for the years ended December 31, 2007, 2006 and 2005 was $2.43, $2.31 and $2.28, respectively.

NOTE 4.  RESTRICTED CASH AND INVESTMENTS

We were required to post three performance bonds totaling $0.3 million in connection with our operations in Wyoming.  The funds are held as insured interest bearing certificates of deposit at an interest rate of 3.5%, payable annually.  In addition, at December 27, 2007, we set up a commercial checking account with a balance of $1.1 million with JPMorgan Chase for performance bonds in Wyoming.

NOTE 5.  BANK CREDIT FACILITY

On December 27, 2007, Storm Cat (USA), a wholly owned subsidiary of Storm Cat, entered into the Credit Agreement with Wells Fargo as Agent, and the additional lenders to provide for the Credit Facility.  Additionally, Storm Cat agreed to guarantee the obligations of Storm Cat (USA) under the Credit Facility.  The Credit Facility consists of a term loan facility in an aggregate principal amount of $30.0 million and a revolving facility in an aggregate principal amount of $50.0 million.  Our current borrowing base is $55.0 million under the Credit Facility.  The Credit Agreement provides for a semi-annual evaluation of such amount, determined based on our oil and natural gas reserves.

The Credit Facility matures on September 27, 2011, or December 27, 2012 in the event the Convertible Notes are entirely converted into equity, with no remaining cash payment obligations, or are refinanced with a maturity date not earlier than June 27, 2013.

We borrowed $43.1 million at the time of execution of the Credit Agreement, consisting of $30.0 million in term loans, $0.1 million in capitalized interest and $13.0 million from the revolving Credit Facility.  The Credit Facility is available to provide funds for general corporate purposes, including funding of capital expenditures and working capital.

Each loan under the Credit Facility bears interest at a base rate or Eurodollar rate, as we requested, plus an applicable percentage based on our usage of the facility.  The applicable margin above the base rate and the Eurodollar rate for the term loan is 5.75% and 7.00%, respectively.  The applicable margin above the base rate and the Eurodollar rate for the revolving Credit Facility ranges from 0.75% to 1.25% and 2.00% and 2.50%, respectively, in each case depending on our usage under the borrowing base.  Interest on funds drawn will be paid monthly, except that interest on loans based on the Eurodollar rate will be payable at the end of each Eurodollar interest period of one, two, three or six months, and in any event at least every three months.

The Credit Facility contains affirmative and negative covenants that are customary for a facility of this nature. The Credit Facility also contains customary representations and warranties and default remedies.  The Credit Facility contains five financial covenants:

(1)
Minimum quarterly EDITDA (as defined in the Credit Agreement) of $12.75 million for the quarter ending March 31, 2008, $16.6 million for the quarter ending June 30, 2008, $20.4 million for the quarter ending September 30, 2008, $23.3 million for the quarter ending  December 31, 2008, $28.3 million for the quarter ending March 31, 2009, $32.3 million for the quarter ending June 30, 2009, and $37.3 million for the quarter ending September 30, 2009 and for each quarter ending thereafter;

(2)
Minimum average daily production for any quarterly period of 16.8 MMcf/d for the quarter ending March 31, 2008, 23.1 MMcf/d for the quarter ending June 30, 2008, 28.5 MMcf/d for the quarter ending September 30, 2008, 30.2 MMcf/d for the quarter ending  December 31, 2008, 29.4 MMcf/d for the quarter ending March 31, 2009, 34.6 MMcf/d for the quarter ending June 30, 2009, and 40.6 MMcf/d for the quarter ending September 30, 2009 and for each quarter ending thereafter;

(3)	Minimum asset coverage ratio (based on a discounted net present value of "Proved Reserves"), calculated each quarter, of 1.60:1.00;

(4)
Minimum interest coverage ratio (based on EBIDTA and interest expense excluding interest expense associated with the Convertible Notes) of 2.50:1.00 for the quarter ending March 31, 2008, 2.75:1.00 for the quarter ending June 30, 2008, 3.00:1.00 for the quarter ending September 30, 2008, 3.25:1.00 for the quarter ending  December 31, 2008 and 3.50:1.00 for the quarter ending March 31, 2009 and for each quarter ending thereafter; and

(5)
Minimum leverage ratio of 4.30:1.00 for the quarter ending March 31, 2008, 3.30:1.00 for the quarter ending June 30, 2008, 2.70:1.00 for the quarter ending September 30, 2008, 2.50:1.00 for the quarter ending  December 31, 2008 and for each quarter ending thereafter.

For purposes of calculating the foregoing covenants, EBITDA shall be calculated as follows for the first three fiscal quarters following the Closing Date: (a) for the quarter ending March 31, 2008, EBITDA shall be EBITDA for the three-month period ending on such date multiplied by four; (b) for the quarter ending June 30, 2008, EBITDA shall be EBITDA for the six-month period ending on such date multiplied by two; (c) for the quarter ending September 30, 2008, EBITDA shall be EBITDA for the nine-month period ending on such date multiplied by 4/3; and thereafter, EBITDA shall be calculated using EBITDA for the period of four (4) quarters ending on the last day of the quarter immediately preceding the date of determination for which financial statements are available.
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Storm Cat and the subsidiary guarantors have also executed and delivered certain other related agreements and documents pursuant to the Credit Facility, including a guaranty agreement, security and pledge agreement and mortgages.  The obligations of Storm Cat, Storm Cat (USA), and their subsidiaries under the Credit Facility are secured by a first priority security interest in favor of the Agent for the benefit of the lenders, in our and our subsidiaries’ material tangible and intangible assets, and proved reserves, among other things.

Due to pipeline interruptions and delays which affected our fourth quarter 2007 and first quarter 2008 production, it is probable that we will not meet our minimum daily average production covenant of 16.8 MMcf/d for the first quarter 2008 as required by the Credit Agreement.  We are currently in discussion with our lenders to amend or waive this covenant.

NOTE 6.  CONVERTIBLE NOTES

On January 19, 2007, we entered into a Series A Note Purchase Agreement for the private placement of Series A Notes in a total aggregate principal amount of $18.5 million and a Series B Note Purchase Agreement for the private placement the Series B Notes in a total aggregate principal amount of $31.7 million.  The notes were bifurcated into two series because a shareholder vote was required for issuance of any Convertible Notes above the amount issued under the Series A Notes.  The Series A Notes and the Series B Notes are convertible into our common shares at a price of $1.17 per share, as may be adjusted in accordance with the terms of the Series A Notes or the Series B Notes (as applicable), and we may force the conversion of the Series A Notes or the Series B Notes (as applicable) at any time 18 months after the closing date of the applicable issuance that our common shares trade above $2.05, as may be adjusted, for 20 days within a period of 30 consecutive trading days.  On the day of the agreement, the $1.17 conversion price was at premium to our closing stock price of $1.00.

On January 30, 2007, we closed the private placement of Series A Notes to qualified institutional and accredited investors in a private placement pursuant to Regulation D of the Securities Act, and exemptions from Canadian prospectus and registration requirements under National Instrument 45-106.  The Series A Notes will mature on March 31, 2012, unless earlier converted, redeemed or repurchased.  The Series A Notes bear interest at a rate of 9.25% per annum, commencing on January 30, 2007.  Interest on the Series A Notes is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on June 30, 2007.

On March 29, 2007 we held an extraordinary general meeting in which shareholders authorized the issuance of the underlying shares of the Series B Notes.  On March 30, 2007, we closed on $31.7 million of Series B Notes to qualified institutional and accredited investors in a private placement pursuant to Regulation D of the Securities Act, and exemptions from Canadian prospectus and registration requirements under National Instrument 45-106. The Series B Notes will mature on March 31, 2012, unless earlier converted, redeemed or repurchased.  The Series B Notes bear interest at a rate of 9.25% per annum, commencing on March 30, 2007.  Interest on the Series A Notes is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on June 30, 2007.

As part of the private placements, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors requiring us to file with the SEC registration statements covering the common shares issuable upon conversion of the Series A Notes and the Series B Notes.  Under the terms of the Registration Rights Agreement, we had thirty days from the day of closing both the Series A Notes transaction and the Series B Notes transaction to file a Form S-1 registration statement with the SEC.  We fulfilled this obligation with respect to both the Series A Notes and the Series B Notes.

On June 29, 2007, we filed an amended S-1 registration statement for 12,679,486 shares underlying the conversion of the Series A Notes and 8,241,106 shares underlying the conversion of the Series B Notes.  The registration statement went effective on June 29, 2007.  This registration statement did not include all of the common shares that are issuable upon conversion of the Series A Notes and the Series B Notes.

On October 30, 2007, we filed an additional S-1 registration statement which covered all of the shares underlying the Convertible Notes that were not included in the previous registration statement, with the exception of the common shares underlying Series B Notes held by certain of our officers and directors.  On February 6, 2008, this registration statement that registered 3,162,394 shares underlying the conversion of the Series A Notes and 18,720,432 shares underlying the conversion of the Series B Notes became effective.

Both of these registration statements and the related prospectuses can be accessed via the SEC website at www.sec.gov.

We have fulfilled our obligations under the Registration Rights Agreement to have an effective registration covering the shares that are issuable upon conversion of the Convertible Notes with respect to all of the shares underlying the Convertible Notes, with the exception of 123,932 common shares issuable upon conversion of Series B notes held by certain of our officers and directors.

NOTE 7.  SHAREHOLDERS’ EQUITY

Common Stock

We have an unlimited number of authorized common shares, without par value, of which 81,087,320 have been issued and are outstanding at December 31, 2007.  In addition, the we have authorized an unlimited number of preferred shares which may be issued in series and with preferences as determined by our Board of Directors.

Stock-based Compensation

We grant stock options at exercise prices equal to the fair market value of our common shares at the date of the grant using the Black-Scholes pricing model.  The Black-Scholes model is a widely accepted mathematical model for valuing stock-based compensation, but is not the only model available.  The Black-Scholes model takes into account the common share price at the grant date, the exercise price, the volatility of the underlying shares and the expected dividends and the risk-free interest rate over the expected life of the option to determine fair value.

SFAS 123(R), “Accounting for Stock-based Compensation,” requires companies to recognize share-based payments to employees as compensation expense using a fair value method. Under the fair value recognition provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense over the service period on a straight-line basis.  The expense recognized over the service period is required to include an estimate of the awards that will be forfeited. Previously, we only recorded the impact of forfeitures as they occurred for employee options.  We assumed an approximate 10.0% forfeiture rate for the year ending December 31, 2007.
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SFAS No. 123(R) paragraph B129, "Equity Instruments with Exercise Prices Denominated in a Foreign Currency," requires that all equity instruments with exercise prices denominated in a currency other than the currency of the market in which the underlying equity instrument primarily trades be accounted for as liabilities.  An exception is made for awards granted to an employee that provides for a fixed exercise price denominated in the currency in which the employee’s pay is denominated shall not required to be classified as a liability.  Because we have granted options that are priced in Canadian dollars and our stock is primarily traded on the AMEX, the liability method is required relative to all U.S. employees.  We began using the liability method in 2007.

•
The liability method to account for options granted to U.S. employees in Canadian dollars.  Under this method, we record a liability for vested options equal to the value of such vested options as calculated by the Black-Scholes model using the option exercise price and the fair value per share of the common stock underlying the option as of the measurement date.

•
The equity method to account for options granted to Canadian employees and options granted to U.S. employees in U.S. dollars.  We calculate the expense under this method based on the Black-Scholes value of the option at the date of the grant. This expense is recorded in equal amounts as the options vest; typically over two years.

The fair value of stock-based compensation is expensed, with a corresponding increase to additional paid-in capital for the equity method, or the stock-based compensation liability for the liability method.  Upon exercise of stock options, the consideration paid upon exercise is recorded as additional value of common shares and the amount previously recognized in additional paid-in capital is reclassified to common stock.

Both of the aforementioned methods of calculating stock-based compensation require us to make several estimates including when stock options might be exercised, the stock price volatility, forfeiture rates, and the model used to calculate value.  The timing for exercise of options is outside our control and depends upon a variety of factors including the market value our common shares and the financial objectives of the holders of the options, among other factors.  We calculate volatility using historical data; however, future volatility is inherently uncertain.  As of December 31, 2007, we assumed a cumulative forfeiture rate of approximately 10.0% based on historical forfeitures of stock-based compensation grants.

 The following table summarizes our stock-based compensation expense under each method:

	Year Ended December 31,
	2007	2006	2005
Stock-based compensation expense under the liability method	$2	$—	$—
Stock-based compensation expense under the equity method	1,143	2,783	1,914
Total stock-based compensation expense	$1,145	$2,783	$1,914

The liability associated with stock-based compensation using the liability method has been classified as a current liability on our balance sheet.  This liability has been fair valued by marking it to market at December 31, 2007.

The fair value of options granted to our employees and directors during 2007, 2006, and 2005 was calculated using the following assumptions:

	Year Ended December 31,
	2007	2006	2005
Expected dividend yield	—	—	—
Average price volatility used	84-108%	96-107%	109-114%
Average risk-free interest rate	4.4%	4.75%	3.97%
Expected life of options	4 years	4 years	3.8 years

The weighted average fair value of options granted for the years ending December 31, 2007, 2006, and 2005, respectively, as determined utilizing the Black-Scholes model was C$362,453, C$4,218,336, and C$3,255,154.

The expected stock price volatility assumption was determined using the historical volatility of our common shares over the expected life of the option.

As of December 31, 2007, we had approximately $0.1 million of expense left to recognize related to unvested stock options.  This amount is expected to be recognized over a remaining 1.25 years.

On January 24, 2008, we granted an additional 1,802,000 stock options to employees and directors.  The stock options have an exercise price of $0.70 (U.S.) and vest over a period of 24 months for employees and 18 months for directors.

Storm Cat Energy Corporation Amended and Restated Share Option Plan and Restricted Share Unit Plan

The Storm Cat Energy Corporation Amended and Restated Share Option Plan  (the “Amended Option Plan”) and the Storm Cat Energy Corporation Restricted Share Unit Plan (the “Unit Plan”, and together the “Plans”), both approved by the shareholders on June 21, 2007 authorizes the granting of incentive and nonqualified options to purchase up to 10,000,000 common shares in the aggregate. The Plans are administered by the Board of Directors which determines the terms pursuant to which any option is granted. The Plans provide that upon a change in control, options then outstanding will immediately vest and we will take such actions as are necessary to make all shares subject to options immediately salable and transferable.
-A51-

Of the 10,000,000 shares authorized for issuance in the aggregate under both plans, 7,723,750 shares have been granted and 1,440,000 shares have been forfeited, leaving a total of 3,716,250 shares available for issuance as of December 31, 2007.  Below is a reconciliation of our shares available to grant as of December 31, 2007:

No. of Shares
Stock in treasury available to grant	10,000,000
Options granted	(7,435,000)
Options forfeited	1,430,000
RSUs granted	(288,750)
RSUs forfeited	10,000
Remaining available to grant at December 31, 2007	3,716,250

The following table summarizes information related to the outstanding and vested options as of December 31, 2007:

	Outstanding		Vested
	Options		Options
Number of options		4,550,000		3,741,660
Weighted average remaining contractual life		2.73		2.48
Weighted average exercise price	$	C1.28	$	C1.89
Aggregate intrinsic value	$	C161,053	$	C192,678

The aggregate  intrinsic value in the table above  represents  the total pretax intrinsic value,  based on our closing common stock price of CDN0.70 as of December 31, 2007,  which would have been received by the option holders had they all exercised their options as of that date.

The total cash received from as a result of stock option exercises during the year ending December 31, 2007 was approximately CDN$196,000.  In connection with these exercises, the tax benefits potentially realizable by or the year ending December 31, 2007 were CDN$196,000.  We have accumulated net operating losses sufficient to offset our taxable income, therefore, the tax benefit associated with the exercise of these options has not been recognized.

Stock Options

The following table summarizes stock options outstanding and exercisable by strike price range, including the weighted average remaining contractual life in years, at December 31, 2007:

Exercise Price per Share (1)		Number of Options Outstanding	Number of Options Exercisable	Weighted Average Remaining Contractual Life (years)
From	To
$0.025	$1.190	1,230,000	1,150,000	1.520
$1.200	$2.140	1,100,000	703,333	2.893
$2.150	$3.090	1,995,000	1,704,995	2.894
$3.100	$4.040	225,000	183,332	3.063
$4.050	$5.000	—	—	—
		4,550,000	3,741,660	2.480

(1)  Exercise price per share reflected in Canadian dollars.

The following table summarizes stock options outstanding, granted exercised and forfeited, including the weighted average price, for each of the years presented:

	Year Ended December 31,
	2007		2006		2005
	Number of	Weighted Average	Number of	Weighted Average	Number of	Weighted Average
	Options	Exercise Price	Options	Exercise Price	Options	Exercise Price
Options outstanding at beginning of year	5,470,000	$1.83	3,821,667	$1.30	2,570,000	$0.45
Granted	485,000	$2.19	1,960,000	$2.78	1,990,000	$2.26
Exercised	(500,000)	$(0.40)	(225,000)	$(0.64)	(634,168)	$(0.53)
Cancelled or forfeited	(905,000)	$(2.57)	(86,666)	$(2.87)	(101,666)	$(1.00)

Options outstanding at end of year	4,550,000	$1.91	5,470,000	$1.83	3,824,166	$1.30

Options exercisable at end of year	3,741,660	$1.89	3,393,331	$1.33	2,151,944	$0.94

Weighted average contractual life at end of year	2.5		4.0		3.8

(1)  Weighted average exercise price per share reflected in Canadian Dollars.

-A52-

Restricted Share Units

The following table summarizes RSUs outstanding and vested as of December 31, 2007:
	Outstanding	Vested
	RSUs	RSUs
Number of RSUs	95,000	n/a
Weighted average remaining contractual life	4.30	n/a
Aggregate intrinsic value	$54,250	n/a

The aggregate  intrinsic value in the table above  represents  the total pretax intrinsic value,  based on our closing common stock price of CDN$0.70 as of December 31, 2007,  which would have been received by the RSU holders had  the RSUs all been vested and converted into common shares as of that date.

The following table summarizes information about RSUs outstanding, granted exercised and forfeited for each of the years presented:

	Year Ended December 31,
	2007	2006	2005
RSUs outstanding at beginning of year	—	—	—
Granted	262,500	26,250	—
Vested and common shares issued	(157,500)	(26,250)	—
Cancelled or forfeited	(10,000)	—	—
RSUs outstanding at end of year	95,000	—	—

NOTE 8.  BENEFIT PLANS

401(k) Plan

We have established a 401(k) plan for the benefit of our employees.  Eligible employees may make voluntary contributions not exceeding statutory limitations to the plan.   We do not match these contributions at this time.

Other Company Benefits

We provide a benefits plan to all regular full-time employees and their eligible spouses and family members. The plan includes health, dental and voluntary life insurance.

NOTE 9.   INCOME TAXES

A provision (benefit) for income taxes for the years ended December 31, 2007, 2006 and 2005 consists of the following:

	Year Ended December 31,
In Thousands	2007	2006	2005
Significant components of the future tax assets are as follows:
Temporary differences related to property and equipment and asset retirement obligations	$762	$(3,055)	$(1,337)
Share issuance expenses	745	1,107	890
Non-capital losses - Canada	5,952	1,825	932
Net operating losses - U.S.	7,502	2,894	2,903
	14,961	2,771	3,388
Less: valuation allowance	(14,961)	(2,771)	(3,388)
Net income tax provision (benefit)	$—	$—	$—

Income taxes expense differs from that which would be expected from applying the statutory Canadian Federal and provincial income tax rates, and U.S. Federal and state income tax rates to income before income taxes.   The difference results from the following:

	Year Ended December 31,
In Thousands	2007	2006	2005
Expected tax provision (recovery)	$(14,318)	$(2,708)	$(2,975)
Increases (decreases) resulting from:
Flow-through share renunciation	3,067	—	—
Resource allowance	—	15	198
Changes in tax rates	454	306	93
Non-deductible stock-based compensation	274	904	676
Change in foreign exchange rates	580	—	—
Recovery of future tax asset as a result of flow through share renunciation	—	(1,524)	—
Other	157	—	—
	(9,786)	(3,007)	(2,008)
Increase in valuation allowance	9,786	1,483	2,008
Tax benefit recognized	$—	$(1,524)	$—

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At December 31, 2007, we had Canadian non-capital losses which may be applied to reduce Canadian taxable income in future years.  The losses expire as follows (in thousands):

2008	93
2009	104
2010	204
2014	800
2015	2,761
2026	5,420
2027	10,795
Total	$20,177

At December 31, 2007, we also had U.S. net operating losses which may be applied to reduce U.S. taxable income in future years.  The losses expire as follows (in thousands):

2026	$2,479
2027	4,620
2028	14,334
Total	$21,433

2005, 2006 and 2007 tax years remain subject to examination by tax jurisdictions.

NOTE 10.  COMMITMENTS AND CONTINGENT LIABILITIES

We lease 9,264 square feet of administrative office space in the United States and 5,495 square feet of administrative office space in Canada under operating lease arrangements through November 30, 2009 and March 31, 2010, respectively. A summary of future minimum lease payments under the non-cancelable operating leases as of December 31, 2007 is as follows:

In Thousands	2008	2009	2010	Total
U.S. office leases	$156,419	$145,233	$—	$301,652
Canadian office leases	110,736	110,736	27,684	249,156
Total	$267,155	$255,969	$27,684	$550,808

NOTE 11.  COMPREHENSIVE LOSS

Comprehensive loss is a term used to refer to net earnings loss plus other comprehensive income loss. Other comprehensive loss is comprised of revenues, expenses, gains, and losses that under generally accepted accounting principles are reported as separate components of shareholders’ equity instead of net earnings loss. Comprehensive loss consists of net loss, the effects of currency translation, and the unrealized gain on hedges.  Comprehensive loss for the years ended December 31, 2007, 2006, and 2005, respectively, is as follows:

	Year Ended December 31,
In Thousands	2007	2006	2005
Net loss	$(40,955)	$(6,861)	$(8,368)
Effects of currency translation	5,481	275	(78)
Unrealized gain (loss) on hedges	(1,875)	3,451	—
Comprehensive loss	$(37,349)	$(3,135)	$(8,446)

NOTE 12.  FOREIGN CURRENCY RISK

We are exposed to fluctuations in foreign currencies, primarily through our operations in Canada. We monitor this exposure but have not entered into any hedging arrangements to protect from currency fluctuations.  As of December 31, 2007, $1,133,468 million U.S. dollar equivalent, or 100% of our cash, was held in U.S. dollars.

NOTE 13.  SALES,  TRANSPORTATION AND GATHERING COMMITMENTS

Sales Commitments

We have no forward sales contracts as of December 31, 2007.

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Firm Transportation  Service Agreements

As of December 31, 2007, we were subject to the following delivery commitments under sales agreements.  We account for these as normal sales.

We have a firm transportation agreement in place through April 11, 2013 to transport gas from Cheyenne Plains to ANR PEPL (Oklahoma).  The agreement calls for us to pay $0.34 per Dth on 2,000 Dth/D or approximately $20,000 per month.  The firm commitment payment is offset by any gathering charges for volumes shipped on the Cheyenne Plains pipeline to the ANR PEPL (Oklahoma) delivery hub.  We sold our 2,000 Dth/D capacity commitment for a period of 16 months (from November 2006 through February 2008) at the full rate and volume commitment.  Beginning in March 2008, we will be required to meet the $20,000 per month minimum requirement on this contract.

We also have a firm transportation agreement with an unaffiliated third party that expires November 30, 2013.  The agreement requires us to pay $0.15 per Dth on 100% load basis of 4,000 Dth/D.  Gas is received at Glenrock and delivered to the Dullknife hub.  We are currently meeting the volume commitment relative to this agreement.

Gathering Agreements

We entered into a gathering agreement with an unaffiliated third party which requires payment of gathering fees of $0.47 per Mcf on annual volumes of 2,064,600, 2,482,231 and 2,040,575, respectively in 2006, 2007 and 2008.  In the event we are unable to meet these annual delivery levels, we will be liable at a rate of $0.47 per undelivered Mcf.  At year-end 2006, we accrued for a net volume shortfall of $0.3 million, which was paid in February 2007, relative to undelivered volumes in 2006.  There was no net volume shortfall in 2007.  Over-delivered volumes will count toward the overall commitment through 2008.  The rate drops to $0.284 per Mcf for future volume shortfalls.

NOTE 14.  SUPPLEMENTAL CASH FLOW DISCLOSURES

The items detailed on the following table have been excluded from the cash flow:

	Year Ended December 31,
In Thousands	2007	2006	2005
Capital accruals and asset additions	$7,446	$15,841	$10,173
Increase (decrease) in asset retirement obligation	(158)	1,078	714
Total supplemental cash flow disclosure items	$7,288	$16,919	$10,887

NOTE 15.  DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with U.S. GAAP which differ in certain respects with those principles and practices that we would have followed had our financial statements been prepared in accordance with Canadian GAAP.

Differences between U.S. GAAP and Canadian GAAP impact us as follows:

Oil and Gas Properties

Canadian GAAP requires recognition and measurement processes to assess impairment of oil and gas properties using estimates of future oil and gas prices and costs plus the cost of unproved properties that have been excluded from the depletion calculation. In the measurement of the impairment, the future net cash flows of a cost center’s proved and probable reserves are discounted using a risk-free interest rate.  For U.S. GAAP purposes, future net cash flows from proved reserves using period-end, non-escalated prices and costs, are discounted to present value at 10% per annum and compared to the carrying value of oil and gas properties.

Comprehensive Loss

U.S. GAAP requires disclosure of comprehensive loss which includes net loss under U.S. GAAP plus the change in cumulative translation adjustment and the unrealized gain or loss on future volumes we have hedged.  We have volumes hedged through December 2010 creating a current difference between U.S. and Canadian GAAP because the hedge gain or loss amounts are recognized on a current basis in the statement of operations under Canadian GAAP.  The concept of comprehensive loss did not come into effect until fiscal years beginning on or after October 1, 2006 for Canadian GAAP.

Flow-Through Shares

U.S. GAAP requires the stated capital on flow-through share issuances to be equal to the estimated fair market value of the shares on the date of issue.  The difference between the gross proceeds received on the issuance of the shares and the estimated fair market value of the shares is recorded as a liability (the “Premium”) until the renunciation of expenditures has occurred. We issued 6,172,839 flow-through share units on September 27, 2006.  The Premium related to the flow-through shares was $2.09 million.  The liability outstanding related to these shares was $0 and $1.23 million at December 31, 2007 and December 31, 2006, respectively.

The adjustment for tax effects of flow-through share liability in 2006 was recorded as the capital was spent.  We have restated 2006 to record this adjustment as qualifying capital was renounced.

Under Canadian GAAP, the gross proceeds received on flow-through share issuances are initially recorded as share capital. When the expenditures are incurred and the tax deductions are renounced to subscribers, Canadian GAAP requires that the stated capital be reduced and that income tax benefits be recorded for the estimated future income taxes that were renounced.  Under U.S. GAAP, the initial liability is adjusted to a deferred income tax liability and as a result of the recalculation of our deferred taxes, this amount is ultimately recorded as an income tax benefit.

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Stock-Based Compensation

U.S. GAAP, under SFAS No. 123(R), paragraph B129, "Equity Instruments with Exercise Prices Denominated in a Foreign Currency," requires that all equity instruments with exercise prices denominated in a currency other than the currency of the market in which the underlying equity instrument primarily trades be accounted for as liabilities.  This is not applicable under Canadian GAAP.

The impact of the above differences on the financial statements is as follows:

Statement of Operations
	Year Ended December 31,
In Thousands, except per share	2007	2006	2005
Net loss for the year per U.S. GAAP	$(40,955)	$(6,861)	$(8,368)
Adjustment for depletion	(506)	—	—
Adjustment for impairment	25,000	—	—
Recovery of future income tax asset	(1,350)	(1,524)	—
Adjustment for tax effects of flow-through share liability	4,158	2,117	—
Adjustments for foreign exchange gain (loss)	5,481	275	(78)
Net loss for the year per Canadian GAAP	$(8,172)	$(5,993)	$(8,446)
Basic and diluted loss per share per Canadian GAAP	$(.10)	$(0.09)	$(0.18)
Weighted average number of shares outstanding per U.S. GAAP	80,912,950	70,429,219	47,321,481
Balance Sheet
	Year Ended December 31,
In Thousands	2007	2006
Total assets per U.S. GAAP	$132,566	$111,964
Adjustment for asset depletion	(506)	—
Adjustment for asset impairment	25,000	—
Total assets per Canadian GAAP	$157,060	$111,964

Total liabilities per U.S. GAAP	107,187	50,282
Adjustment for flow-through share liability	—	(1,233)
Total liabilities per Canadian GAAP	$107,187	$49,049

Statement of Shareholders’ Equity
	Year Ended December 31,
In Thousands	2007	2006	2005
Deficit, end of the year, per U.S. GAAP	$(57,578)	$(16,623)	$(9,762)
Adjustment for depletion	(506)	—	—
Adjustment for impairment	25,000	—	—
Recovery of future income tax asset	(2,874)	(1,524)	—
Cumulative foreign exchange adjustment	5,907	426	151
Adjustment for tax effects of flow-through share liability	6,275	2,117	—
Deficit, end of the year, per Canadian GAAP	(23,776)	(15,604)	(9,611)

Recovery of future income tax asset	2,874	1,524	—
Adjustment for flow-through share liability	—	1,233	731
Unrealized gain on hedges	1,576	3,451	—
Adjustment for tax effects of flow-through share liability	(6,275)	(2,117)	—
Share capital, share subscriptions and contributed surplus per Canadian and U.S. GAAP	75,474	74,428	53,062
Shareholders’ equity per Canadian GAAP	$49,873	$62,915	$44,182
Shareholders’ equity per U.S. GAAP	$25,379	$61,682	$43,451

-A56-

Statement of Cash Flows
	Year Ended December 31,
In Thousands	2007	2006	2005
Cash flows used in operating activities per U.S. GAAP	$(7,232)	$(2,687)	$(2,272)
Recovery of future income tax asset	(1,350)	(1,524)	—
Cash flows used in operating activities per Canadian GAAP	(8,582)	(4,211)	(2,272)

Cash flows from financing activities per U.S. GAAP	64,191	48,948	44,920
Recovery of future income tax asset	1,350	1,524	—
Cash flows from financing activities per Canadian GAAP	65,541	50,472	44,920

Cash flows from investing activities per U.S. GAAP	(63,212)	(70,738)	(15,733)
Effect of foreign exchange on cash flows	2,087	275	(78)
Cash flows from investing activities per Canadian GAAP	(61,125)	(70,463)	(15,811)

Increase (decrease) in cash per U.S. GAAP and Canadian GAAP	$(4,166)	$(24,203)	$26,837

NOTE 16.  SELECTED QUARTERLY INFORMATION (Unaudited)

The following represents selected quarterly financial information for the years ended December 31, 2007, 2006 and 2005.

	Year Ended December 31, 2007
In Thousands	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Total
Total revenue	$3,912	$3,668	$4,181	$4,996	$16,757
Loss before taxes	$(2,445)	$(4,772)	$(30,755)	$(4,333)	$(42,305)
Net loss	$(1,350)	$(4,589)	$(30,715)	$(4,301)	$(40,955)
Basic net loss per share	$(0.02)	$(0.06)	$(0.38)	$(0.05)	$(0.51)
Diluted net loss per share	$(0.02)	$(0.06)	$(0.38)	$(0.05)	$(0.51)

	Year Ended December 31, 2006
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Total
Total revenue	$1,279	$1,599	$2,181	$4,385	$9,444
Loss before taxes	$(1,264)	$(1,184)	$(4,497)	$(1,440)	$(8,385)
Net loss	$(1,264)	$(1,184)	$(3,766)	$(647)	$(6,861)
Basic net loss per share	$(0.017)	$(0.018)	$(0.055)	$(0.008)	$(0.098)
Diluted net loss per share	$(0.017)	$(0.018)	$(0.055)	$(0.008)	$(0.098)

	Year Ended December 31, 2005
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Total
Total revenue	$440	$1,172	$1,241	$1,361	$4,214
Loss before taxes	$(336)	$(3,168)	$(438)	$(4,426)	$(8,368)
Net loss	$(336)	$(3,168)	$(438)	$(4,426)	$(8,368)
Basic net loss per share	$(0.019)	$(0.071)	$(0.009)	$(0.078)	$(0.177)
Diluted net loss per share	$(0.001)	$(0.071)	$(0.009)	$(0.078)	$(0.159)

NOTE 17 - SUPPLEMENTAL NATURAL GAS RESERVE INFORMATION (Unaudited)

The following reserve quantity and future net cash flow information represents proved reserves located in the United States. The reserves as of December 31, 2007, 2006, and 2005 have been estimated by Netherland, Sewell and Associates, Inc., independent petroleum engineers. The determination of oil and gas reserves is based on estimates, which are highly complex and interpretive.  The estimates are subject to continuing change as additional information becomes available.

The standardized  measure of discounted  future net cash flows is prepared under the guidelines set forth by the SEC that require the calculation to be performed  using year-end natural gas prices.  The natural gas prices used as of December 31, 2007, 2006, and 2005 were $6.06, $4.46, and $7.72, respectively.  Future production costs are based on year-end costs and include severance taxes.  Each property that we operate is also charged with field-level overhead in the reserve calculation. The present value of future cash inflows is based on a 10% discount rate.
-A57-

	Year Ended December 31,
Gas (Mcf)	2007	2006	2005
Proved reserves:
Balance, January 1	25,015	10,010	458
Revisions of previous estimates	—	(879)	910
Extensions and discoveries	22,627	1,022	518
Purchases of reserves in place	—	16,468	8,806
Production	(3,154)	(1,606)	(682)
Balance, December 31	44,488	25,015	10,010
Proved developed reserves at end of year	27,498	13,368	3,869

The standardized measure of discounted future net cash flows applicable to proved natural gas reserves is as follows:

Standardized Measure of Discounted Future Net Cash Flows
	Year Ended December 31,
In Thousands	2007	2006	2005
Future cash inflows	$214,024	$82,500	$62,420
Future production costs	(56,283)	(27,728)	(19,021)
Future development costs	(24,947)	(12,827)	(5,938)
Future income tax expense	—	—	(2,628)
Future net cash flows	132,794	41,945	34,833
10% discount factor	(34,369)	(9,908)	(7,554)
Standardized measure of discounted future net cash flows	$98,425	$32,037	$27,279

A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved natural gas reserves is as follows:

Changes in Standardized Measure of Discounted Future Net Cash Flows
	Year Ended December 31,
In Thousands	2007	2006	2005
Balance, January 1	$32,037	$27,277	$807
Sales of natural gas produced, net of production costs	(2,723)	(4,692)	(1,238)
Net changes in prices and production costs	17,790	(16,047)	1,995
Net change in future development costs	(15,367)	(8,904)	(4,273)
Extensions and discoveries and purchases	59,464	1,710	1,338
Purchases of reserves	—	27,540	20,597
Revisions of previous quantity estimates	—	(1,470)	1,065
Previously estimated development costs incurred	8,613	4,769	8,646
Net change in income taxes	1,739	1,739	(1,740)
Accretion of discount	3,204	2,902	81
Sales of reserves	—	—	—
Other	(6,332)	(2,787)	1
Balance, December 31	98,425	$32,037	$27,279

NOTE 18.  RELATED PARTY TRANSACTIONS

The following is a list of certain relationships and related party transactions that occurred during the past fiscal year, as well as transactions that occurred since December 31, 2007 or that are currently proposed:

•	We paid $0.26 million in 2007 for legal fees to a law firm of which one of our directors is a partner. At December 31, 2007, there were no amounts outstanding and payable to this law firm.

•	Directors and executive officers have been granted shares of common stock and options as disclosed in “Executive Compensation.”

•
We closed a private offering of  the Convertible Notes on January 30, 2007 and March 30, 2007, respectively.  Trapeze Asset Management Inc. and Trapeze Capital Corp., two related entities that, together with a group including 1346049 Ontario Limited and Randall Abramson, beneficially own more than 5% of our common shares, participated in both of our Convertible Note offerings.  The two entities purchased $3.7 million in Series A Notes, convertible at a rate of $1.17 per share into 3,162,394 common shares, and $13.1 million in Series B Notes, convertible at a rate of $1.17 per share into 11,196,581 common shares.  The Convertible Notes accrued interest at a rate of 9.25% per annum, which we pay quarterly in arrears.  Our Board of Directors approved the transaction with Trapeze Asset Management, Inc. and Trapeze Capital Corp.

•
Each series of Convertible Notes accrue interest at a rate of 9.25% per annum, which we pay quarterly in arrears.  Our Board of Directors approved the transactions with Trapeze Asset Management Inc. and Trapeze Capital Corp.

•	Additionally, certain directors or officers participated in the Series B Note offering for a total aggregate participation of $145,000.

All past and future and ongoing transactions with affiliates are and will be on terms which management believes are no less favorable than could be obtained from non-affiliated parties. All future and ongoing loans to affiliates, officials and shareholders will be approved by the majority vote of disinterested directors.
-A58-

NOTE 19.  SUBSEQUENT EVENTS

On January 10, 2008, we entered into another commodity swap cash settlement transaction.  The outstanding quantity committed to the swap is 4,020 MMBtu’s per day beginning January 1, 2009 through December 31, 2009.  The total quantity is 1,464,000 MMBtu’s.  The fixed price in the agreement is $7.00 per MMBtu (CIG pricing).

On January 24, 2008, we granted an additional 1,802,000 stock options to employees and directors.  The stock options have an exercise price of $0.70 (U.S.) and vest over a period of 24 months for employees and 18 months for directors.

On February 6, 2008, the S-1 registration statement we filed on October 30, 2007 became effective.  The S-1 registration statement and related prospectus can be accessed via the SEC website at www.sec.gov.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended).  They assessed the effectiveness of our internal control over financial reporting as of December 31, 2007. In making this assessment, they used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. Our management has concluded that, based on these criteria, we have maintained in all material respects, effective internal control over financial reporting as of December 31, 2007.

Our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our disclosure controls and procedures or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our Company have been detected.

March 17, 2008

/s/ Joseph M. Brooker	/s/ Paul Wiesner
Joseph M. Brooker	Paul Wiesner
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

-A59-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Storm Cat Energy Corporation and Subsidiaries

We have audited the consolidated balance sheets of Storm Cat Energy Corporation and subsidiaries and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity comprehensive loss and cash flows for each of the three years in the period ended December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Storm Cat Energy Corporation and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Storm Cat Energy Corporation and subsidiaries’ internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") and our report dated March 14, 2008 expressed an unqualified opinion on the effectiveness of Storm Cat Energy Corporation and subsidiaries’ internal control over financial reporting.

/s/ Hein & Associates LLP
Hein & Associates LLP
Denver, Colorado
March 14, 2008

-A60-

ITEM 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

None.

ITEM 9A.  CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

Management of the Company, including the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by this Annual Report on Form 10-K.  The term “disclosure controls and procedures” means controls and other procedures established by the Company that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.  Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Act is accumulated and communicated to the Company’s management, including its CEO and CFO, as appropriate, to allow timely decisions regarding required disclosure.

Based upon their evaluation of the Company’s disclosure controls and procedures, the CEO and the CFO concluded that the disclosure controls are effective to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Act is accumulated and communicated to management, including the CEO and CFO, as appropriate, to allow timely decisions regarding required disclosure and are effective to provide reasonable assurance that such information is recorded, processed, summarized and reported within the time periods specified by the SEC’s rules and forms.

The Company, including its CEO and CFO, does not expect that its internal controls and procedures will prevent or detect all error and all fraud.  A control system, no matter how well conceived or operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

Management’s Annual Report on Internal Control Over Financial Reporting

The report of management required under this Item 9A is contained in Item 8.  Financial Statements and Supplementary Data of this Annual Report on Form 10-K under the caption “Management’s Report on Internal Control over Financial Reporting.”

Attestation Report of Registered Public Accounting Firm

The attestation report required under this Item 9A is set forth below under the caption “Report of Independent Registered Public Accounting Firm.”

Changes in Internal Control Over Financial Reporting

There were no changes in the Company’s internal control over financial reporting during the quarter ended December 31, 2007 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

-A61-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Storm Cat Energy Corporation and Subsidiaries

We have audited Storm Cat Energy Corporation and subsidiaries’ internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO").  Storm Cat Energy Corporation and subsidiaries’ management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in Management’s Report on Internal Control Over Financial Reporting.  Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk.  Our audit also included performing such other procedures as we considered necessary in the circumstances.  We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Storm Cat Energy Corporation and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control—Integrated Framework issued by COSO.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Storm Cat Energy Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in shareholders’ equity, comprehensive loss and cash flows for each of the three years in the period ended December 31, 2007, and our report dated March 14, 2008 expressed an unqualified opinion.

/s/ Hein & Associates LLP
Hein & Associates LLP
Denver, Colorado
March 14, 2008

-A62-

ITEM 9B.  OTHER INFORMATION

None.

PART III

ITEMS 10, 11, 12, 13 and 14.
DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT; EXECUTIVE COMPENSATION; SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; PRINCIPAL ACCOUNTING FEES AND SERVICES

Pursuant to Instruction G (3) to Form 10-K, Items 10, 11, 12, 13 and 14 are omitted because the Company will file a definitive proxy statement (the “Proxy Statement”) pursuant to Regulation 14A under the Securities Exchange Act of 1934 not later than 120 days after the close of the fiscal year. The information required by such items will be included in the Proxy Statement to be so filed for our annual meeting of shareholders to be held on or about June 18, 2008 and is hereby incorporated by reference.

-A63-

PART IV

ITEM 15.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)           Index to Financial Statements and Financial Statement Schedules.

(1)	See Item 8. "Financial Statements and Supplementary Data” for the Index to the Financial Statements.

(2)	All other schedules have been omitted because the required information is not applicable or because the information required has been included in the financial statements or notes thereto.

(3)	Index to Exhibits.

The following exhibits are either filed herewith or, if so indicated, incorporated by reference to the documents indicated in parentheses, which have previously been filed with the SEC.

Exhibit Number	Description
3.1
Notice of Articles, dated July 10, 2006 (incorporated by reference to Exhibit 3.1 to Storm Cat Energy Corporation’s quarterly report on Form 10-Q filed on August 9, 2006 (Commission File No. 001-32628))

3.2
Articles, dated May 21, 2004 (incorporated by reference to Exhibit 4.2.1 to Storm Cat Energy Corporation’s registration statement on Form F-3 filed on December 23, 2005 (Commission File No. 333-130688))

3.2.1
Amendment to Articles, dated June 23, 2005 (incorporated by reference to Exhibit 4.2.2 to Storm Cat Energy Corporation’s registration statement on Form F-3 filed on December 23, 2005 (Commission File No. 333-130688))

3.2.2
Amendment to Articles, dated June 27, 2006 (incorporated by reference to Exhibit 3.1 to Storm Cat Energy Corporation’s Quarterly Report on Form 10-Q filed on August 9, 2006 (Commission File No. 001-32628))

4.1
Specimen of Common Share Certificate (incorporated by reference to Exhibit 4.7 to Storm Cat Energy Corporation’s registration statement on Form F-3 filed on December 23, 2005 (Commission File No. 333-130688))

4.2
Form of Registration Rights Agreement entered into by and between Storm Cat Energy Corporation and each of the investors in the private placements that closed on October 25, 2005, November 30, 2005 and December 21, 2005 (incorporated by reference to Exhibit 99.2 to Storm Cat Energy Corporation’s Current Report on Form 6-K furnished on November 1, 2005 (Commission File No. 001-32628))

4.3
Form of Warrant to Purchase Common Shares, dated September 27, 2006, issued by Storm Cat Energy Corporation to each participating managed account holder of Trapeze Capital Corp. in the private placement that closed September 27, 2006 (incorporated by reference to Exhibit 4.1 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on October 3, 2006 (Commission File No. 001-32628))

4.4
Form of Series A Subordinated Convertible Note due March 31, 2012, issued by Storm Cat Energy Corporation to each investor in the Series A Private Placement that closed on January 30, 2007 (incorporated by reference to Exhibit 4.1 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on February 7, 2007 (Commission File No. 001-32628))

4.5
Form of Series B Subordinated Convertible Note due March 31, 2012, to be issued by Storm Cat Energy Corporation to each investor party to the Series B Note Purchase Agreement (incorporated by reference to Exhibit 4.9 to Storm Cat Energy Corporation’s registration statement on Form S-1 filed on March 1, 2007 (Commission File No. 333-141002))

10.1+
Farm-in between Delta Resources Inc., Marin Energy Ltd. and Jem Resources Ltd. as Farmors and Storm Cat Energy Corporation as Farmor, dated January 17, 2005 (incorporated by reference to Exhibit 4.5 to Storm Cat Energy Corporation’s Annual Report on Form 20-F filed on June 16, 2006 (Commission File No. 001-32628)

10.2+
Purchase and Sale Agreement by and between Palo Petroleum, Inc., Paso Gas Pipeline, LLC, Storm Cat Energy Corporation and the other parties named therein, dated January 18, 2005 (incorporated by reference to Exhibit 4.6 to Storm Cat Energy Corporation’s Annual Report on Form 20-F filed on June 16, 2006 (Commission File No. 001-130688)

10.3+
Farm-in Agreement between Golden Eagle Energy Ltd. and Storm Cat Energy Corporation, dated February 15, 2005 (incorporated by reference to Exhibit 4.7 to Storm Cat Energy Corporation’s Annual Report on Form 20-F filed on June 16, 2006 (Commission File No. 001-32628)

10.4+
Farm-in and Operating Agreement between Encana Oil & Gas Partnership and Storm Cat Energy Corporation, dated June 29, 2005 (incorporated by reference to Exhibit 4.8 to Storm Cat Energy Corporation’s Annual Report on Form 20-F filed on June 16, 2006 (Commission File No. 001-32628)

-A64-

10.5
Purchase and Sale Agreement, dated July 17, 2006, by and between Storm Cat Energy (USA) Corporation and Bill Barrett CBM LLC (incorporated by reference to Exhibit 10.1 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on July 21, 2006 (Commission File No. 001-32628))

10.6*
Storm Cat Energy Corporation’s Amended and Restated Share Option Plan dated June 21, 2007 (incorporated by reference to Exhibit 10.1 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on June 26, 2007 (Commission File No. 001-32628)

10.6.1++	Form of Option Commitment relating to Storm Cat Energy Corporation’s Amended and Restated Share Option Plan dated June 21, 2007

10.7*
Storm Cat Energy Corporation’s Restricted Share Unit Plan dated June 21, 2007 (incorporated by reference to Exhibit 10.2 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on June 26, 2007 (Commission File No. 001-32628)

10.7.1++	Form of RSU Agreement relating to Storm Cat Energy Corporation’s Restricted Share Unit Plan dated June 21, 2007

10.8
Credit Agreement, dated as of December 27, 2007, among Storm Cat Energy (USA) Corporation, Wells Fargo Foothill, LLC, as Agent, and the Lender's party thereto (incorporated by reference to Exhibit 4.1 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on December 28, 2007 (Commission File No. 001-32628))

10.9
Purchase Agreement, dated as of September 15, 2006, by and between Storm Cat Energy Corporation and Trapeze Capital Corp. (filed as Exhibit 10.1 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on September 21, 2006 (Commission File No. 001-32628), and incorporated herein by reference)

10.10
Series A Note Purchase Agreement, dated as of January 19, 2007, by and among Storm Cat Energy Corporation and the investors set forth therein (incorporated by reference to Exhibit 10.15 to Storm Cat Energy Corporation’s registration statement on Form S-1 filed on March 1, 2007 (Commission File No. 333-141002))

10.11
Series B Note Purchase Agreement, dated as of January 19, 2007, by and among Storm Cat Energy Corporation and the investors set forth therein (incorporated by reference to Exhibit 10.16 to Storm Cat Energy Corporation’s registration statement on Form S-1 filed on March 1, 2007 (Commission File No. 333-141002))

10.12
Convertible Notes Registration Rights Agreement, dated as of January 19, 2007, by and among Storm Cat Energy Corporation and the investors set forth therein (incorporated by reference to Exhibit 10.16 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on February 7, 2007 (Commission File No. 001-32628))

10.13
Storm Cat Energy Corporation’s Director Compensation Policy (incorporated by reference to 10.3 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on June 26, 2007 (Commission File No. 001-32628))

10.14
Storm Cat Energy Corporation Change in Control Severance Pay Plan, dated September 19, 2007 (incorporated by reference to Exhibit 10.1 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on September 19, 2007 (Commission File No. 001-32628))

14.1	Code of Ethics (incorporated by reference to Exhibit 11 to Storm Cat Energy Corporation’s Annual Report on Form 20-F filed on June 16, 2006 (Commission File No. 001-32628)

21.1**	Subsidiaries of Storm Cat Energy Corporation

23.1**	Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm

23.2**	Consent of Netherland, Sewell & Associates, Inc., Independent Reservoir Engineer

31.1**	Certification of Joseph M. Brooker Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as amended

31.2**	Certification of Paul Wiesner Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as amended

32**	Certification Pursuant to 18 U.S.C. Section 1350

*	Management contracts and compensatory plans and arrangements.
**	Filed herewith
+	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment filed with the SEC. Omitted portions have been filed separately with the Commission.
++	Management contracts and compensatory plans and arrangements that are filed herewith.

-A65-

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado on March 17, 2008.

STORM CAT ENERGY CORPORATION
(Registrant)

By:	/s/ Joseph M. Brooker
Chief Executive Officer

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date	Signature	Title
March 17, 2008	/s/ Joseph M. Brooker	Chief Executive Officer and Director
	Joseph M. Brooker	(Principal Executive Officer)

March 17, 2008	/s/ Paul Wiesner	Chief Financial Officer
	Paul Wiesner	(Principal Financial and Accounting Officer)

March 17, 2008	/s/ Robert J. Clark	Director
Robert J. Clark

March 17, 2008	/s/ Michael O’Byrne	Director
Michael O’Byrne

March 17, 2008	/s/ Robert Penner	Director
Robert Penner

March 17, 2008	/s/ Jon Whitney	Director
Jon Whitney

March 17, 2008	/s/ David Wight	Director
David Wight

March 17, 2008	/s/ Michael Wozniak	Director
Michael Wozniak

-A66-

EXHIBIT INDEX

Exhibit Number	Description
3.1
Notice of Articles, dated July 10, 2006 (incorporated by reference to Exhibit 3.1 to Storm Cat Energy Corporation’s quarterly report on Form 10-Q filed on August 9, 2006 (Commission File No. 001-32628))

3.2
Articles, dated May 21, 2004 (incorporated by reference to Exhibit 4.2.1 to Storm Cat Energy Corporation’s registration statement on Form F-3 filed on December 23, 2005 (Commission File No. 333-130688))

3.2.1
Amendment to Articles, dated June 23, 2005 (incorporated by reference to Exhibit 4.2.2 to Storm Cat Energy Corporation’s registration statement on Form F-3 filed on December 23, 2005 (Commission File No. 333-130688))

3.2.2
Amendment to Articles, dated June 27, 2006 (incorporated by reference to Exhibit 3.1 to Storm Cat Energy Corporation’s Quarterly Report on Form 10-Q filed on August 9, 2006 (Commission File No. 001-32628))

4.1
Specimen of Common Share Certificate (incorporated by reference to Exhibit 4.7 to Storm Cat Energy Corporation’s registration statement on Form F-3 filed on December 23, 2005 (Commission File No. 333-130688))

4.2
Form of Registration Rights Agreement entered into by and between Storm Cat Energy Corporation and each of the investors in the private placements that closed on October 25, 2005, November 30, 2005 and December 21, 2005 (incorporated by reference to Exhibit 99.2 to Storm Cat Energy Corporation’s Current Report on Form 6-K furnished on November 1, 2005 (Commission File No. 001-32628))

4.3
Form of Warrant to Purchase Common Shares, dated September 27, 2006, issued by Storm Cat Energy Corporation to each participating managed account holder of Trapeze Capital Corp. in the private placement that closed September 27, 2006 (incorporated by reference to Exhibit 4.1 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on October 3, 2006 (Commission File No. 001-32628))

4.4
Form of Series A Subordinated Convertible Note due March 31, 2012, issued by Storm Cat Energy Corporation to each investor in the Series A Private Placement that closed on January 30, 2007 (incorporated by reference to Exhibit 4.1 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on February 7, 2007 (Commission File No. 001-32628))

4.5
Form of Series B Subordinated Convertible Note due March 31, 2012, to be issued by Storm Cat Energy Corporation to each investor party to the Series B Note Purchase Agreement (incorporated by reference to Exhibit 4.9 to Storm Cat Energy Corporation’s registration statement on Form S-1 filed on March 1, 2007 (Commission File No. 333-141002))

10.1+
Farm-in between Delta Resources Inc., Marin Energy Ltd. and Jem Resources Ltd. as Farmors and Storm Cat Energy Corporation as Farmor, dated January 17, 2005 (incorporated by reference to Exhibit 4.5 to Storm Cat Energy Corporation’s Annual Report on Form 20-F filed on June 16, 2006 (Commission File No. 001-32628)

10.2+
Purchase and Sale Agreement by and between Palo Petroleum, Inc., Paso Gas Pipeline, LLC, Storm Cat Energy Corporation and the other parties named therein, dated January 18, 2005 (incorporated by reference to Exhibit 4.6 to Storm Cat Energy Corporation’s Annual Report on Form 20-F filed on June 16, 2006 (Commission File No. 001-130688)

10.3+
Farm-in Agreement between Golden Eagle Energy Ltd. and Storm Cat Energy Corporation, dated February 15, 2005 (incorporated by reference to Exhibit 4.7 to Storm Cat Energy Corporation’s Annual Report on Form 20-F filed on June 16, 2006 (Commission File No. 001-32628)

10.4+
Farm-in and Operating Agreement between Encana Oil & Gas Partnership and Storm Cat Energy Corporation, dated June 29, 2005 (incorporated by reference to Exhibit 4.8 to Storm Cat Energy Corporation’s Annual Report on Form 20-F filed on June 16, 2006 (Commission File No. 001-32628)

10.5
Purchase and Sale Agreement, dated July 17, 2006, by and between Storm Cat Energy (USA) Corporation and Bill Barrett CBM LLC (incorporated by reference to Exhibit 10.1 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on July 21, 2006 (Commission File No. 001-32628))

10.6*
Storm Cat Energy Corporation’s Amended and Restated Share Option Plan dated June 21, 2007 (incorporated by reference to Exhibit 10.1 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on June 26, 2007 (Commission File No. 001-32628)

-A67-

10.6.1++	Form of Option Commitment relating to Storm Cat Energy Corporation’s Amended and Restated Share Option Plan dated June 21, 2007

10.7*
Storm Cat Energy Corporation’s Restricted Share Unit Plan dated June 21, 2007 (incorporated by reference to Exhibit 10.2 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on June 26, 2007 (Commission File No. 001-32628)

10.7.1++	Form of RSU Agreement relating to Storm Cat Energy Corporation’s Restricted Share Unit Plan dated June 21, 2007

10.8
Credit Agreement, dated as of December 27, 2007, among Storm Cat Energy (USA) Corporation, Wells Fargo Foothill, LLC, as Agent, and the Lender's party thereto (incorporated by reference to Exhibit 4.1 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on December 28, 2007 (Commission File No. 001-32628))

10.9
Purchase Agreement, dated as of September 15, 2006, by and between Storm Cat Energy Corporation and Trapeze Capital Corp. (filed as Exhibit 10.1 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on September 21, 2006 (Commission File No. 001-32628), and incorporated herein by reference)

10.10
Series A Note Purchase Agreement, dated as of January 19, 2007, by and among Storm Cat Energy Corporation and the investors set forth therein (incorporated by reference to Exhibit 10.15 to Storm Cat Energy Corporation’s registration statement on Form S-1 filed on March 1, 2007 (Commission File No. 333-141002))

10.11
Series B Note Purchase Agreement, dated as of January 19, 2007, by and among Storm Cat Energy Corporation and the investors set forth therein (incorporated by reference to Exhibit 10.16 to Storm Cat Energy Corporation’s registration statement on Form S-1 filed on March 1, 2007 (Commission File No. 333-141002))

10.12
Convertible Notes Registration Rights Agreement, dated as of January 19, 2007, by and among Storm Cat Energy Corporation and the investors set forth therein (incorporated by reference to Exhibit 10.16 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on February 7, 2007 (Commission File No. 001-32628))

10.13
Storm Cat Energy Corporation’s Director Compensation Policy (incorporated by reference to 10.3 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on June 26, 2007 (Commission File No. 001-32628))

10.14
Storm Cat Energy Corporation Change in Control Severance Pay Plan, dated September 19, 2007 (incorporated by reference to Exhibit 10.1 to Storm Cat Energy Corporation’s Current Report on Form 8-K filed on September 19, 2007 (Commission File No. 001-32628))

14.1	Code of Ethics (incorporated by reference to Exhibit 11 to Storm Cat Energy Corporation’s Annual Report on Form 20-F filed on June 16, 2006 (Commission File No. 001-32628)

21.1**	Subsidiaries of Storm Cat Energy Corporation

23.1**	Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm

23.2**	Consent of Netherland, Sewell & Associates, Inc., Independent Reservoir Engineer

31.1**	Certification of Joseph M. Brooker Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as amended

31.2**	Certification of Paul Wiesner Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as amended

32**	Certification Pursuant to 18 U.S.C. Section 1350

*	Management contracts and compensatory plans and arrangements.
**	Filed herewith
+	Portions of this Exhibit have been omitted pursuant to a request for confidential treatment filed with the SEC. Omitted portions have been filed separately with the Commission.
++	Management contracts and compensatory plans and arrangements that are filed herewith.

-A68-

Exhibit  10.6.1

FORM OF OPTION COMMITMENT

Notice is hereby given that, effective this • day of •, 200• (the “Effective Date”) Storm Cat Energy Corporation (the “Company”) has granted to • (the “Service Provider”), an Option to acquire • Common Shares (“Optioned’ Shares”) up to 5:00 p.m. Vancouver Time on the • day of •, 200• (the “Expiry Date”) at an Exercise Price of CDN$• per share.

At the date of grant of the Option, the [Company’s Common Shares are listed for trading on the TSX Venture and the Company is classified as a Tier • Issuer / Company’s Common Shares are listed for trading on the TSX].

Optioned Shares will vest and may be exercised as follows:

• in accordance with the vesting provisions set out in Schedule B of the Plan

or

• as follows: •

The grant of the Option evidenced hereby is made subject to the terms and conditions of the Company’s Amended & Restated Share Option Plan (the “Plan”) dated for reference June 27, 2006, the terms and conditions of which are hereby incorporated herein. The Company will provide you with a copy of the Plan upon your request.

To exercise your Option, deliver a written notice specifying the number of Optioned Shares you wish to acquire, together with cash or a certified cheque payable to the Company for the aggregate Exercise Price, to the Company. A certificate for the Optioned Shares so acquired will be issued by the Company’s transfer agent as soon as practicable thereafter and will bear a minimum four month non-transferability legend from the date of this Option Commitment. [Tier 1 Issuers on the TSX Venture and companies listed on the TSX may grant stock options without a hold period, provided the exercise price of the options has been set at or above the market price of the Company’s shares on such stock exchange rather than below.]

The Company and the Service Provider represent that the Service Provider under the terms and conditions of the Plan is a bona fide [EMPLOYEE/ CONSULTANT/MANAGEMENT COMPANY EMPLOYEE] • of the Company, entitled to receive Options under Exchange Policies (as such term is defined in the Plan).

STORM CAT ENERGY CORPORATION

Authorized Signatory

-A69-

Exhibit  10.7.1

FORM OF RSU AGREEMENT

STORM CAT ENERGY CORPORATION
RESTRICTED SHARE UNIT PLAN — RSU AGREEMENT

This RSU Agreement is entered into between Storm Cat Energy Corporation (the “Company”) and the Eligible Person named below, pursuant to the Company’s Restricted Share Unit Plan (the “Plan”), a copy of which is attached hereto, and confirms that:

1. on ____________________ (the “Grant Date”);

2. ____________________________(the “Eligible Person”);

3. was granted _________________ Restricted Share Units (the “RSUs”), in accordance with the terms of the Plan;

4. the RSUs will vest as follows:

Number of RSUs	Vesting On

all on the terms and subject to the conditions set out in the Plan.

By signing this agreement, the Participant:

(a) acknowledges that he or she has read and understands the Plan, agrees with the terms and conditions thereof which shall be deemed to be incorporated into and form part of this RSU Agreement (subject to any specific variations contained in this RSU Agreement);

(b) acknowledges that he or she will be solely responsible for paying any applicable withholding taxes arising from the grant or vesting of any RSU, as provided in Section 4.10 of the Plan;

(c) where allowed by applicable legislation, agrees to assume any employer’s social security contributions due upon the grant or vesting of any RSU;

(d) agrees that an RSU does not carry any voting rights;

(e) acknowledges that the value of the RSUs granted herein is in C$ denomination, and such value is not guaranteed;

(f) recognises that the value of an RSU upon delivery is subject to stock market fluctuations; and

(g) recognises that, at the sole discretion of the Company, the Plan can be administered by a designee of the Company by virtue of paragraph 3.2(h) and any communication from or to the designee shall be deemed to be from or to the Company.

IN WITNESS WHEREOF the Company and the Eligible Person have executed this RSU Agreement as of __________________.

STORM CAT ENERGY CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Name of Eligible Person

Signature of Eligible Person

Note to Plan Participants
This Agreement must be signed where indicated and returned to the Company within 30 days of receipt.

Failure to acknowledge acceptance of this grant will result in the cancellation of your RSUs.

-A70-

Exhibit 21.1

List of Storm Cat Energy Corporation Subsidiaries

Name and Head Office Address	Jurisdiction of Incorporation or Organization
Storm Cat Energy (USA) Corporation Suite 2310 1125 17th Street Denver, CO 80202 United States	Colorado, United States

Storm Cat Energy (USA) Operating Corporation Suite 2310 1125 17th Street Denver, CO 80202 United States	Colorado, United States

Triple Crown Gathering Corporation Suite 3210 1125 17th Street Denver, CO 80202 United States	Colorado, United States

Storm Cat Energy (Powder River) LLC Suite 2310 1125 17th Street Denver, CO 80202 United States	Colorado, United States

Storm Cat Energy (Alaska) LLC Suite 2310 1125 17th Street Denver, CO 80202 United States	Colorado, United States

Storm Cat Energy (Fayetteville) LLC Suite 2310 1125 17th Street Denver, CO 80202 United States	Colorado, United States

-A71-

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-1 (No. 333-147023 and No. 333-141002), Form F-3 (No. 333-130688), and Form S-8 (No. 333-137655) of Storm Cat Energy Corporation of our reports dated March 17, 2008 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Storm Cat Energy Corporation for the year ended December 31, 2007.

HEIN & ASSOCIATES LLP

By:	Hei Hein & Associates LLP
Denver, Colorado
March 14, 2008

-A72-

Exhibit 23.2

CONSENT OF INDEPENDENT RESERVOIR ENGINEERS

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-147023 and 333-141002 on Form S-1, Registration Statement No. 333-130688 on Form F-3 and Registration Statement No. 333-137655 on Form S-8 of Storm Cat Energy Corporation of the information derived from our reports evaluating Storm Cat’s petroleum and natural gas reserves, as of December 31, 2005, 2006 and 2007, included in and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2007 of Storm Cat and its subsidiaries each as filed with the Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C. H. (Scott) Rees III
C. H. (Scott) Rees III
President and Chief Operating Officer

Dallas, Texas
March 17, 2008

-A73-

Exhibit 31.1

CERTIFICATION PURSUANT TO RULES 13A-14(A) AND 15D-14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934, AS AMENDED

I, Joseph M. Brooker, certify that:

1.      I have reviewed this Annual Report on Form 10-K of Storm Cat Energy Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), or for causing such controls and procedures to be established and maintained, for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purpose in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:  March 17, 2008

/s/ Joseph M. Brooker
Joseph M. Brooker
Chief Executive Officer

-A74-

Exhibit 31.2

CERTIFICATION PURSUANT TO RULES 13a-14(a) and 15d-14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934, AS AMENDED

I, Paul Wiesner, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Storm Cat Energy Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), or for causing such controls and procedures to be established and maintained, for the Registrant and have:

a)      Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)      Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purpose in accordance with generally accepted accounting principles;

c)      Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)      Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a)      All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)      Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 17, 2008

/s/ Paul Wiesner
Paul Wiesner
Chief Financial Officer

-A75-

Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer of

Storm Cat Energy Corporation (Pursuant To 18 U.S.C. Section 1350)

In connection with this Annual Report of Storm Cat Energy Corporation (the “Company”) on Form 10-K for the year ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we Joseph M. Brooker, Chief Executive Officer of the Company, and Paul Wiesner, Chief Financial Officer of the Company, each hereby certify, pursuant to 18 U.S.C., § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 17, 2008

/s/ Joseph M. Brooker
Joseph M. Brooker
Chief Executive Officer

/s/ Paul Wiesner
Paul Wiesner
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Storm Cat Energy Corporation and will be retained by Storm Cat Energy Corporation and furnished to the Securities and Exchange Commission upon request.

-A76-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2008

Storm Cat Energy Corporation
 (Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32628	06-1762942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 17th Street, Suite 2310, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 991-5070

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

-B1-

Item 1.01.                      Entry into a Material Definitive Agreement.

On April 17, 2008, Storm Cat Energy (USA) Corporation (“Storm Cat (USA)”), a wholly owned subsidiary of Storm Cat Energy Corporation (“Storm Cat”), entered into a First Amendment to Credit Agreement (the “Amendment”) by and among Storm Cat (USA), Storm Cat and each of Storm Cat (USA)’s subsidiaries, to amend the Credit Agreement (the “Credit Agreement”), with Wells Fargo Foothill, LLC, as Agent, and the Lenders party thereto, which provides for a term loan facility and a revolving credit facility (the “Credit Facility”).  Storm Cat  (USA) entered into the Amendment to, among other things, increase the term loan facility from an aggregate principal amount of $30,000,000 to an aggregate principal amount of $40,000,000.

Each loan under the Credit Facility bears interest at a base rate or Eurodollar rate, as requested by Storm Cat, plus an applicable percentage based on Storm Cat's usage of the facility.  The applicable margin above the base rate and the Eurodollar rate for the term loan is 6.75% and 8.00%, respectively.  The applicable margin above the base rate and the Eurodollar rate for the revolving credit facility ranges from 0.75% to 1.25% and 2.00% and 2.50%, respectively, in each case depending on Storm Cat’s usage under the borrowing base.

The Amendment contains customary representations and warranties (including those relating to absence of defaults, authority and enforceability and approvals).  The Amendment also modified the existing financial covenants.  The amended financial covenants are as follows:

(1)
Minimum quarterly EDITDA (as defined in the Credit Agreement) of $5,220,000 for the quarter ending March 31, 2008, $9,000,000 for the quarter ending June 30, 2008, $13,000,000 for the quarter ending September 30, 2008, $17,500,000 for the quarter ending  December 31, 2008, $25,000,000 for the quarter ending March 31, 2009, $32,500,000 for the quarter ending June 30, 2009, and $37,300,000 for the quarter ending September 30, 2009 and for each quarter ending thereafter;

(2)
Minimum average daily production for any quarterly period of 10,500 for the quarter ending March 31, 2008, 16,750 for the quarter ending June 30, 2008, 23,000 for the quarter ending September 30, 2008, 30,200 for the quarter ending  December 31, 2008, 33,200 for the quarter ending March 31, 2009, 38,500 for the quarter ending June 30, 2009, and 40,600 for the quarter ending September 30, 2009 and for each quarter ending thereafter;

(3)	Minimum Asset Coverage Ratio (based on a discounted net present value of "Proved Reserves"), calculated each quarter, of 1.60:1.00;

(4)
Minimum Interest Coverage Ratio (based on EBIDTA and interest expense excluding interest expense associated with Storm Cat's Series A and B Convertible Notes) of 1.00:1.00 for the quarter ending March 31, 2008, 1.50:1.00 for the quarter ending June 30, 2008, 2.00:1.00 for the quarter ending September 30, 2008, 2.50:1.00 for the quarter ending  December 31, 2008, 3.00:1.00 for the quarter ending March 31, 2009, and 3.50:1.00 for the quarter ending June 30, 2009 and for each quarter ending thereafter; and

(5)
Minimum Leverage Ratio of 10.54:1.00 for the quarter ending March 31, 2008, 7.22:1.00 for the quarter ending June 30, 2008, 5.00:1.00 for the quarter ending September 30, 2008, 3.71:1.00 for the quarter ending December 31, 2008, 3.60:1.00 for the quarter ending March 31, 2009, 2.77:1.00 for the quarter ending June 30, 2009, and 2.50:1.00 for the quarter ending September 30, 2009 and for each quarter ending thereafter.

    The foregoing is qualified in its entirety by reference to the Amendment, a conformed copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or on Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1
First Amendment to Credit Agreement, dated as of April 17, 2008, by and among Storm Cat Energy (USA) Corporation, Storm Cat Energy Corporation, Storm Cat Energy (Alaska) LLC, Storm Cat Energy (Powder River) LLC, Storm Cat Energy (Fayetteville) LLC, Triple Crown Gathering Corporation, Storm Cat Energy (USA) Operating Corporation, the lenders party thereto and Wells Fargo Foothill, LLC, as Agent

-B2-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORM CAT ENERGY CORPORATION

Date: April 22, 2008	By:	/s/ Paul Wiesner
Paul Wiesner
Chief Financial Officer

-B3-

Exhibit Index

Exhibit No.	Description

4.1
First Amendment to Credit Agreement, dated as of April 17, 2008, by and among Storm Cat Energy (USA) Corporation, Storm Cat Energy Corporation, Storm Cat Energy (Alaska) LLC, Storm Cat Energy (Powder River) LLC, Storm Cat Energy (Fayetteville) LLC, Triple Crown Gathering Corporation, Storm Cat Energy (USA) Operating Corporation, the lenders party thereto and Wells Fargo Foothill, LLC, as Agent

-B4-

Exhibit 4.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of April 17, 2008 (“First Amendment Effective Date”), by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively, as the “Lenders”), WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), the Guarantors signatory hereto, and STORM CAT ENERGY (USA) CORPORATION, a Colorado corporation (“Borrower”).  All terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, Agent, the Lenders, and Borrower, entered into that certain Credit Agreement dated as of December 27, 2007 (as the same may be from time to time further amended, extended, restated, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders made available to the Borrower a Revolver Commitment and Term Loan Commitment (each term as defined in the Credit Agreement);

WHEREAS, Borrower intends to acquire certain property as set forth on Exhibit A attached hereto (the “Acquisition”); and

WHEREAS, in connection with the Acquisition, the Borrower, the Lenders and Agent have agreed to amend the terms of the Credit Agreement, all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

2. Amendment to Credit Agreement.  Upon satisfaction of the conditions set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:

a. Schedule 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

“ ‘Existing Term Loan’ has the meaning specified therefor in Section 2.2.”

“ ‘Existing Term Loan Lender’ shall mean Regiment.”

“ ‘First Amendment’ shall mean that certain First Amendment to Credit Agreement, by and among the Borrower, Agent and the Lenders, dated as of April 16, 2008.”

“ ‘First Amendment Effective Date’ has the meaning given to such term by the First Amendment.”

“ ‘New Term Loan’ has the meaning specified therefor in Section 2.2.”

“ ‘New Term Loan Lender’ shall mean Ableco Finance LLC, a Delaware limited liability company.”

“ ‘Participant Register’ has the meaning specified therefor in Section 13.1(j).”

“ ‘Rating Agencies’ has the meaning specified therefor in Section 2.15.”

“ ‘Register’ has the meaning specified therefor in Section 13.1(h).”

“ ‘Registered Loan’ means a loan recorded on the Register (or Related Party Register) pursuant to Section 13.1(h).”

“ ‘Registered Note’ has the meaning specified therefor in Section 2.16.”

-B5-

“ ‘Related Party Assignment’ has the meaning specified therefore in Section 13.1(a).”

“ ‘Related Party Register’ has the meaning specified therefor in Section 13.1(h).”

“ ‘Securitization’ has the meaning specified therefor in Section 2.15.”

b. Schedule 1.1 of the Credit Agreement is hereby amended by deleting the text “(together with its Affiliates)” appearing in clause (f) of the definition of “Eligible Assignee” and replacing it with the text “(together with its Affiliates and Approved Funds)”.

c. Schedule 1.1 of the Credit Agreement is hereby amended by amending and restating sub clause (ii) of the definition of “Interest Period” with the following: “(ii) (a) the Existing Term Loan (I) with respect to the first interest payment date, the period from and including the Closing Date to and including the last day of the calendar quarter in which the Closing Date occurs and (II) with respect to any subsequent interest payment date, the last day of each subsequent calendar quarter, and (b) the New Term Loan (I) with respect to the first interest payment date, the period from and including the First Amendment Effective Date to and including the last day of the calendar quarter in which the First Amendment Effective Date occurs and (II) with respect to any subsequent interest payment date, the last day of each subsequent calendar quarter”.

d. Schedule 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety:

“ ‘Base Rate Margin’ means (i) for purposes of determining the interest rate applicable to the Term Loan or upon the occurrence of an event described in Section 2.13(d)(ii), 6.75% and (ii) for purposes of determining the interest rate applicable to Base Rate Loans that are Advances, the applicable Base Rate Margin set forth in the table below opposite the Borrowing Base Utilization on the date of determination:

Tier	Borrowing Base Utilization	Base Rate Margin for Advances
I	<0.33	0.75%
II	>=0.33 < 0.66	1.00%
III	>=0.66	1.25%

“ ‘Lender-Related Person’ means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, Approved Funds, officers, directors, employees, attorneys, and agents.”

“ ‘LIBOR Rate Margin’ means with respect to (a) the Term Loan, 8.00% and (b) any Advances, the applicable LIBOR Rate Margin set forth in the table below opposite the Borrowing Base Utilization on the date of determination:

Tier	Borrowing Base Utilization	LIBOR Rate Margin for Advances
I	<0.33	2.00%
II	>=0.33 < 0.66	2.25%
III	>=0.66	2.50%

“ ‘Loan Documents’ means the Agreement, the First Amendment, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Copyright Security Agreement, the Canadian Pledge Agreement, the Fee Letter, the Guaranty, the Lender Agreement, the Letters of Credit, the Mortgages, the Patent Security Agreement, the Security Agreement, the Trademark Security Agreement, any note or notes executed by Borrower in connection with the Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Borrower or any of its Subsidiaries and the Lender Group in connection with the Agreement.”

“ ‘Term Loan Amount’ means Forty Million Dollars ($40,000,000).”

e. Schedule C-1 is hereby amended and restated in its entirety and substituted with Exhibit B attached hereto.

f. Section 2.2 of the Credit Agreement is hereby amended by amending and restating Section 2.2 in its entirety with the following:

-B6-

“2.2 Term Loan.

On the Closing Date, the Existing Term Loan Lender made a term loan to Borrower in the amount of $30,000,000 (the “Existing Term Loan”).  Subject to the terms and conditions of this Agreement and the First Amendment, New Term Loan Lender agrees to make a term loan of $10,000,000 (the “New Term Loan” and together with the Existing Term Loan, the “Term Loan”).  The principal of the Term Loan shall be repaid in accordance with Section 2.4(c)(iii), with the outstanding unpaid principal balance and all accrued and unpaid interest on the Term Loan becoming due and payable on the earliest of (i) the Maturity Date, (ii) the date of the acceleration of the Term Loan in accordance with the terms hereof, and (iii) the date of termination of this Agreement pursuant to Section 8.1(d).  All principal of, interest on, and other amounts payable in respect of the Term Loan shall constitute Obligations. Term Loan amounts borrowed and repaid hereunder may not be reborrowed.”

g. Section 2.13(b)(iii) of the Credit Agreement is hereby amended by amending and restating Section 2.13(b)(iii) in its entirety with the following:

“ (iii) Borrower shall have not more than five (5) LIBOR Rate Loans in effect at any given time, of which no more than one LIBOR Rate Loan may be the Existing Term Loan and no more than one LIBOR Rate Loan may be the New Term Loan.  Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least One Million Dollars ($1,000,000) and integral multiples of Five Hundred Thousand Dollars ($500,000) in excess thereof.”

h. The Credit Agreement is hereby amended by inserting the following new Sections 2.15 and 2.16 immediately following Section 2.14 thereof:

“2.15  Securitization. The Loan Parties hereby acknowledge that the Lenders and their Affiliates may sell or securitize the Obligations in respect of the Term Loan (a "Securitization") through the pledge of the Obligations as collateral security for loans to the Lenders or their Affiliates or through the sale of the Obligations or the issuance of direct or indirect interests in the Obligations, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, S&P or one or more other rating agencies (the “Rating Agencies”). The Loan Parties shall, at the cost and expense of the requesting Lender, take such actions as the Lenders may reasonably request in connection with the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose additional costs on the Loan Parties and (ii) any such amendment or additional documentation does not adversely affect the rights, or increase the obligations, of the Loan Parties under the Loan Documents or change or affect in a manner adverse to the Loan Parties the financial terms of the Obligations and (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Obligations or the Securitization.

2.16  Registered Notes.  Agent, acting solely for this purpose as a non-fiduciary agent on behalf of Borrower (or in the case of an assignment not recorded in the Register in accordance with Section 13.1(h), the assigning Lender) agrees to record the Commitments, Advances and the Term Loan on the Register (or in the case of an assignment not recorded in the Register in accordance with Section 13.1(h), a Related Party Register). Each Commitment, Advance and Term Loan recorded on the Register (or Related Party Register) may not be evidenced by promissory notes other than Registered Notes (as defined below). Upon the registration of each Commitment and Term Loan, Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note, in conformity with the terms of this Agreement, in registered form to evidence such Registered Loan, in form and substance reasonably satisfactory to such Lender, and registered as provided in Section 13.1(i) (a "Registered Note"), payable to such Lender or its registered assigns and otherwise duly completed.  Once recorded on the Register (or Related Party Register), no Commitment, Advance or Term Loan may be removed from the Register (or Related Party Register) so long as it or they remain outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.”

i. Section 6.15 of the Credit Agreement is hereby amended by amending and restating Section 6.15 in its entirety with the following:

"6.15                      Financial Covenants.

                (a) Minimum EBITDA.  Fail to achieve EBITDA, calculated on the last day of the quarterly period indicated below, of at least the required amount set forth in the following table for the applicable quarterly period set forth opposite thereto:

Applicable Amount	Applicable Period
$5,220,000	For the quarter ending March 31, 2008
$9,000,000	For the quarter ending June 30, 2008
$13,000,000	For the quarter ending September 30, 2008
$17,500,000	For the quarter ending December 31, 2008
$25,000,000	For the quarter ending March 31, 2009
$32,500,000	For the quarter ending June 30, 2009
$37,300,000	For the quarter ending September 30, 2009, and for each quarter ending thereafter

                (b) Minimum Average Daily Production. Fail to achieve minimum average daily production for Borrower and its Subsidiaries for any quarterly period indicated below, of at least the required amount set forth in the following table for the applicable quarterly period set forth opposite thereto:
-B7-

Applicable Amount	Applicable Period
10,500	For the quarter ending March 31, 2008
16,750	For the quarter ending June 30, 2008
23,000	For the quarter ending September 30, 2008
30,200	For the quarter ending December 31, 2008
33,200	For the quarter ending March 31, 2009
38,500	For the quarter ending June 30, 2009
40,600	For the quarter ending September 30, 2009, and for each quarter ending thereafter

; provided that if a Force Majeure Event occurs during any quarterly period indicated above, for purposes of calculating the Minimum Average Daily Production, the Borrower shall be entitled to exclude the days during which such Force Majeure Event was in existence up to an aggregate of forty-five (45) days per Force Majeure Event.

(c) Minimum Asset Coverage Ratio.  Fail to achieve a minimum Asset Coverage Ratio, calculated on the last day of each calendar quarter, of at least 1.60:1.00, based on the Total Reserve Value reflected in the most recently delivered report by Borrower.

(d) Interest Coverage Ratio.  Have an Interest Coverage Ratio, calculated on the last day of the quarterly period indicated below, of not less than the required amount set forth in the following table for the applicable quarterly period set forth opposite thereto:

Applicable Ratio	Applicable Period
1.00:1.00	For the quarter ending March 31, 2008
1.50:1.00	For the quarter ending June 30, 2008
2.00:1.00	For the quarter ending September 30, 2008
2.50:1.00	For the quarter ending December 31, 2008
3.00:1.00	For the quarter ending March 31, 2009
3.50:1.00	For the quarter ending June 30, 2009, and for each quarter ending thereafter

(e) Leverage Ratio.  Have a Leverage Ratio, calculated on the last day of the quarterly period indicated below, greater than the applicable ratio set forth in the following table for the applicable quarterly period set forth opposite thereto:

Applicable Ratio	Applicable Period
10.54:1.00	For the quarter ending March 31, 2008
7.22:1.00	For the quarter ending June 30, 2008
5.00:1.00	For the quarter ending September 30, 2008
3.71:1.00	For the quarter ending December 31, 2008
3.60:1.00	For the quarter ending March 31, 2009
2.77:1.00	For the quarter ending June 30, 2009
2.50:1.00	For the quarter ending September 30, 2009, and for each quarter ending thereafter

j. Section 13.1(a) of the Credit Agreement is hereby amended by deleting the proviso at the end of the first sentence thereof and replacing it with the following:

“; provided, however, that notwithstanding anything contained in this Section 13.1 to the contrary, (1) a Lender may assign any or all of its rights hereunder to an Affiliate of such Lender or an Approved Fund of such Lender without (A) providing any notice to Agent or any other Person or (B) delivering an executed Assignment and Acceptance to Agent (each a “Related Party Assignment”), (2) Borrower and Agent may continue to deal solely and directly with the assigning Lender until an Assignment and Acceptance has been delivered to Agent and the assigning Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of Three Thousand Five Hundred Dollars ($3,500), (3) the failure of such assigning Lender to deliver an Assignment and Acceptance to Agent or any other Person shall not affect the legality, validity or binding effect of such assignment, and (4) an Assignment and Acceptance between an assigning Lender and its Affiliate or Related Fund shall be effective as of the date specified in such Assignment and Acceptance and recorded on the Related Party Register (as defined below).”

k. Section 13.1(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

“So long as no Event of Default shall have occurred and be continuing, any proposed assignment pursuant to this Section 13.1, other than to an Eligible Assignee, shall be subject to the consent of Borrower, which consent shall not be unreasonably withheld, delayed or conditioned.”

l. Section 13.1(b) of the Credit Agreement is hereby amended by (i) deleting the word “From” appearing at the beginning thereof and replacing it with the following text “Except as otherwise provided in the proviso in Section 13.1(a), from”, and (ii) deleting the text “if applicable, payment of the required processing fee,” and replacing it with the text “payment of any required processing fee (if required) and such assignment is recorded on the Register,”.
-B8-

m. Section 13.1(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d)  Immediately upon Agent's receipt of any required processing fee payment (if required) and the recordation of the fully executed Assignment and Acceptance on the Register (or, in the case of Related Party Assignment pursuant to Section 13.1(a), upon recordation on the Related Party Register), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom.  The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.”

n. Section 13.1(e) of the Credit Agreement is hereby amended by (i) deleting the first occurrence of the word “Lender” in sub clause (iv) thereof and replacing it with the text “Originating Lender”, and (ii) inserting the following text at the end of the second sentence thereof “; provided, however, that the parties hereto agree that Participants shall be entitled to the benefits of Section 16 hereof as if such Participant was a “Lender” hereunder.

o. Section 13.1(g) of the Credit Agreement is hereby deleted and is replaced with the following:

“(g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR § 203.24 or any other Person, including, without limitation, as provided in Section 2.17, and such Person may enforce such pledge or security interest in any manner permitted under applicable law; provided, that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party (or any transferee thereof) for such Lender as a party hereto unless such pledgee or secured party (or transferee) becomes a Lender hereunder.

(h)           Agent shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain, or cause to be maintained, a register (the "Register") on which it shall enter the names and addresses of the Lenders and the Commitments of, and the principal amount of the Advances and the Term Loan (and stated interest thereon) and Obligations with respect to Letters of Credit owing to, each Lender from time to time.  Subject to the last sentence of this Section 13.1(h), the entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable notice.  In the case of a Related Party Assignment pursuant to the proviso in Section 13.1(a) as to which an Assignment and Acceptance is not delivered to Agent, the assigning Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register (the "Related Party Register") comparable to the Register on behalf of Borrower.  The Related Party Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable notice.

(i)           A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register or the Related Party Register (and each Registered Note shall expressly so provide).  Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register or the Related Party Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s) and such requestor shall surrender to Borrower the Registered Note being replaced.  Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), Agent and Borrower shall treat the Person in whose name such Registered Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.

(j)           In the event that a Lender sells participations in the Registered Loan, such Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the "Participant Register").  A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide).  Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.  The Participant Register shall be available for inspection by Administrative Borrower at any reasonable time and from time to time upon reasonable notice.”

p. Section 14.1(k) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(k) change the definition of “Borrowing Base”, “Maximum Revolver Amount”, or “Term Loan Amount”, or change Section 2.1(b), Section 2.1(d) or Section 2.1(e)(iii), or”

q. Section 16(a) of the Credit Agreement is hereby amended by deleting the following text appearing therein “; provided, however, that no such Loan Party shall be required to increase any such amounts if the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction)”.

-B9-

r. Sections 16(b), 16(c), 16(d), 16(e) and 16(f) of the Credit Agreement are amended and restated in their entirety as follows:

“(b) If a Lender claims an exemption from United States withholding tax, such Lender shall deliver to Agent (or, in the case of a Related Party Assignment that is made pursuant to the proviso in Section 13.1(a), the assigning Lender):

(i)           if such Lender claims an exemption from United States withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to any Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or the assigning Lender, as applicable;

(ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before receiving its first payment under this Agreement and at any other time reasonably requested in writing by Agent or the assigning Lender, as applicable;

(iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before receiving its first payment under this Agreement and at any other time reasonably requested in writing by Agent or the assigning Lender, as applicable; or

(iv) such other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested in writing by Agent or the assigning Lender, as applicable.

Notwithstanding the foregoing, such Lender may provide a form W-8IMY, where applicable, with appropriate forms attached thereto.

Each Lender agrees promptly to notify Agent or the assigning Lender, as applicable, of any change in circumstances which would modify or render invalid any claimed exemption or reduction.  Notwithstanding any other provision of this Section 16, no Lender shall be required to deliver any form that such Lender is not legally able to deliver.

(c)  If a Lender claims an exemption from, or reduction of, withholding tax in a jurisdiction other than the United States, such Lender shall deliver to Agent (or, in the case of a Related Party Assignment that is made pursuant to the proviso in Section 13.1(a), the assigning Lender) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested in writing by Agent or the assigning Lender, as applicable.

Each Lender agrees promptly to notify Agent or the assigning Lender, as applicable, of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d)  If any Lender claims exemption from, or reduction of, withholding tax and such Lender sells, assigns, or otherwise transfers all or part of the Obligations of Borrower to such Lender (other than in the case of a transfer to an Affiliate or Approved Fund), such Lender agrees to notify Agent (or, in the case of  a Related Party Assignment that is made pursuant to the proviso in Section 13.1(a), the assigning Lender) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower.  To the extent of such percentage amount, Agent and Borrower will treat such Lender's documentation provided pursuant to Sections 16(b) or 16(c) as no longer valid.  With respect to such percentage amount, the Assignee of such Lender may provide new documentation, pursuant to Sections 16(b) or 16(c), if applicable.

(e)           If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction.  If the forms or other documentation required by subsection (b) or (c) of this Section 16 are not delivered in accordance with such subsections, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(f)           If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of the Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the proper Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent, as tax or otherwise, including penalties and interest, and including any Indemnified Taxes and Other Taxes imposed by any jurisdiction on the amounts payable to Agent under this Section 16.  The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

3. Amendment Fee.  Borrower hereby agrees to pay to (i) Agent a fee in the amount of $15,000 (for the account of the Agent), (ii) the Existing Term Loan Lender a fee in the amount of $100,000 (for the account of the Existing Term Loan Lender) and (iii) the Term Loan Lender funding the New Term Loan (the “New Term Loan Lender”) a fee in the amount of $100,000 (for the account of the New Term Loan Lender), each such fee shall be due and payable in full on the First Amendment Effective Date.
-B10-

              4. Conditions.  The effectiveness of this Agreement is subject to the following conditions:

a. Agent shall have received counterparts of this Agreement which shall bear the signatures of Borrower, the Guarantors, Agent and Lenders;

b. Borrower shall have paid the fees referred to in Section 3 above in the aggregate amount of $215,000 on the date hereof and shall have reimbursed Agent and Lenders for all other fees, costs and expenses as of the date hereof;

c. Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the First Amendment Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

d. Agent shall have received certificates of status with respect to Borrower, each dated within 30 days of the First Amendment Effective Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

e. To the extent required to make the representations and warranties given in Section 5(a) below true and correct in all material respects, Agent shall have received an updated schedule to the Credit Agreement, which schedule shall replace the previously distributed versions of such schedule as of the date of this Agreement;

f. Agent shall have received an opinion of Hogan & Hartson LLP in form and substance satisfactory to Agent relating solely to the due execution, performance, and delivery of the Agreement and the enforceability of the Agreement and the Credit Agreement as amended hereby;

g. Agent shall have received a direction letter in form and substance satisfactory to Agent outlining the sources and uses associated with the funds to be provided in connection with the New Term Loan, and

h. legal matters incident to the execution and delivery of this Agreement shall be satisfactory to the Agent and its counsel.

5. Representations and Warranties.  Borrower hereby represents and warrants to Agent and each Lender as follows:

a. assuming the effectiveness of this Agreement, the representations and warranties made by Borrower contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except to the extent such representations and warranties are qualified by materiality, contain dollar thresholds or have Material Adverse Change qualifiers, in which case, such representations and warranties shall be true and correct in all respects);

b. Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change;

c. Borrower has the power and authority to execute, deliver and perform its obligations under this Agreement and the Credit Agreement;

d. the execution, delivery, and performance by Borrower of this Agreement, the Credit Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower;

e. this Agreement, the Credit Agreement (as amended hereby) and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; and

f. assuming the effectiveness of this Agreement, no Default or Event of Default exists.

      6. Post Closing Deliverables.   Borrower hereby agrees to deliver to Agent, in form and substance satisfactory to Agent, within 30 days after the First Amendment Effective Date, (i) an opinion  of  local Wyoming  counsel in form and substance satisfactory to Agent and (ii) a Mortgage on the leasehold identified on Exhibit A attached hereto which such Mortgage shall provide a valid and enforceable first priority mortgage Lien on such leasehold free and clear of all defects and encumbrances except Permitted Liens.  Borrower hereby agrees that, notwithstanding any provision of the Credit Agreement or any other Loan Document to the contrary, the failure to satisfy the requirements of this Section 6 within the period specified herein shall constitute an Event of Default.
-B11-

7. Agreement in Full Force and Effect as Amended.  Except as specifically amended and/or waived hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended.  Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Lender, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Lender whether under the Credit Agreement, the other Loan Documents, at law or otherwise and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto.  All references to the Credit Agreement shall be deemed to mean the Credit Agreement as modified hereby.  This Amendment shall not constitute a novation or satisfaction and accord of the Credit Agreement and/or other Loan Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this Amendment, as though such terms and conditions were set forth herein.  Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference herein or in any other Loan Document to the “Loan Agreement” or “Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Amendment.

8. Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

9. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Borrower and its successors and assigns and Agent and Lenders and their successors and assigns.

10. Further Assurance.  Borrower hereby agrees from time to time, as and when requested by Agent or any Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Agent or such Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement, the Credit Agreement and the Loan Documents.

11. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

12. Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13. Reaffirmation. Borrower and each Guarantor, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which Borrower or such Guarantor, as applicable, grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent Borrower or Guarantor granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.  Borrower and each Guarantor hereby consent to this Agreement and acknowledge that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed.  The execution of this Agreement shall not operate as a waiver of any right, power or remedy of Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

14. Release. Borrower and each Guarantor hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Agent (“Releasees”), of and from any and all manner of known actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, whether known or unknown, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof arising out of, founded upon, or relating (in any manner) to the Credit Agreement, the Loan Documents or the transactions contemplated or otherwise evidenced thereby.  Without limiting the generality of the foregoing, Borrower waives and affirmatively agrees not to allege or otherwise pursue, to the extent known, any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest any conduct of the Lenders and Agent or other Releasees on or prior to the date hereof.  As to each and every claim released hereunder, each Obligor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, each of them specifically waives the benefit of the provisions of any applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases which restricts the effect of any such waiver with respect to causes of action or other claims that the party does not know or suspect to exist at the time when the release is executed.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]
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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.

STORM CAT ENERGY (USA) CORPORATION, as Borrower

By:	/s/ Joseph M. Brooker
Name:	Joseph M. Brooker
Title:	President

STORM CAT ENERGY (ALASKA) LLC, as a Guarantor

By:	/s/ Joseph M. Brooker
Name:	Joseph M. Brooker
Title:	President

STORM CAT ENERGY (POWDER RIVER) LLC, as a Guarantor

By:	/s/ Joseph M. Brooker
Name:	Joseph M. Brooker
Title:	President

STORM CAT ENERGY (FAYETTEVILLE) LLC, as a Guarantor

By:	/s/ Joseph M. Brooker
Name:	Joseph M. Brooker
Title:	President

TRIPLE CROWN GATHERING CORPORATION as a Guarantor

By:	/s/ Joseph M. Brooker
Name:	Joseph M. Brooker
Title:	President

STORM CAT ENERGY (USA) OPERATING CORPORATION, as a Guarantor

By:	/s/ Joseph M. Brooker
Name:	Joseph M. Brooker
Title:	President

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STORM CAT ENERGY CORPORATION, as a Guarantor

By:	/s/ Joseph M. Brooker
Name:	Joseph M. Brooker
Title:	Chief Executive Officer

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REGIMENT CAPITAL SPECIAL SITUATIONS FUND III, L.P., as a Lender
By: Regiment Capital GP, LLC its General Partner
By:	/s/ Richard T. Miller
Name:	Richard T. Miller
Title:	Authorized Signatory

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ABELCO FINANCE LLC, as a Lender
By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	President

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WELLS FARGO FOOTHILL, LLC, as Agent and as a Lender
By:	/s/ Gary Forlenza
Name:	Gary Forlenza
Title:	Vice-President

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2008

Storm Cat Energy Corporation
 (Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32628	06-1762942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 17th Street, Suite 2310, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 991-5070

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Storm Cat Energy Corporation (“Storm Cat” or the “Company”), adopted and approved the Storm Cat Energy Corporation Annual Incentive Plan (the “Incentive Plan”) for 2008.  The Compensation Committee, with the advice of management, will determine which employees may be participants (a “Participant”) in the Incentive Plan.  To be eligible to receive an award under the Incentive Plan, a Participant must be employed by the Company on the date any payments are made.

Under the terms of and subject to the conditions of the Incentive Plan, each Participant will be awarded annual incentive awards that will be determined on the basis of the Company’s growth in three performance categories: (i) net asset value, (ii) production and (iii) EBITDA.  Each of the performance categories has been weighted accordingly and performance targets have been established in order to payout awards at a minimum threshold level, a target level and a maximum outstanding level.  If the Company fails to achieve the minimum threshold level of performance for a measure, then no payout for that measure will be made.  Achievement at the threshold level will generally payout 25% of the target award opportunity and achievement at the target and outstanding levels will generally payout at 100% and 200%, respectively, of the target award opportunity.  Any payout will be subject to the discretion of the Compensation Committee to consider other subjective factors it deems appropriate and awards may be adjusted, up or down, subject to the Company’s overall success and each Participant’s individual merit.

Awards will be paid in the first quarter of 2009 upon completion of the annual financial statements for 2008 and the year-end reserve report.  The Compensation Committee has, pursuant to the Incentive Plan, established target awards, expressed as a percentage of annual base salary, for each Participant.  Such target awards will be communicated in writing to each Participant.  The granting of any and all awards under the Incentive Plan is at the complete and sole discretion of the Board of Directors of the Company and/or the Compensation Committee.  The Incentive Plan may be terminated at any time by the Board of Directors and/or the Compensation Committee without prior notice to any Participant.

The foregoing is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Storm Cat Energy Annual Incentive Plan dated April 23, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORM CAT ENERGY CORPORATION

Date: April 29, 2008	By:	/s/ Paul Wiesner
Paul Wiesner
Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Storm Cat Energy Annual Incentive Plan dated April 23, 2008.

-C4-

Exhibit 10.1

FINAL
Storm Cat Energy Corporation

Annual Incentive Plan

Adopted April 23, 2008

Plan Objectives

This Annual Incentive Plan (the “Plan”) is designed to meet the following objectives:

•	Provide a framework that is performance-driven and focused on objectives that are critical to the Company’s success;

•	Offer competitive cash and/or equity compensation opportunities to all employees; and

•	Reward outstanding achievement.

Plan Concept

The Plan provides annual incentive awards that will be determined on the basis of the Company’s growth in (i) net asset value, (ii) production and (iii) EBITDA (each of which are described in further detail below).  In addition, awards may be adjusted, up or down, subject to the Company’s overall success and individual merit.

Award Opportunities

The Compensation Committee of the Board of Directors, in consultation with management, has established Plan target awards, expressed as a percentage of annual base salary, for each participant.  Such Plan target award will be communicated in writing to each participant.

Plan Administration

The Plan will be administered by the Compensation Committee of the Board of Directors, with advice from management.  Certain elements of the Plan administration may be delegated to the officers of the Company or the Company’s human resources representative.

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FINAL

Measures

In addition to the Company’s overall success and individual merit, the Company will employ the following three measures:

•	Net Asset Value Growth

•	Production Growth

•	EBITDA Growth

A.           Net Asset Value Growth

Net Asset Value (“NAV”) growth will be calculated internally.  It will measure the change in net asset value of the Company’s proved developed reserves, i.e., proved developed producing and proved developed non-producing, net of capital expenditures and cashflows, inclusive of the effects of hedging.  Since we will be measuring our proved developed reserves only we will not reward employees for the delivery of potential value that is dependent upon future execution.  The calculation will be determined by comparing the PV10 values for our year end 2007 and 2008 proved developed reserves as forecasted by our third party engineering firm at fixed prices of $6.00 per MMBtu for natural gas, $65.00 per barrel for oil and natural gas liquids at 80% of the oil price, net of 2007 capital expenses and field level cashflow.  All operating expenses, gathering, compression, transportation, treating, shrinkage, production taxes, mmbtu adjustments and other expenses that have historically been included in our year end reserve reports will be applied.  By undertaking the calculation in this manner we are isolating the effect of commodity price changes from the calculation other than what is captured in the field level cashflow adjustment that includes the effect of hedging.  The difference between the 2007 and 2008 net asset value calculation, if positive, will be the measured net asset value growth of the Company for the annual incentive bonus determination.  The percentage net asset value growth will be determined as follows:

Net Asset Value Growth = 2008 Net Asset Value – 2007 Net Asset Value  x 100
2007 Net Asset Value

B.           Production Growth

Production Growth will be determined by comparing the total MMBtu equivalents sold during the 2008 calendar year as compared to the 2007 calendar year.  Oil production will be converted to MMBtu’s employing a 6 to 1 ratio of natural gas to crude oil.  The difference between the 2007 and 2008 production totals, if positive, will be the measured production growth of the Company for the annual incentive bonus determination.  The percentage production growth will be determined as follows:

Production Growth = 2008 Sales (MMBtue) – 2007 Sales (MMBtue)  x 100
2007 Sales (MMBtue)

C.           EBITDA Growth

EBITDA is the Company’s earnings before interest, income taxes, depreciation, depletion and amortization.  It is calculated from the Company’s audited year end financial statements for 2007 and 2008.  The difference between the Company’s 2008 and 2007 EBITDA, if positive, will be the measured EBITDA growth for the annual incentive bonus determination.  The percentage EBITDA growth will be determined as follows:

EBITDA Growth = 2008 EBITDA – 2007 EBITDA  x 100
2007 EBITDA
Acquisitions and Divestitures

The calculation of performance measures will attempt to minimize the impact of acquisitions in the year made and account for divestitures by removing the divested properties from the comparison.

In the case of acquisitions, the following adjustments will be made:

•
NAV Growth.  Proved developed reserves acquired will be added in the 2008 report on a “capital neutral” basis by also adding to the 2007 report the PV10 allocated value of such proved developed reserves.  In this way, any acquisition should be neutral in the year accomplished.  Capital allocated to non-proved developed properties should not be included in the determination.

•	Production Growth. Production from acquired properties will not be included in the production growth calculation in the year acquired.

•	EBITDA Growth. EBITDA from acquired properties will not be included in EBITDA growth calculations in the year acquired.

-C6-

In the case of divestitures, the following adjustments will be made:

•	NAV Growth and Production Growth. The divested properties and associated capital and cashflow will be removed from the determination of NAV growth and production growth.

•	EBITDA Growth. To the extent gains or losses are recognized under generally accepted accounting principles, such gains or losses will be included in the EBITDA growth calculation.

Benchmarks

The Company has set benchmarks for each measure such that if the minimum benchmark is achieved there will be a modest award and awards will thereafter increase exponentially if greater benchmarks are achieved.  These benchmarks are as follows:

•	Threshold. The level at which minimum payout occurs. If the Company achieves the Threshold level, the participant will receive 25% of the target award percentage.

•	Target. The level at which the participant will receive the target award percentage.

•	Outstanding. The level at which the participant receives 200% of the target award percentage.

A result that falls below the Threshold level in any measure will result in no award for that measure.  Results falling between the Threshold, Target and Outstanding benchmarks will be determined by interpolation.  Although there will be no limit on completion of individual benchmarks, completion for the total Plan will be limited to 200% of the Target Bonus set forth in the Appendix.

Performance Measures and Weighting

For 2008, the Company has established the following benchmarks on each performance measure and its appropriate weighting:

Measure	Weighting	Benchmark
		Threshold	Target	Outstanding
Net Asset Value Growth	50%	75%	100%	150%
Production Growth	25%	94%	125%	188%
EBITDA Growth	25%	975%	1300%	1950%

Company Success and Individual Performance Measure

In addition to the award determined above, the Company, in its sole and complete discretion, may increase or decrease any award on the basis of the Company’s overall success and individual merit.

Eligibility

The Compensation Committee, with advice from management, shall determine which employees are to be participants in the Plan.  Incentive awards will be calculated based upon the participant’s base salary in effect at the end of the Plan year or actual earned salary if the participant was hired during the year.

To be eligible to receive an award, a participant must be employed by the Company on the date payments are made.

If a participant dies, retires or becomes disabled during the award year or prior to the payment of an incentive award, he or she (or the estate) will receive a pro rata share of the award based upon the actual earned salary in the award year.If a participant’s employment with the Company is terminated during the award year or at any time prior to the distribution of awards, no bonus award will be paid.

Timing of Award Payments

Awards will be paid in the first quarter of 2009 upon completion of the annual financial statements and year end reserve report.

-C7-

FINAL

Board of Directors’ Discretion

Participants will understand and accept that the calculation of the performance measures may not always lead to a precise measure.  The Board of Directors and Compensation Committee will employ its reasonable judgments in arriving at the performance measure calculation for the award year.  The Board of Directors and/or Compensation Committee may, in their sole discretion, ask the Audit Committee to review all performance measure calculations.  All performance measure calculations as determined by the Board of Directors or Compensation Committee are final and binding upon all participants and no participant shall have the right to appeal or question any such determination.

The granting of any and all awards hereunder is at the complete and sole discretion of the Board of Directors and/or Compensation Committee.  This Plan may be terminated at any time by the Board and/or Compensation Committee without prior notice to any participant.

Term

Unless earlier terminated by the Board of Directors, this Plan shall be in effect for calendar year 2008 only.

Not Exclusive

Nothing herein will preclude the Company from awarding, in addition to the cash incentive award determined herein, stock options, restricted stock units, stock appreciation rights or other forms of compensation to employees of the Company.

No Contract

The terms of this Annual Incentive Award do not create a contract between the Company and any participant and in no way affects the relationship between the participant and the Company as an employee-at-will.

Non-Assignability

No award under this Plan nor any right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge shall be void and shall not be recognized or given effect by the Company

-C8-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

STORM CAT ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

-D1-

Notice of Annual General Meeting of Shareholders

To Be Held on June 18, 2008

DEAR SHAREHOLDERS:

We cordially invite you to attend the Annual General Meeting of the shareholders of Storm Cat Energy Corporation (the “Company”), which will be held on June 18, 2008, at 10:00 a.m., Mountain daylight time, at 8th Avenue SW, Suite 200, 209, Calgary, Alberta, Canada, for the following purposes:

1.	To elect as directors the seven nominees named in the attached proxy statement to serve for one-year terms on the board of directors of the Company;

2.	To ratify the Audit Committee’s selection of and appoint Hein & Associates LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008; and

3.	To transact such other business as may properly come before the Annual General Meeting of the shareholders or any adjournments or postponements thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

The board of directors has fixed the close of business on Monday, May 5, 2008, as the record date for determining the shareholders entitled to notice of and to vote at the Annual General Meeting or at any adjournment or postponement thereof. Therefore, shareholders who own common shares of the Company at the close of business on that date are entitled to notice of and to vote at the meeting.

Shareholders who are unable to personally attend the meeting are requested to read the enclosed form of proxy and complete, date, sign and mail the enclosed form of proxy in the accompanying postage prepaid return envelope, or to complete the proxy by telephone or Internet, in accordance with the instructions set out in the form of proxy. If your shares are held in the name of a broker, trust, bank or other nominee and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or by the other intermediary. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.

THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED ITEMS. YOUR VOTE IS VERY IMPORTANT.

ALL SHAREHOLDERS ARE EXTENDED A CORDIAL INVITATION
TO ATTEND THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

By Order of the Board of Directors,

/s/ Paul Wiesner
Denver, Colorado April 29, 2008	Paul Wiesner Chief Financial Officer, Treasurer and Secretary

Important Notice Regarding Availability of Proxy Materials for the Annual General
Meeting of Shareholders to be Held on June 18, 2008.

The Notice of Annual General Meeting, Proxy Statement and the Annual Report are available at
http://www.stormcatenergy.com/2008annualmeeting

-D2-

-D3-

PROXY STATEMENT

SOLICITATION OF PROXIES

This proxy statement is provided in connection with the solicitation of proxies by the board of directors of Storm Cat Energy Corporation, a corporation organized under the laws of British Columbia, for use at the Annual General Meeting of the shareholders, to be held on June 18, 2008, at 10:00 a.m., Mountain daylight time, or any adjournment or postponement thereof, at 8th Avenue SW, Suite 200, 209, Calgary, Alberta, Canada (the “Annual General Meeting”). The Company maintains its principal executive offices at 1125 17th Street, Suite 2310, Denver, Colorado 80202. We use the terms the “Company,” “Storm Cat,” “we,” “us” and “our” to refer to Storm Cat Energy Corporation in this proxy statement.

Pursuant to new rules promulgated by the Securities and Exchange Commission (the "SEC"), we are providing access to our proxy materials, which include our notice of annual general meeting, proxy statement and annual report over the Internet at http://www.stormcatenergy.com/2008annualmeeting. These proxy materials are available free of charge.

This proxy statement and the accompanying form of proxy are expected to first be sent or given to shareholders beginning on or about May 12, 2008. While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by the directors and regular employees of the Company. All costs of solicitation will be borne by the Company. The Company will pay for preparing, assembling and mailing this proxy statement and any other proxy materials transmitted on behalf of the board of directors. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company’s common shares.

This proxy statement is being sent to both registered and non-registered owners of common shares of the Company. If you are a non-registered owner, and the Company or its agent has sent these materials directly to you, your name and address and information about your holdings of common shares have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send these materials to you directly, the Company (and not the intermediary holding on your behalf) has assumed responsibility for (1) delivering these materials to you, and (2) executing your proper voting instructions. Please return your voting instructions as specified in the form of proxy. For further information relating to non-registered owners see the discussion below under the heading “Information For Non-Registered (Beneficial) Owners Of Common Shares.”

APPOINTMENT AND REVOCATION OF PROXIES

The individuals named in the accompanying proxy are directors and/or officers of the Company and will represent management of the Company at the Annual General Meeting. A SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT HIM AT THE ANNUAL GENERAL MEETING HAS THE RIGHT TO DO SO, EITHER BY INSERTING SUCH PERSON’S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY AND STRIKING OUT THE TWO PRINTED NAMES OR BY COMPLETING ANOTHER FORM OF PROXY. A proxy will not be valid unless the completed, dated and signed form of proxy is received by Computershare Investor Services Inc. not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Annual General Meeting or any adjournment thereof, or is delivered to the Chairman of the Annual General Meeting prior to the commencement of the Annual General Meeting or an adjourned meeting. The mailing address of Computershare Investor Services Inc. is 100 University Avenue, 11th Floor, Toronto, Ontario, Canada M5J 2Y1. Registered shareholders may also deposit their proxies through telephone and Internet services made available by Computershare Investor Services Inc. See the attached form of proxy for further instructions.

A shareholder who has given a proxy may revoke it by an instrument in writing executed by the shareholder or by his attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and delivered either to the registered office of the Company, 3000 - 1055 West Georgia Street, Vancouver, British Columbia, Canada V6E 3R3, at any time up to and including the last business day preceding the day of the Annual General Meeting, or if adjourned, any reconvening thereof, to the Chairman of the Annual General Meeting on the day of the Annual General Meeting or, if adjourned, any reconvening thereof or in any other manner provided by law. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation. Proxies in the form enclosed, unless revoked, will be voted at the Annual General Meeting as directed by you on the form or, in the absence of such direction, in favor of Proposals 1 and 2 at the Annual General Meeting.

-D4-

INFORMATION FOR NON-REGISTERED (BENEFICIAL) OWNERS OF COMMON SHARES

Common shares owned by many shareholders of the Company are not registered on the records of the Company in the beneficial shareholders’ own name. Rather, such common shares are registered in the name of a securities dealer, bank or other intermediary, or in the name of a clearing agency (referred to in this proxy statement as “intermediaries”). Shareholders who do not hold their common shares in their own name (referred to in this proxy statement as “non-registered owners”) should note that only registered shareholders or duly appointed proxyholders are permitted to vote at the Annual General Meeting. A non-registered owner cannot be recognized at the Annual General Meeting for the purpose of voting his common shares unless such holder is appointed by the applicable intermediary as a proxyholder.

Non-registered owners who have not objected to their intermediary disclosing certain ownership information about themselves to the Company are referred to as “NOBOs.” Those non-registered owners who have objected to their intermediary disclosing ownership information about themselves to the Company are referred to as “OBOs.”

In accordance with applicable securities regulatory policy (National Instrument 54-101 of the Canadian Securities Administrators) the Company has elected to seek voting instructions directly from NOBOs. The Intermediaries (or their service companies) are responsible for forwarding this proxy statement and the proxy to each OBO, unless the OBO has waived the right to receive them.

Proxy statements sent to non-registered owners who have not waived the right to receive proxy statements are accompanied by a request for voting instructions (a “VIF”). This form is provided instead of a proxy. By returning the VIF in accordance with the instructions noted on it a non-registered owner is able to instruct the registered shareholder how to vote on behalf of the non-registered owner. VIF’s, whether provided by the Company or by an intermediary, should be completed and returned in accordance with the specific instructions noted on the VIF.

In either case, the purpose of this procedure is to permit non-registered owners to direct the voting of the common shares that they beneficially own. If a non-registered owner who receives a VIF wishes to attend the Annual General Meeting or have someone else attend on his behalf, then the non-registered owner may request a legal proxy as set forth in the VIF, which will grant the non-registered owner or his nominee the right to attend and vote at the Annual General Meeting.

IF YOU ARE A NON-REGISTERED OWNER AND WISH TO VOTE IN PERSON AT THE ANNUAL GENERAL MEETING, PLEASE REFER TO THE INSTRUCTIONS SET OUT ON THE “REQUEST FOR VOTING INSTRUCTIONS” (VIF) THAT ACCOMPANIES THIS PROXY STATEMENT.

EXERCISE OF DISCRETION

Common shares represented by proxy are only entitled to be voted on any poll and, where a choice with respect to any matter to be acted upon has been specified in the form of proxy, the common shares will, on a poll, be voted or withheld from voting in accordance with the specification so made.

SUCH COMMON SHARES WILL ON A POLL BE VOTED FOR EACH MATTER FOR WHICH NO CHOICE HAS BEEN SPECIFIED BY THE SHAREHOLDER.

VOTING AT THE ANNUAL GENERAL MEETING

The common shares of the Company are listed on the American Stock Exchange (“AMEX”) and the Toronto Stock Exchange (“TSX”). The only voting securities of the Company are its common shares. Only shareholders of record at the close of business on May 5, 2008, the date selected as the record date by the board of directors, are entitled to vote their common shares at the Annual General Meeting. Each holder of common shares is entitled to one vote per share of common shares on each matter submitted to the shareholders for vote. At the close of business on April 28, 2008, 81,109,403 common shares were outstanding and entitled to vote.

At least two shareholders of an aggregate of 5% of the issued common shares who are present, in person or by proxy, will constitute a quorum for the transaction of business at the Annual General Meeting or any adjournment or postponement thereof. Directors are elected by a plurality of the affirmative votes cast by the shareholders present at the Annual General Meeting in person or by proxy, and entitled to vote. Cumulative voting is not permitted in the election of directors. The affirmative vote of the holders of a majority of the voting power of the common shares present at the Annual General Meeting, in person or by proxy, and entitled to vote, and actually cast is necessary for ratification and appointment of the Company’s auditors. If the ratification of the selection and appointment of auditors is not approved, the Audit Committee of the board of directors will review its future selection of auditors.

Abstentions and broker non-votes are not relevant to the election of directors. Abstentions and broker non-vote will have no effect on the vote on the proposal for the ratification and appointment of the Company’s auditors. A “broker non-vote” occurs if you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the holder is permitted to vote, but does not vote, on the matter without instructions from you under the AMEX rules.

Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your shares: “FOR” all of the nominees for director named in this proxy statement; and “FOR” ratification and appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

Only shareholders and persons holding proxies from shareholders may attend the meeting.  If your shares are registered in your name, you should bring a form of identification to the meeting.  If your shares are held in the name of a broker, trust, bank or other nominee you will need to bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares.

  -D5-

PROPOSAL 1. ELECTION OF DIRECTORS

Storm Cat’s business and affairs are managed under the direction of the board of directors, which is currently comprised of seven members. The size of the board of directors may be fixed from time to time by the board of directors as provided in the Articles of the Company.

The term of office of each of the present directors expires at the Annual General Meeting. At this Annual General Meeting, there are seven nominees for election to the board of directors, each of whom, if elected, will serve until the next annual general meeting of the shareholders or until his successor is elected or appointed, unless his office is earlier vacated in accordance with the Articles of the Company, or with the provisions of the British Columbia Business Corporations Act (the “Business Corporations Act”). Management does not contemplate that any of these nominees will be unable to serve as a director. The names of each nominee and continuing director, their respective ages (as of April 29, 2008), the province or state and country in which each is ordinary resident, periods during which they have served the Company as a director, position (if any) with the Company, business experience during at least the past five years and directorships of other publicly-owned corporations appear below. The number of our common shares beneficially owned by each nominee, directly or indirectly, or over which control or direction is exercised, is set out below under “Beneficial Ownership of Voting Securities.”  There are no family relationships among any director, executive officer, or any person nominated or chosen by the Company to become a director.

Each nominee is an incumbent director and has consented to be named herein and to serve on the board of directors if elected. If any of these director nominees should be unavailable for election at the time of the Annual General Meeting, which is not anticipated, the proxies will be voted for such other person as may be recommended by the board of directors in place of each such nominee.

Nominees for Director

Joseph M. Brooker (48), Colorado, USA.  Mr. Brooker was appointed our Chief Executive Officer and a director in June 2007.  Mr. Brooker is a petroleum engineer and lawyer with over 25 years of experience in the oil and gas business.  Prior to joining Storm Cat, Mr. Brooker served as Manager of Monday Creek Resources LLC, a Denver-based start-up company, from 2005 to 2007.  Mr. Brooker served from 2003 to 2005 as Vice President and General Counsel of Medicine Bow Energy Corporation, a Denver-based private-equity backed exploration and production company.  Prior to that, from 2000 to 2002 Mr. Brooker served as Vice President of Land and General Counsel of Shenandoah Energy Inc, a Denver-based private-equity-backed exploration and production company.

Robert J. Clark (63), Colorado, USA. Mr. Clark has been our director since January 2006. Mr. Clark is a 40-year veteran of the oil and gas industry. Mr. Clark is President of Bear Cub Energy, LLC, a privately held gas gathering and processing company, which he founded in 2001. In 1995, Mr. Clark formed a predecessor company, Bear Paw Energy LLC, which was sold in early 2001 to Northern Border Partners. Earlier experience included officer positions with Snyder Oil Corporation, Ladd Petroleum Corporation and NICOR, Inc. Mr. Clark currently serves on the board of Evergreen Energy Inc. and is a member of the board of Managers for Bear Cub Energy, LLC and Fluid Compressor Partners LLC. He most recently served on the board of directors for Evergreen Resources, Inc., sold in late 2004, and Patina Oil and Gas Corporation, sold in early 2005.

Michael J. O’Byrne (47), Alberta, Canada. Mr. O’Byrne has been our director since September 2003. Mr. O’Byrne has been involved in the oil and gas business for over 10 years as a Landman, Land Manager and Vice-President, Land. Mr. O’Byrne has been serving as President of OMJ Land Services Ltd. specializing in preparation of joint-venture documentation and other areas of oil and gas administration, since June 1992 and was previously the Vice President of Land and a principal of Golden Eagle Energy, Ltd. He is currently Vice-President, Land for Unbridled Energy, a Canadian public oil and gas company, and a director and Principal of White Max Energy, Ltd., a private oil and gas production company.

Robert D. Penner (64), Alberta, Canada. Mr. Penner has served as our director since January 2005. Mr. Penner is a Chartered Accountant and a graduate member of the Institute of Corporate Directors and was a senior tax partner with KPMG, LLP, from March 1965 until his retirement in April 2004. He has over 35 years of public accounting experience, and specialized in advising clients on Canadian and international tax matters, with a particular emphasis on the taxation and financing of oil and gas and natural resource projects. He is a member of the Canadian Institute of Chartered Accountants and the Institute of Chartered Accountants of Alberta and Manitoba. He currently serves as a director of Sustainable Energy Technology Ltd, a manufacturer of energy converters traded on the TSX Venture Exchange; Terra Energy Corporation, a Canadian TSX Venture listed oil and gas company; Corridor Resources Inc., a Canadian TSX listed oil and gas company; and Unbridled Energy Corporation, a Canadian TSX Venture listed oil and gas company.

Jon R. Whitney (63), Colorado, USA. Mr. Whitney has served as our director since May 2006. Mr. Whitney was with Colorado Interstate Gas Company from 1968 to 2001, serving as President and Chief Executive Officer from 1990 until its merger with the El Paso Corporation in 2001. Since 2001, Mr. Whitney has been a member of Peak Energy Ventures, a natural gas consulting company. He is currently a director of American Oil & Gas, Inc.

David G. Wight (67), Alaska, USA. Mr. Wight has served as our director since May 2006. Mr. Wight was President and Chief Executive Officer of Alyeska Pipeline Service Company from July 2000 until his retirement in January 2006. Prior to joining Alyeska, Mr. Wight served as President of BP Amoco Energy Company of Trinidad and Tobago for eight years. Mr. Wight was also previously a director of Alaska Oil and Gas Association, the API and the Association of Oil Pipelines, from which positions he resigned upon his retirement. He is a member of many industry associations, including the Petroleum Engineering Board with the Texas Tech University.

Michael J. Wozniak (53), Colorado, USA. Mr. Wozniak has served as our director since June 2005. Mr. Wozniak was a partner in the Environmental, Natural Resources and Energy Group of the international law firm of Dorsey & Whitney LLP from March 2002 until July 2005, where he also served as Partner-in-Charge of the Denver office. Mr. Wozniak is a current and founding partner of Beatty & Wozniak LLC, a natural resources law firm located in Denver, Colorado. He has been a partner with Beatty & Wozniak LLC since July 2005. Mr. Wozniak is a member of the executive committee of IPAMS, the executive council of the Natural Resources and Energy Law section of the Colorado Bar Association, and is the current Mayor of Cherry Hills Village, Colorado.

The board of directors unanimously recommends a vote “FOR” the election of each of the nominees to serve as a director.
-D6-

EXECUTIVE OFFICERS

Shown below are the names, ages as of April 28, 2008, and current positions of the executive officers of the Company. There are no family relationships between any of the persons listed below, or between any of such persons and any of the directors of the Company or any persons nominated or chosen by the Company to become a director or executive officer of the Company.

Name	Age	Position
Joseph M. Brooker	48	Chief Executive Officer and Director
Keith J. Knapstad	45	President and Chief Operating Officer
Paul Wiesner	43	Chief Financial Officer, Treasurer and Secretary

Joseph M. Brooker. Mr. Brooker was appointed our Chief Executive Officer and a director in June 2007.  Mr. Brooker’s biography is set forth above under the heading “Nominees for Director.”

Keith J. Knapstad. Mr. Knapstad is our President and Chief Operating Officer. He served as acting President and Chief Executive Officer from March 2007, to July 2007. Mr. Knapstad was the Company’s Executive Vice President and Chief Operating Officer from December 2006 to March 2007 and Vice President, Operations (USA) from April 2005 to December 2006. Prior to joining the Company, Mr. Knapstad was the Manager of Powder River Basin Assets for J. M. Huber Corporation, a privately held corporation with extensive unconventional resource holdings since May 2003. Prior to Huber, Mr. Knapstad worked for Marathon Oil Company from 1990 to 2005 as a senior engineer.

Paul Wiesner. Mr. Wiesner is our Chief Financial Officer, Treasurer and Secretary. He has been the Chief Financial Officer since March 2005 and Secretary and Treasurer since June 2005. Prior to joining the Company, Mr. Wiesner was the Chief Financial Officer for NRT Colorado Inc., a corporation with over 150 employees and 20 locations, from April 2002 to March 2005.

CORPORATE GOVERNANCE

Corporate governance is the process and structure used to direct and manage the business and affairs of an issuer with the objective of enhancing value for its owners. National Instrument 58-101 of the Canada Securities Administrators—Disclosure of Corporate Governance Practices (“NI 58-101”) requires the Company to disclose in this proxy statement a summary of its corporate governance protocols.

Code of Business Conduct and Ethics

The board of directors has adopted a Code of Business Conduct and Ethics applicable equally to the Company’s directors, officers and employees. The code sets forth, among other things, the Company’s conflict of interest policy and policies for the protection of the Company’s property, proprietary information and integrity of records and financial reports, equal opportunities, political activities and contributions, protection of the health and safety of the Company’s employees, officers and directors.

The Company regards maintaining a culture of ethical business conduct and social responsibility as critically important. Management consistently strives to instill the Company’s principles into the practices and actions of the Company’s management and staff. The board monitors compliance with the code by requiring management and supervisors to assume responsibility for the conduct of those who report to them. This means ensuring that the code is clearly communicated, leading by example, establishing and maintaining controls designed to prevent or detect breaches, appropriately investigating situations which may indicate a breach and dealing appropriately with known breaches. All known or suspected breaches of the code are required to be reported to a supervisor, general manager, the Chief Executive Officer, or the Chief Financial Officer. All known or suspected instances of fraud are required to be reported to the Audit Committee, who report all complaints and allegations to the board of directors for investigation.

The Code of Conduct calls on all directors, officers and employees of the Company to strive to avoid situations that create, have the potential to create, or create the appearance of, a conflict of interest. A director or officer who has a material interest in any transaction or agreement that comes before the board for decision is required to disclose his or her interest to the board members and to abstain from any vote taken on the matter.

A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.stormcatenergy.com under “Corporate Governance,” on SEDAR at www.sedar.com or in print, without charge, to any shareholder who sends a request to the office of the Secretary of Storm Cat Energy Corporation at 1125 17th Street, Suite 2310, Denver, Colorado 80202.

Board Mandate

The board of directors is responsible for supervising management in carrying on the business and affairs of the Company. Directors are required to act and exercise their powers with reasonable prudence in the best interests of the Company. In discharging its mandate, the board is responsible for the oversight and review of the development of, among other things, the following matters:

-D7-

•	the strategic planning process of the Company;
•	identifying the principal risks of the Company’s business and ensuring the implementation of appropriate systems to manage these risks;
•	planning for succession of management;
•	the Company’s policies regarding communications with its shareholders and others; and
•	the integrity of the internal controls and management information systems of the Company.

In carrying out its mandate, the board relies primarily on management to provide it with regular detailed reports on the operations of the Company and its financial position. The board reviews and assesses these reports and other information provided to it at meetings of the full board and of its committees. Other management personnel regularly attend board meetings to provide information and answer questions, including our President and Chief Operating Officer and our Chief Financial Officer. Directors also consult from time to time with management. At least annually, the board reviews management’s report on its business and strategic plan and any changes with respect to risk management and succession planning.

Board and Committee Information

The board of directors held 13 meetings during 2007. During 2007 each of our incumbent directors, other than J. Scott Zimmerman, attended at least 75% of the total number of meetings held by the board of directors and by the committees of the board of directors on which they served for the period during which he was a member.

J. Scott Zimmerman did not stand for reelection in 2007 and his term as director expired in June 2007. Joseph M. Brooker joined the board of directors following the 2007 Annual General Meeting. The attendance record of the directors at board meetings held during 2007 was as follows:

Director	2007 Board of Directors Meetings
Joseph M. Brooker	3 of 3
Robert J. Clark	13 of 13
Michael J. O’Byrne	10 of 13
Robert D. Penner	10 of 13
Jon R. Whitney	13 of 13
David G. Wight	10 of 13
Michael J. Wozniak	12 of 13
J. Scott Zimmerman	7 of 10

The attendance record of the directors at board meetings held in 2008 to date is as follows:

Director	2008 Board of Directors Meetings
Joseph M. Brooker	1 of 1
Robert J. Clark	1 of 1
Michael J. O’Byrne	1 of 1
Robert D. Penner	1 of 1
Jon R. Whitney	1 of 1
David G. Wight	1 of 1
Michael J. Wozniak	1 of 1

Communications with the Board

Interested parties, including our shareholders, desiring to communicate with our board members, including the non-management directors as a group, may do so by mailing a request to our Secretary, Storm Cat Energy Corporation, at 1125 17th Street, Suite 2310, Denver, Colorado 80202. Pursuant to the instruction of the Company’s non-management directors, the Secretary will review inquiries and if they are relevant to, and consistent with our operations, policies and procedures, they will be forwarded to the director or directors to whom it is addressed. Inquiries not forwarded will be retained by the Company and will be made available to any director on request.

Shareholder Recommendations of Candidates for Director

Shareholders wishing to recommend candidates to the Nominating Committee for consideration as directors should submit a written recommendation to the office of the Secretary, Storm Cat Energy Corporation, at 1125 17th Street, Suite 2310, Denver, Colorado 80202. The Nominating Committee employs a process for evaluating all candidates for director, including those recommended by shareholders. See the discussion under the heading “Corporate Governance—Nominating Committee.”

Independence

As at the date hereof, the Board of Directors of the Company consists of seven directors, six of whom are independent directors under the applicable listing standards of the AMEX and five of whom are independent directors pursuant to the requirements of NI 58-101. Pursuant to the AMEX listing standards, a director will be considered an independent director if he or she is not an executive officer or employee of the Company and if the board of directors makes an affirmative determination that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and is not otherwise deemed not to be independent. Applying the AMEX listing standards, the directors determined that each of Messrs. Clark, Penner, O’Byrne, Whitney, Wight and Wozniak is an independent director.
-D8-

    Mr. Brooker is not considered to be an independent director under AMEX listing standards because he is currently an executive officer of the Company. In determining whether the members of the board of directors are independent under the AMEX standards, the board took into consideration the arrangements for legal services between the Company and Beatty & Wozniak, P.C., a law firm of which Mr. Wozniak is a partner. The board determined that the arrangements did not affect Mr. Wozniak’s independence under the listing standards of AMEX. See “Related Party Transactions” for more information.

    Pursuant to NI 58-101 a director is considered independent if he has no direct or indirect relationship with the Company which could, in the view of the board, reasonably be expected to interfere with the exercise of his independent judgment, and is not otherwise deemed not to be independent. Applying the criteria in NI 58-101, each of Messrs. Clark, O’Byrne, Penner, Whitney and Wight is an independent director. Mr. Brooker is not considered to be an independent director because he is currently an executive officer of the Company. Mr. Wozniak is not considered to be an independent director under NI 58-101 due to the arrangements for legal services between the Company and Beatty & Wozniak, P.C., a law firm of which Mr. Wozniak is a partner. See “Related Party Transactions” for more information.

The independent members of the board believe that their majority on the board, their sophistication and their knowledge of the Company’s business are sufficient to facilitate the functioning of the board independently of management and to provide for open and candid discussion among the independent directors.

Executive Sessions

The independent directors hold regularly scheduled meetings without the non-independent directors and other members of management in attendance and are able to hold such meetings whenever they wish.

Attendance at Annual General Meetings

We encourage, but do not require, our board members to attend our annual general meeting of shareholders. Last year, each of our directors serving at the time of the annual general meeting, other than Mr. Zimmerman, attended the annual general meeting of shareholders.

Committees

Our board of directors has established four standing committees. The standing committees consist of an Audit Committee, Compensation Committee, Nominating Committee and Executive Committee. Each of the standing committees, other than the Executive Committee, is comprised entirely of independent directors. Copies of the charter for each standing committee, other than the Executive Committee which has not formally adopted a charter, are available on our website at www.stormcatenergy.com under “Corporate Governance.”

The functions performed by each of the committees are briefly described below.

     Audit Committee

The members of the Audit Committee during 2007 and as of the date of this proxy statement are Messrs.  Clark, Penner and Whitney. Mr. Penner is the Chairman of the Audit Committee. The Audit Committee met five times during 2007. The Audit Committee has the responsibility of assisting the board of directors’ oversight of the quality and integrity of the Company’s financial statements and other financial information, the compliance of such statements and information with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, and the performance of the Company’s internal accounting procedures and the independent registered public accounting firm. The Audit Committee operates under an Audit Committee charter adopted by our board of directors, a copy of which is available on our website at www.stormcatenergy.com under “Corporate Governance.”

The members of the Audit Committee do not have fixed terms for holding their positions and are appointed by, and may be replaced by, the board of directors. Each of the members serving on our Audit Committee satisfies the standards for independence of AMEX and the SEC as they relate to audit committees. Our board of directors believes each of the members of the Audit Committee is financial literate and Mr. Penner qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC.

     Compensation Committee

The members of the Compensation Committee during 2007 and as of the date of this proxy statement are Messrs. O’Byrne, Wight and Wozniak. Mr. Wozniak is the Chairman of the Compensation Committee. The Compensation Committee met two times during 2007. The Compensation Committee is responsible for assisting the board of directors in discharging their responsibilities relating to compensation of officers and directors and overseeing the Company’s compensation structure, including equity compensation plans and benefit programs. The Compensation Committee has the authority to retain, at the Company’s expense, outside consultants, legal counsel and other advisors as it deems appropriate to assist it in its performance of its responsibilities, including the authority to approve such advisors’ fees and other engagement terms. The Compensation Committee’s duties and responsibilities include reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s executive officers, evaluating their performance, and as a committee, determining and recommending our executive officers’ compensation levels based on such evaluations. The Compensation Committee also reviews and discusses the Compensation Discussion and Analysis with our management, and based on such review and discussions, recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement. The Compensation Committee operates under a Compensation Committee charter adopted by our board of directors, a copy of which is available on our website at www.stormcatenergy.com under “Corporate Governance.”
-D9-

The members of the Compensation Committee do not have fixed terms for their positions, are appointed by, and may be replaced by, the board of directors. Each of the members of the Compensation Committee satisfies the standards for independence of AMEX.

    Nominating Committee

The members of the Nominating Committee during 2007 and as of the date of this proxy statement are Messrs. Clark, O’Byrne and Wozniak. Mr. Wozniak is the Chairman of the Nominating Committee. The Nominating Committee met one time during 2007.  The Nominating Committee is responsible for assisting the board of directors in identifying individuals qualified to be members of the board of directors, to recommend director nominees, to assist the board in the event of any vacancy on the board and to recommend qualified individuals to fill any vacancies, and to recommend to  the board director nominees for board committees. The mandate of the Nominating Committee includes overseeing the effective functioning of the board, which includes a periodic review of the effectiveness of the board as a whole and of the composition of the board. To date, given the small size of the board and the frequency with which its meetings are held, the board has not found it necessary to institute any formal process in order to satisfy itself that the board, its committees and its individual directors are performing effectively. The Nominating Committee is entitled to rely, in good faith, on information, opinions, reports of statements or other information prepared by officers or other employees of the Company, counsel, public accounts or other persons of similar professional competence. The Nominating Committee operates under a Nominating Committee charter adopted by the board of directors, a copy of which is available at www.stormcatenergy.com under “Corporate Governance.”

The members of the Nominating Committee do not have fixed terms for their positions, are appointed by, and may be replaced by, the board of directors. Each of the members of the Nominating Committee satisfies the standards for independence of AMEX.

    Executive Committee

The Executive Committee was formed in June 2006. The members of the Executive Committee during 2007 were Messrs. Clark, Wight and Zimmerman. Mr. Zimmerman was a member of the Executive Committee until expiration of his term as director in June 2007.  The Executive Committee met two times during 2007.  The board decided to dissolve the Executive Committee in June 2007.

Other Directorships

For information respecting our directors that serve as directors of any other publicly-owned corporations or issuers that are reporting issuers or the equivalent in Canada or elsewhere see “Proposal 1. Election of Directors” above.

Position Descriptions

The board has not adopted written position descriptions for the chairman of the board and the chairman of each board committee, on the basis that the role of the chairman is well understood by all of the directors. The board has also not adopted a written position description for the Chief Executive Officer, Mr. Brooker, on the basis that his role and responsibilities are well understood by him and by the directors.

Orientation and Continuing Education

The board does not have a formal orientation and education program for new directors. Upon joining the board in June of 2007, Joseph M. Brooker was provided with an orientation program regarding the role of the board, its committees and its directors, and the nature and operation of the Company’s current and past business. He was also provided with a copy of the Company’s policies which include the Code of Business Conduct, Disclosure Policy, Insider Trading Policy, AFE Policy, Delegation of Authority, Hedging Policy, Purchase Policy, Complaints Procedures and Employee Handbook. New directors are also provided with the Audit and Compensation Committee Charters. The board encourages directors to participate in continuing education opportunities in order to ensure that the directors may maintain or enhance their skills and abilities as directors, and maintain a current and thorough understanding of the Company’s business.

Director Compensation For 2007

On June 20, 2007, the Compensation Committee approved an amended director compensation policy (the “Director Compensation Policy”) that was adopted and approved by the board of directors on June 21, 2007.  Under the Director Compensation Policy, each director receives a one-time grant of 100,000 common share options under the Storm Cat Energy Corporation Amended and Restated Share Option Plan (or any successor plan) within 30 days of the date of his or her initial appointment or election to the board, which options will vest 1/3rd every six months, over an eighteen months period from the date of grant, provided that such options are subject to immediate vesting upon change of control of the Company.

Each director that has served for a complete year, which is the period from the Annual General Meeting at which the director was last elected to May 31 of the following year, is deemed to have earned 15,000 fully-vested common share options as at the close of business on May 31 of each year.  Such options will be treated as having been earned for past services to the Company such that both continuing and retiring Directors that have served for the year then just completed will be awarded the options effective on June 1 of each year.

Each director elected to the board at the Annual General Meeting is, in addition to the above-described grants of stock options, entitled to a grant of RSUs under the Storm Cat Energy Corporation Restricted Share Unit Plan (or any successor plan) entitling the director to acquire 5,000 common shares.  The RSUs vest as to 1,250 common shares at the end of each quarter.  Directors who join the board between Annual General Meetings will be entitled to a grant of RSUs entitling the director to acquire 1,250 common shares for each full quarter remaining prior to the Company’s next expected Annual General Meeting, vesting as to 1,250 common shares at the end of each quarter.
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In addition to the equity awards described above, the Director Compensation Policy provides for annual cash compensation in the form of a retainer of $1,000 per quarter, plus additional amounts of: (a) $1,000 per meeting for physical attendance at any quarterly board meeting, (b) $500 per meeting for participation by telephone in a quarterly board meeting; and (c) $500 per meeting for any other board meeting over 30 minutes in duration, and an additional $500 if any such meeting is over two hours in duration. Board members are also entitled to receive $1,000 per year for service on each board committee, plus an additional $2,500 per year for service as a chair of any board committee.  No additional amounts are paid for participation in board committee meetings. All of our directors are reimbursed for reasonable out-of-pocket expenses related to attendance at board and board committee meetings.

Prior to adoption of the amended Director Compensation Policy in June 2007, directors were granted unrestricted RSUs at the end of a quarter as compensation for service for that quarter.  During 2007, our non-employee directors received compensation in the form of cash fees, options and stock awards as further described below. Compensation paid to Mr. Brooker, who became our Chief Executive Officer as well as our director during 2007, and Mr. Zimmerman, our former President and Chief Executive Officer and a former director, for their service as directors is shown in the "2007 Summary Compensation Table" on page 15.

2007 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total
Robert J. Clark	$20,000	$9,937	$16,531	$46,467
Michael J. O'Byrne	$16,500	$9,937	$34,857	$61,293
Robert D. Penner	$16,500	$9,937	$34,857	$61,293
Jon R. Whitney	$15,000	$9,937	$36,189	$61,126
David G. Wight	$15,500	$9,937	$36,189	$61,626
Michael J. Wozniak	$21,000	$27,714	$33,847	$82,561

(1)
The amounts represent the portion of the fair value of RSUs recognized as expense during 2007 for financial statement reporting purposes, disregarding the estimate of forfeitures related to service-based vesting conditions, but otherwise computed in accordance with SFAS No. 123R, “Share Based Payment” (“SFAS 123R”), converted into US dollars based on the average exchange rate for 2007 of C$1.00: US$0.93565. The amounts do not represent cash payments made to the directors or amounts realized. Under SFAS 123R, the fair value of RSUs granted to directors is recognized ratably over the vesting period. There were no forfeitures of RSUs by directors during the year ended December 31, 2007.

The grant date fair value of each RSU award is computed in accordance with SFAS 123R based on the closing price of Storm Cat common shares on the date of grant. Each non-employee director received (i) 3,750 unrestricted RSUs on April 2, 2007 for board service during the third and fourth quarters of 2006 and the first quarter of 2007, having an aggregate grant date fair value of $26,280, (ii) 1,250 unrestricted RSUs on June 21, 2007 for board service during the second quarter of 2007, having an aggregate grant date fair value of $9,988, and (iii) 5,000 RSUs on June 21, 2007 for board service during the third and fourth quarters of 2007 and the first and second quarters of 2008 that vests in equal installments at the end of each quarter, having an aggregate grant date fair value of $39,952.  In addition, Mr. Wozniak received 25,000 unrestricted RSUs on September 19, 2007 for his service as lead director of our board of directors, having an aggregate grant date fair value of $17,777.

As of December 31, 2007, each of our non-employee directors held 2,500 outstanding RSUs..

(2)
The amounts represent the portion of the fair value of options recognized as expense during 2007 for financial statement reporting purposes, disregarding the estimate of forfeitures related to service-based vesting conditions, but otherwise computed in accordance with SFAS No. 123R, converted into US dollars based on the average exchange rate for 2007 of C$1.00: US$0.93565. The amounts do not represent cash payments made to the directors or amounts realized. Under SFAS 123R, the fair value of options granted to directors is recognized ratably over the vesting period. There were no forfeitures of options by directors during the year ended December 31, 2007.  See details of the assumptions used in valuation of the options in Note 7 to the Company’s audited consolidated financial statements included in the Annual Report on Form 10-K filed for the year ended December 31, 2007.  To obtain a free copy of the Form 10 K please see “Additional Information” below.

On June 21, 2007, each of our non-employee directors was granted 15,000 fully-vested options for board service the previous twelve months having an aggregate grant date fair value of $72,782.  The grant date fair value of each option award is computed in accordance with SFAS 123R based on the assumptions referenced above and an exercise price of $1.14 (as converted into US dollars based on the exchange rate on the date of grant).

As of December 31, 2007, our non-employee directors held the following outstanding options:  Mr. Clark – 115,000, Mr. O’Byrne – 280,000, Mr. Penner – 130,000, Mr. Whitney – 115,000, Mr. Wight – 115,000, and Mr. Wozniak 130,000.

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BENEFICIAL OWNERSHIP OF VOTING SECURITIES

The following table shows information with respect to beneficial ownership of our common shares, as of April 28, 2008, for:

•	each of our directors and our executive officers listed in the summary compensation table provided below, whom we refer to as our named executive officers;

•	all of our current directors and current executive officers as a group; and

•
each person known by us, including based upon our review of documents filed by them with the SEC in respect of the ownership of our common shares, to beneficially own five percent or more of our common shares.

We have calculated the percentage of beneficial ownership based on a total of 81,109,403 common shares outstanding as of the close of business on April 28, 2008.

	Common Shares
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Directors
Joseph M. Brooker(2)	801,841	*
Michael J. O’Byrne(3)	352,297	*
Robert D. Penner(4)	238,750	*
Michael J. Wozniak(5)	198,750	*
Robert J. Clark(6)	521,098	*
Jon R. Whitney(7)	249,384	*
David G. Wight(8)	290,236	*
J. Scott Zimmerman(9)	3,039,141	3.68
Executive Officers
Paul Wiesner(10)	526,579	*
Keith J. Knapstad(11)	420,000	*
Donald R. Martin(12)	4,000	*
All current directors and current executive officers as a group (9 persons)	3,613,935	4.35
Five Percent Shareholders
Trapeze Capital Corp.(13)	27,839,186	29.22
GLG North American Opportunity Fund(14)	8,457,007	9.44
Touradji Capital Management(15)	4,139,463	5.10
William Herbert Hunt Trust Estate(16)	4,273,504	5.01
UBS AG Canada Branch(17)	4,273,504	5.01

*	Represents less than 1%.

(1)
Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the securities. Unless indicated otherwise by footnote, the address for each listed director and executive officer is 1125 17th Street, Suite 2310, Denver, Colorado 80202. The number of common shares outstanding used in calculating the percentage for each listed person includes the common shares underlying warrants or options held by that person that are currently exercisable or are exercisable within 60 days of April 28, 2008, but excludes common shares underlying warrants or options held by any other person.

(2)	Includes 66,666 options to purchase common shares. Also includes 704,225 common shares in the name of Buckeye Ventures, LLC, of which Mr. Brooker is the manager and his family are the members.

(3)	Includes 280,000 options to purchase common shares and 8,547 common shares issuable upon the conversion of our Series B Convertible Subordinated Notes.

(4)	Includes 130,000 options to purchase common shares.

(5)	Includes 130,000 options to purchase common shares.

(6)	Includes 115,000 options to purchase common shares and 42,735 common shares issuable upon the conversion of our Series B Convertible Subordinated Notes.

(7)	Includes 115,000 options to purchase common shares.

-D12-

(8)	Includes 115,000 options to purchase common shares and 25,641 common shares issuable upon the conversion of our Series B Convertible Subordinated Notes.

(9)
Includes 23,000 common shares and 125,000 options to purchase common shares held by Mr. Zimmerman’s spouse, 1,415,000 options to purchase common shares and 25,641 common shares issuable upon the conversion of our Series B Convertible Subordinated Notes. Mr. Zimmerman resigned as the President and Chief Executive Officer effective as of April 9, 2007. Pursuant to the Separation Agreement between the Company and Mr. Zimmerman, the Company agreed to accelerate Mr. Zimmerman’s outstanding unvested stock options and agreed to extend the expiration date of Mr. Zimmerman’s options from 90 days after the effective date of Mr. Zimmerman’s term as a director expired as set forth in the original terms of the option award until the original expiration date of each of the options. The information for Mr. Zimmerman is based on information the Company had on June 21, 2007.

(10)	Includes 400,000 options to purchase common shares and 21,368 common shares issuable upon the conversion of our Series B Convertible Subordinated Notes.

(11)	Includes 400,000 options to purchase common shares.

(12)
Mr. Martin resigned as Vice President of Canadian and International Operations on July 9, 2007, effective July 31, 2007. As of Mr. Martin’s resignation, all unvested stock options were terminated and all vested options remained exercisable for 90 days after July 31, 2007. The information for Mr. Martin is based on information the Company had on July 31, 2007.

(13)
The 27,839,186 shares represent 13,682,776 common shares and 14,156,410 common shares issuable upon the conversion of our Series A and Series B Convertible Subordinated Notes due March 31, 2012. Amounts shown are beneficially owned by Trapeze Asset Management Inc. and Trapeze Capital Corp., 1346049 Ontario Limited and Randall Abramson, related parties that filed a Schedule 13D/A as a group with the SEC on April 10, 2008. The address for the group is 22 St. Clair Avenue East, 18th Floor, Toronto, Ontario, Canada  M4T 2S3.

(14)
The 8,457,007 shares represent common shares issuable upon the conversion of our Series A and Series B Convertible Subordinated Notes due March 31, 2012. Amounts shown are beneficially owned by GLG North American Opportunity Fund, GLG Partners LP, GLG Partners Limited, Noam Gottesman, Pierre Lagrange and Emmanuel Roman, related parties that filed a Schedule 13G/A as a group with the SEC on February 14, 2008. The address for the group is 1 Curzon Street, London I1J 5HB, United Kingdom.

(15)
This information was derived from the Schedule 13G/A filed by Touradji Capital Management LP, Touradji Global Resources Master Fund, Ltd. and Paul Touradji with the SEC on February 14, 2008. The address for the group is 101 Park Avenue, 48th Floor, New York, NY 10178.

(16)
The 4,273,504 shares represent common shares issuable upon the conversion of our Series A and Series B Convertible Subordinated Notes due March 31, 2012. The address for William Herbert Hunt Trust Estate is 1601 Elm Street, Suite 3400, Dallas, Texas 75201.

(17)
The 4,273,504 shares represent common shares issuable upon the conversion of our Series A and Series B Convertible Subordinated Notes due March 31, 2012. The address for UBS AG Canada Branch is 161 Bay Street, Suite 4100, P.O. Box 617, Toronto, Ontario, Canada M5J 2S1.

-D13-

AUDIT COMMITTEE REPORT

Our Audit Committee reviews our financial reporting process on behalf of our board of directors. On June 23, 2005, our board of directors adopted a written charter for our Audit Committee, and has re-evaluated it in connection with the filing of our Annual Report on Form 10-K with the Securities and Exchange Commission. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2007 Annual Report on Form 10-K with our management and our independent registered public accounting firm, Hein & Associates LLP. Our management is responsible for the financial statements and the reporting process, including the system of internal controls. Hein & Associates is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Hein & Associates is also responsible for expressing an opinion on the effectiveness, and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has discussed with Hein & Associates the matters requiring discussion by Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented, and all other matters required to be discussed with the auditors. In addition, the Audit Committee has received the written disclosures and the letter from Hein & Associates required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with Hein & Associates their independence from Storm Cat and its management. The Audit Committee has also considered whether, and determined that, the independent registered public accounting firm’s provision of other non-audit services to us is compatible with maintaining Hein & Associates’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board of directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Respectfully submitted on April 29, 2008, by the members of the Audit Committee of the board of directors.

Robert D. Penner, Chairman
Robert J. Clark
Jon R. Whitney

In accordance with the rules and regulations of the SEC, the above report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

Independent Registered Public Accounting Firm

Hein & Associates, LLP, served as our independent registered public accounting firm for the year ended December 31, 2007, and has been selected to serve as our independent registered public accounting firm for the current year. For the years ended December 31, 2006, and December 31, 2007, we incurred fees for services from Hein & Associates as discussed below.

•
Audit Fees. The aggregate fees billed for professional services rendered by Hein & Associates for the audit of our annual financial statements included in our Form 10-K and the review of the financial statements included in our Forms 10-Q were approximately $148,068 for the year ended December 31, 2006, and approximately $225,000 for the year ended December 31, 2007. For the years ended December 31, 2006, and December 31, 2007, such fees included fees for Hein & Associates’ examination of managements’ assessment of the effectiveness, and the effectiveness, of the Company’s internal control over financial reporting.

•
Audit-Related Fees. The aggregate fees billed for professional services rendered by Hein & Associates for assurances and related services that are reasonably related to the performance of the audit or review of our financial statements were approximately $13,605 for the year ended December 31, 2006, and $0 for the year ended December 31, 2007.

•
Tax Fees. The aggregate fees billed for professional services rendered by Hein & Associates related to federal and state tax compliance, tax advice and tax planning were approximately $24,757 for the year ended December 31, 2006, and $33,000 for the year ended December 31, 2007. All of these services are permitted non-audit services.

•
All Other Fees. The aggregate fees for professional services rendered by Hein & Associates for their services relating to Sarbanes-Oxley Act compliance was approximately $48,475 for the year ended December 31, 2006, and $0 for the year ended December 31, 2007.

Audit Committee Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm on a case-by-case basis unless such non-audit services which are not pre-approved are reasonably expected not to constitute, in the aggregate, more than 5% of the fees paid to our independent registered public accounting firm for that year, were not recognized, and are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. These services may include audit services, audit-related services, tax services and other services. Our Chief Financial Officer is responsible for presenting the Audit Committee with an overview of all proposed audit, audit-related, tax or other non-audit services to be performed by our independent registered public accounting firm. The presentation must be in sufficient detail to define clearly the services to be performed. The Audit Committee does not delegate its responsibilities to pre-approve services performed by our independent registered public accounting firm to management.

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EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Executive Compensation Philosophy and Objectives

The Compensation Committee and the board of directors has responsibility for establishing, implementing and monitoring the Company’s overall executive compensation policies and practices.  Our named executive officers in this proxy statement include our principal executive officer, our principal financial officer, our President and Chief Operating Officer as well as our former Vice President, Canadian and International Operations who resigned in July 2007 and our former President and Chief Executive Officer who resigned in April 2007.  Storm Cat has no other executive officers. The board has operated pursuant to a compensation philosophy of providing short- and long-term initiatives to attract qualified individuals during the initial growth phase of the Company’s development and to drive the Company’s financial performance by providing monetary and equity awards that are linked to the success of the Company and returns to shareholders. Historically, compensation decisions have been made at the board’s discretion in the context of personnel needs and the Company’s performance.

The Compensation Committee and the board evaluates both the Company’s performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions with the skills and experience necessary to implement the Company’s business objectives. In order to remain competitive in the market for executive talent, the Compensation Committee evaluates executive compensation levels at similarly situated companies (the “Peer Group”). The Compensation Committee selected the Company’s Peer Group after an examination of oil and gas companies focused on exploration and development of unconventional reserves, with similar property holdings. The Peer Group for compensation decisions in 2006 and 2007 consisted of Carrizo Oil & Gas, Inc., Double Eagle Petroleum Co., Galaxy Energy Corporation, Gasco Energy, Inc., Kodiak Oil & Gas Corp., NGAS Resources, Inc., Teton Energy Corporation, Torrent Energy Corporation and Warren Resources, Inc.

The Compensation Committee considers four primary components of compensation when evaluating compensation of our named executive officers. The primary elements consist of:

•	Base Salary;

•	Annual Cash Bonus;

•	Long-Time Incentives (Stock Options and Restricted Share Units); and

•	Benefits packages.

The award of base salary, annual cash bonus, long-term incentives and benefit packages are in the complete discretion of the Compensation Committee in accordance with its charter; however, the historical practice of the Company has been for the board to ratify all compensation decisions of the Compensation Committee. This permits the Compensation Committee and the board to control and tailor compensation levels based on the Company’s and each named executive officer’s individual performance. Base salary is intended to provide the basic level of market competitive compensation. The Compensation Committee evaluates base salaries at the Peer Group companies in order to assist it in setting base salary levels that will attract and retain key employees.

Annual cash bonuses are provided at the end of the year and awarded dependent upon the Company’s and each named executive officer’s individual performance during the year. The Compensation Committee evaluates the Company’s stock performance, revenues, acquisition and exploration activities and other achievements.

The Company’s long term incentives consist of stock options and restricted share units, or RSUs, pursuant to our Amended and Restated Share Option Plan and our Restricted Share Unit Plan, both adopted in June 2006.  The Compensation Committee awards long term incentives to align the interests of the executives with those of shareholders. Upon joining the Company, executives are granted stock options or RSUs on a case-by-case basis. Our named executive officers may also be awarded stock options or RSUs one or more times throughout the year to focus the executive’s efforts on the Company’s stock performance. All equity awards are approved by the Compensation Committee and ratified by the board of directors. The Compensation Committee’s practice is to award stock options with exercise prices based on the closing market price of the Company’s common shares on the date of the grant. Historically, the Compensation Committee has awarded long term incentives with eighteen month vesting periods in order to incentive focus on the Company’s stock performance during its first three years of operations. Starting in 2007, the Compensation Committee has extended vesting periods to twenty-four months to improve the retentive value of the awards and to incentivize the Company’s long term growth.

Currently, the Company does not use perquisites to compensate its named executive officers. The Compensation Committee and the board has determined to provide all employees with the same benefits packages, and thus, named executive officers do not receive any perquisites or benefits beyond those offered to all of the Company’s employees. The Company does not provide pension benefits to any named executive officers or any of its employees.

The Compensation Committee in determining compensation awards does not typically set an allocation or “weight” attributable to each element of compensation. All elements of compensation are considered each year to determine appropriate levels of base salary, annual cash incentives, long term incentives and benefits in order to attract, retain and motivate the Company’s named executive officers.
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The amounts of compensation awarded by the Compensation Committee to our named executive officers, other than the Chief Executive Officer, is based in part on the recommendations of the Chief Executive Officer and in most cases, tracks the Chief Executive Officer’s recommendations. The Compensation Committee makes, and the board ratifies, all determinations regarding compensation awards, with named executive officers, including any serving as a director, excluded from the process.

The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows tax deduction to any publicly-held corporation for individual compensation exceeding $1 million in any taxable year paid to the Chief Executive Officer and up to three other most highly compensated officers who are included in the summary compensation table in the Company’s proxy statement for the following fiscal year, excluding chief financial officer, unless compensation is performance-based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold, the Compensation Committee believes that Section 162(m) will not reduce the tax deductions that would be available to the Company for executive compensation in 2007 or for compensation awards to be granted to the Company’s executives in the future. The Company policy is to qualify to the extent reasonable for executive compensation for deductibility under applicable tax laws.

In April 2008, the Compensation Committee adopted a formalized incentive compensation plan with identified performance targets to attract and retain key employees and link rewards granted to named executive officers to Company performance. This plan is discussed further below under the heading “Contemplated Changes in Executive Compensation.”

Compensation Elements In 2007

Base Salary

Base salaries for the named executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation for similar positions amongst the Peer Group, and an executive’s ability to contribute to the Company’s success.  The Company does not have employment agreements with any of its named executive officers that require the setting of salary levels. Each named executive officer is paid a base salary that is reviewed annually by the Compensation Committee and the board.  Salary adjustments take into account salary adjustments amongst the Company’s Peer Group and other similarly situated companies, the success and growth of the Company, including its stock performance, and the context of a named executive officer’s role, responsibilities, experience, tenure, individual performance and contribution to the Company’s results. The actual base salaries paid to the named executive officers in 2007 are disclosed in the “2007 Summary Compensation Table” on page 15.

Annual Bonuses

The Compensation Committee awards annual cash bonuses at its discretion and upon ratification by the board. After taking into consideration the Company’s performance during year 2007, the Compensation Committee determined, and the board concurred, not to award any cash bonuses to its named executive officers for year 2007.

Equity-Based Awards

Similar to the annual cash bonuses, stock options and RSUs are awarded at the Compensation Committee’s discretion upon ratification by the board. Upon ratification by the board, the Compensation Committee awarded 20,000 unrestricted RSUs, together with a small cash payment to offset the tax liability associated with such grant, to each of our President and Chief Operating Officer and Chief Financial Officer for their assistance and dedication through the transition after the resignation of the Company’s former Chief Executive Officer and the appointment of Mr. Brooker as the Company’s Chief Executive Officer in June 2007.  In connection with Mr. Brooker’s appointment as our Chief Executive officer, the Compensation Committee approved a grant of 200,000 stock options that vest ratably over twenty-four months on July 5, 2008, January 5, 2009 and July 5, 2009.  Mr. Brooker also received 100,000 stock options in accordance with the Director Compensation Policy that vest ratably over eighteen months on December 21, 2007, June 21, 2008 and December 21, 2008.  All options have an exercise price on the closing market price of the Company’s common shares on the TSX on the date of the grant.  The level and exercise prices of awards to each named executive officer is reflected in the “2007 Grants of Plan-Based Awards” table on page 17.

Benefits

In 2007, executives were eligible for health and welfare benefits on the same terms and conditions as benefits available to the Company’s eligible employees.  These benefits included health and dental coverage, AD&D coverage, term life insurance coverage, as well as a 401(k) savings plan. Historically and in 2007, contributions to 401(k) savings plans were not matched by the Company.

Potential Payments Upon Termination

The Company has not entered into employment agreements or stand-alone change in control or severance agreements with any of its named executive officers or other employees.  On September 19, 2007, the board of directors, upon the recommendation of and approval by the Compensation Committee, adopted and approved a Change in Control Severance Pay Plan, or the Severance Plan.  The Severance Plan is effective only in the event of a change in control, as defined in the Severance Plan, of the Company.  Upon the occurrence of such a change in control, the Company will pay an employee, if the Company terminates such employee’s employment other than for cause, as defined in the Severance Plan, or if the employee terminates employment due to death or for good reason, as defined in the Severance Plan, during the change in control period, the following amounts: (i) the accrued obligations of the Company owing to the employee, including base salary owed to date, the employee’s annual bonus on a pro rata basis and any accrued vacation pay not already paid; and (ii) additional severance benefits to three tiers of employees as follows:

•
Tier 1 Employees: Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer.  An amount equal to two times the sum of the employee’s annual base salary and annual bonus.  The severance period for a Tier 1 Employee is eighteen months.

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•
Tier 2 Employees: All employees that are not Tier 1 Employees and that have been employed by the Company or an affiliate for at least 12 consecutive months.  An amount equal to one time the sum of the employee’s annual base salary and annual bonus.  The severance period for a Tier 2 Employee is twelve months.

•
Tier 3 Employees: All employees that are not Tier 1 Employees and that have NOT been employed by the Company or an affiliate for at least 12 consecutive months.  An amount equal to the employee’s monthly compensation (one-twelfth of annual base salary) for each consecutive month period of service with the Company (rounded to the nearest month), up to a maximum severance benefit of eleven times the Employee’s monthly compensation and a minimum severance benefit of two times the employee’s monthly compensation.

An employee must execute a waiver and release agreement with respect to the employee’s potential claims concerning his or her employment or separation in the form provided by the Company to be eligible for the above Tier 1, Tier 2 or Tier 3 severance benefits.  Such severance benefits are contingent upon the completion of the change in control and may be offset against certain other amounts owing or offers made to the employee.  Tier 1 and Tier 2 Employees may be eligible for the continuation of certain other benefits, and all employees may be eligible for payment of other benefits owing to them.  If a change in control causes any payments to Tier 1 or Tier 2 Employees to be subject to additional excise tax, such Tier 1 and Tier 2 Employees shall be entitled to an additional gross-up payment equal to the amount of the excise tax.  Payments to Tier 3 Employees may be subject to further limitations if considered “parachute payments” as defined under the tax code.  If any employee is terminated for cause, such employee shall be entitled only to his or her annual base salary and other benefits through the date of termination.  All equity compensation grants made to an employee by the Company and outstanding at the time of a change in control shall be accelerated and vest 100%.

Contemplated Changes in Executive Compensation

The Compensation Committee recently adopted a formalized annual incentive compensation plan for 2008 with identified performance targets to attract and retain key employees and link rewards granted to named executive officers to Company performance. The annual incentive plan includes objective performance criteria such as growth in net asset value, production and EBITDA, as well as subjective discretion by the Compensation Committee to adjust awards based on the Company’s overall success and individual merit.  The Compensation Committee has set a target award opportunity as a percentage of base salary based on their position and level of responsibility in the Company.  The amount of any annual cash incentive award will be based on achievement of the Company’s goals in the three performance categories listed above.  Each of the performance categories has been weighted accordingly and performance targets have been established in order to payout awards at a minimum threshold level, a target level and a maximum outstanding level.  If the Company fails to achieve the minimum threshold level of performance for a measure, then no payout for that measure will be made.  Achievment at the threshold level will generally payout 25% of the target award opportunity and achievement at the target and outstanding levels will generally payout at 100% and 200%, respectively, of the target award opportunity.  Any payout will be subject to the discretion of the Compensation Committee to consider other subjective factors it deems appropriate.

All of the Company’s employees and name executive officers will participate in this new compensation plan. Target performance for the named executive officers will be set by the Compensation Committee and reviewed on an annual basis. Target performance levels for the remaining employees will be set by the Chief Executive Officer and approved by the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee recommended to the board of directors (and our board of directors approved) that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Respectfully submitted on April 29, 2008 by the members of the Compensation Committee of the board of directors.

Michael J. Wozniak, Chairman
David G. Wight
Michel J. O’Byrne

In accordance with the rules and regulations of the SEC, the above report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Exchange Act or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

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2007 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)		All Other Compensation (3)		Total
Joseph M. Brooker, Chief Executive Officer(4)	2007	$105,500	—	$54,045	$152,851		—		$312,396

Paul Wiesner, Chief Financial Officer and Secretary	2007	$160,000	—	$20,771	$79,682		$10,000		$270,453
	2006	$153,750	—	—	$330,295		—		$484,046

Keith J. Knapstad, President and Chief Operating Officer(5)	2007	$173,125	—	$22,456	$79,682		$10,000		$285,263
	2006	$150,417	—	—	$330,321		—		$480,738

Donald R. Martin, Former Vice President, Canadian and International Operations(6)	2007	$101,309	—	—	—		—		$101,309
	2006	$152,086	—	—	$337,819		—		$489,905

J. Scott Zimmerman, Former President and Chief Executive Officer(7)	2007	$70,664	—	$5,181	$391,526	(8)	$350,000	(9)	$817,371
	2006	$217,760	—	$8,247	$454,566		—		$678,573

(1)
The amounts represent the portion of the fair value of RSUs recognized as expense during 2007 and 2006 for financial statement reporting purposes, disregarding the estimate of forfeitures related to service-based vesting conditions, but otherwise computed in accordance with SFAS No. 123R, converted into US dollars based on the average exchange rate for 2007 of C$1.00: US$0.93565 and for 2006 of C$1.00: US$0.88206. The amounts do not represent cash payments made to the named executive officers or amounts realized. Under SFAS 123R, the fair value of RSUs granted to our named executive officers is recognized ratably over the vesting period. There were no forfeitures of RSUs by any named executive officers during 2007 and 2006.

See the “2007 Grants of Plan-Based Awards” table for information on RSUs awarded in 2007.

(2)
The amounts represent the portion of the fair value of options recognized as expense during 2007 and 2006 for financial statement reporting purposes, disregarding the estimate of forfeitures related to service-based vesting conditions, but otherwise computed in accordance with SFAS No. 123R, converted into US dollars based on the average exchange rate for 2007 of C$1.00: US$0.93565 and for 2006 of C$1.00: US$0.88206. The amounts do not represent cash payments made to the named executive officers or amounts realized. Under SFAS 123R, the fair value of options granted to the named executive officers is recognized ratably over the vesting period. See details of the assumptions used in valuation of the options in Note 7 to the Company’s audited consolidated financial statements included in the Annual Report on Form 10 K filed for the year ended December 31, 2007, and in Note 3 to the Company’s audited consolidated financial statements included in the Annual Report on Form 10-K filed for the year ended December 31, 2006. To obtain a free copy of the Form 10 K please see “Additional Information” below.

There were no forfeitures of options awards by named executive officers during 2006 and 2007, other than 66,666 option awards forfeited by Mr. Martin upon his resignation as described in note (5) to this 2007 Summary Compensation Table.

See the “2007 Grants of Plan-Based Awards” table for information on options awarded in 2007.

(3)
Other than with respect to Mr. Zimmerman as described below in note (9) to this 2007 Summary Compensation Table, amounts represent cash payments to each of Messrs. Wiesner and Knapstad as a “gross-up” payment related to their tax liability upon the grant of RSUs.

(4)
On June 20, 2007, the board of directors appointed Mr. Brooker to serve as the Company’s Chief Executive Officer, effective as of July 2, 2007.  Mr. Brooker’s initial salary as Chief Executive Officer is $200,000 per year.

On June 21, 2007, after the Annual General Meeting, the board of directors appointed Mr. Brooker as a director of the Company.  The amounts reflected show Mr. Brooker’s compensation as both Chief Executive Officer and director. Specifically, the amounts reported include the following compensation with respect to Mr. Brooker’s service as a director:

Year	Salary	Stock Awards	Option Awards
2007	$5,500	$54,045	$152,851

The amounts for stock awards and option awards were computed in accordance with SFAS 123R as specifically described in notes (1) and (2) to this 2007 Summary Compensation Table.  For further information on the equity awards granted to Mr. Brooker in connection with his 2007 director service see the “2007 Grants of Plan-Based Awards” table.

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(5)
On June 20, 2007, the board of directors appointed Keith Knapstad, who had been serving as the Company’s Acting President and Chief Executive Officer since March 9, 2007, to serve as the Company’s President and Chief Operating Officer, effective as of July 2, 2007.  Prior to March 9, 2007, Mr. Knapstad had been serving as our Executive Vice President and Chief Operating Officer.  Mr. Knapstad’s annual salary was increased from $165,000 to $180,000 in connection with this appointment.

(6)	Mr. Martin resigned as Vice President of Canadian and International Operations on July 9, 2007, effective July 31, 2007.

(7)
Mr. Zimmerman resigned as President and Chief Executive Officer on and effective April 9, 2007. Mr. Zimmerman did not stand for re-election at last year’s Annual General Meeting and his term as a director expired on June 21, 2007.  The amounts reported include Mr. Zimmerman’s compensation as both President and Chief Executive Officer and director.  Specifically, the amounts reported include the following compensation with respect to Mr. Zimmerman’s service as a director:

Year	Salary	Stock Awards	Option Awards
2007	$8,500	$5,181	$391,526
2006	$11,500	$8,027	$397,252

The amounts for stock awards and option awards were computed in accordance with SFAS 123R as specifically described in notes (1) and (2) to this 2007 Summary Compensation Table.  For further information on the equity awards granted to Mr. Zimmerman in connection with his 2007 director service see the “2007 Grants of Plan-Based Awards” table.

(8)
On May 18, 2007, the Company entered into a Separation and Release Agreement (the “Separation Agreement”) with Mr. Zimmerman.  Pursuant to the Separation Agreement, the Company agreed to accelerate Mr. Zimmerman’s outstanding unvested stock options and agreed to extend the expiration date of Mr. Zimmerman’s options from 90 days after the effective date of Mr. Zimmerman’s expiration of his term as a director as set forth in the original terms of the option award until the original expiration date of each of the options.  As a result of such modifications, the options set forth below were subject to the retirement eligibility provisions of SFAS 123R, which resulted in acceleration of expense recognition of $246,787 converted into US dollars based on the average exchange rate for 2007 of C$1.00: US$0.93565. The incremental fair value, computed as of the modification date in accordance with SFAS 123R, with respect to the modified options is $392,522, converted into US dollars based on the average exchange rate for 2007 of C$1.00: US$0.93565.

Original Grant Date	Modified Grant Date	Option Shares Outstanding	Expiration Date Upon Director Term Expiration	Expiration Date As Modified
8/25/2004	5/18/2007	900,000	9/19/2007	8/25/2009
3/9/2006	5/18/2007	300,000	9/19/2007	3/9/2011
4/29/2005	5/18/2007	200,000	9/19/2007	4/29/2010
6/30/2006	5/18/2007	15,000	9/19/2007	6/30/2011

(9)
Pursuant to the Separation Agreement described in note (8) to this 2007 Summary Compensation Table, the Company paid Mr. Zimmerman $350,000 in a single lump sum payment on May 26, 2007, subject to statutory and authorized deductions.

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2007 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1)		All Other Option Awards: Number of Securities Underlying Options (2)		Exercise or Base Price of Option Awards ($/Sh) (3)	Closing Market Price on Grant Date (4)	Grant Date Fair Market Value of Stock and Option Awards (5)
Joseph M. Brooker	4/5/2007	5,000	(6)	—		—	—	$4,300
	5/1/2007	20,000	(6)	—		—	—	$22,200
	6/21/2007	5,000	(6)	—		—	—	$5,750
	6/21/2007	—		100,000	(7)	$1.14	$1.14	$114,000
	7/5/2007	—		200,000	(7)	$1.14	$1.14	$228,000
Paul Wiesner	7/17/2007	20,000	(8)	—		—	—	$21,200
Keith J. Knapstad	7/5/2007	20,000	(8)	—		—	—	$22,600
Donald R. Martin(9)	—	—		—		—	—	—
J. Scott Zimmerman(10)	4/2/2007	3,750	(11)	—		—	—	$3,563
	6/21/2007	1,250	(11)	—		—	—	$1,438
	6/21/2007	—		15,000	(11)	$1.14	$1.14	$17,100

(1)
Amounts represent RSUs granted under the Storm Cat Energy Corporation Restricted Share Unit Plan.  Unvested RSUs generally vest upon a change in control of the Company, as such term is defined in the Storm Cat Energy Corporation Change in Control Severance Pay Plan.

(2)
Amounts represent options granted under the Storm Cat Energy Corporation Amended and Restated Share Option Plan.  These options expire five years from the date of grant and are subject to earlier termination upon certain events related to termination of employment.  Options not yet exercisable generally become exercisable upon a change in control of the Company, as such term is defined in the Storm Cat Energy Corporation Change in Control Severance Pay Plan.

(3)
Options are granted with an exercise price in Canadian dollars and based on the closing market price of the Company’s common shares on the TSX on the date of grant or on the date prior to the grant. The exercise price of the grant made to Mr. Brooker on June 21, 2007, was based on the closing market price of the Company’s common shares on the TSX on the date of the grant, which was C$1.22. The grants made to Mr. Brooker and Mr. Zimmerman on July 5, 2007, was based on the closing market price of the Company’s common shares on the TSX on the date of the grant, which was C$1.20. The amounts shown here are a conversion of the exercise price into US Dollars on the date of the grant.

(4)	Amounts reflect closing market price of the Company’s common shares on the dates of grant based as traded on AMEX.

(5)
Amounts represent the full grant date fair value of RSUs and stock options granted to the named executive officers. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award’s vesting schedule. See notes (1) and (2) to the “2007 Summary Compensation Table” for further discussion regarding computation of these amounts.

(6)
Mr. Brooker was granted 5,000 and 20,000 unrestricted RSUs on April 5, 2007 and May 1, 2007, respectively, as a consultant prior to commencement of his employment.  Subsequent to his employment, he was granted 5,000 RSUs that vest ratably (1,250 shares) at the end of each quarter for his services as a director on the board of directors during the following twelve months from the date of grant in accordance with the Director Compensation Policy.  See note (2) to the “2007 Director Compensation Table” for more information.

(7)
Of Mr. Brooker’s awards, 100,000 were received as a one-time grant in connection with his appointment as a director, with 33,333, 33,333 and 33,334 vesting on December 21, 2007, June 21, 2008, and December 21, 2008, respectively, and 200,000 were received as a one-time grant in connection with his appointment as Chief Executive Officer, with 66,666, 66,667 and 66,667 vesting on July 5, 2008, January 5, 2009, and July 5, 2009, respectively.

(8)	Amounts represent unrestricted RSUs granted to Messrs. Wiesner and Knapstad.

(9)	Mr. Martin resigned as Vice President of Canadian and International Operations on July 9, 2007, effective July 31, 2007.

(10)
Mr. Zimmerman resigned as the President and Chief Executive Officer effective as of April 9, 2007. Mr. Zimmerman did not stand for re-election at last year’s Annual General Meeting and his term as a director expired on June 21, 2007.

On May 18, 2007, the Company entered into a Separation Agreement with Mr. Zimmerman.  Pursuant to the Separation Agreement, the Company agreed to accelerate Mr. Zimmerman’s outstanding unvested stock options and agreed to extend the expiration date of Mr. Zimmerman’s options from 90 days after the effective date of Mr. Zimmerman’s resignation as set forth in the original terms of the option award until the original expiration date of each of the options.  As a result of such modifications, these options were subject to the retirement eligibility provisions of SFAS 123R, which resulted in acceleration of expense recognition, as more fully described in note (8) to the “2007 Summary Compensation Table.”  The incremental fair value, computed as of the modification date in accordance with SFAS 123R, with respect to the modified options is $392,522, converted into US dollars based on the average exchange rate for 2007 of C$1.00: US$0.93565.

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(11)
Mr. Zimmerman was granted (i) 3,750 unrestricted RSUs on April 2, 2007 for board service during the third and fourth quarters of 2006 and the first quarter of 2007, (ii) 1,250 unrestricted RSUs on June 21, 2007 for board service during the second quarter of 2007, and (iii) 15,000 fully-vested options for board service the previous twelve months. See notes (2) and (3) to the “2007 Director Compensation Table” for more information.

Outstanding Equity Awards at December 31, 2007

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price (2)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (4)
Joseph M. Brooker	33,333	66,667	(5)	$1.14	6/21/2012	—		—
	—	200,000	(6)	$1.14	7/5/2012	—		—
	—	—		—	—	2,500	(7)	$1,775
Paul Wiesner	200,000	—		$1.62	3/16/2010	—		—
	133,334	66,666	(8)	$2.59	3/9/2011	—		—
Keith J. Knapstad	200,000	—		$2.17	4/15/2010	—		—
	133,334	66,666	(8)	$2.59	3/9/2011	—		—
Donald R. Martin(9)	—	—		—	—	—		—
J. Scott Zimmerman(10)	900,000	—		$0.38	8/25/2009	—		—
	200,000	—		$1.51	4/29/2010	—		—
	300,000	—		$2.59	3/9/2011	—		—
	15,000	—		$2.40	6/30/2011	—		—

(1)	All exercisable options are currently vested.

(2)
Options are granted with an exercise price in Canadian dollars and based on the closing market price of the Company’s common shares on the TSX on the date of grant or on the date prior to the grant.  The exercise price amounts shown here reflect a conversion from Canadian dollars to U.S. dollars based on the exchange rate on the date of the original grant.

(3)
The expiration date shown is the latest date the options may be exercised.  Options may terminate earlier in certain circumstances, such as in connection with a named executive officer’s termination of employment.

(4)
The market value of RSUs that have not vested was computed by multiplying the number of RSUs by the closing price of the Company’s common shares underlying the RSUs on the TSX at December 31, 2007, which was $0.71 as converted from Canadian dollars to U.S. dollars based on the exchange rate on December 31, 2007.

(5)	Options vest as to 33,333 on June 21, 2008 and 33,334 on December 21, 2008.

(6)	Options vest as to 66,666 on July 5, 2008, 66,667 on January 5, 2009 and 66,667 on July 5, 2009.

(7)	RSUs vest at the rate of 1,250 on March 31, 2008 and June 30, 2008.

(8)	Options vested on March 9, 2008.

(9)
Mr. Martin resigned as Vice President of Canadian and International Operations on July 9, 2007, effective July 31, 2007.  As of Mr. Martin’s resignation, all unvested stock options were terminated as of Mr. Martin’s resignation and all vested options remained exercisable for 90 days after July 31, 2007.

(10)
Mr. Zimmerman resigned as the President and Chief Executive Officer effective as of April 9, 2007. Pursuant to the Separation Agreement, as further described in note (8) to the “2007 Summary Compensation Table,” the Company agreed to accelerate Mr. Zimmerman’s outstanding unvested stock options and agreed to extend the expiration date of Mr. Zimmerman’s options from 90 days after the effective date of Mr. Zimmerman’s expiration of his term as a director as set forth in the original terms of the option award until the original expiration date of each of the options.

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Option Exercises and Stock Vested In Year 2007

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized On Vesting (1)
Joseph M. Brooker	27,500	$28,312(2)
Paul Wiesner	20,000	$21,200(3)
Keith J. Knapstad	20,000	$22,600(4)
Donald R. Martin	—	—
J. Scott Zimmerman	5,000	$5,000(5)

(1)
These amounts reflect the number of shares acquired and the aggregate dollar amount realized on the vesting of RSUs for each of the named executive officers during the most recent year ended December 31, 2007. The value realized was computed by multiplying the number of RSUs by the market value of the Company’s common shares underlying the RSUs on the TSX on the vesting date (or the next trading day as applicable).  The value of the Company’s common shares at vesting is based on the closing market price of our common shares and converted from Canadian dollars to U.S. dollars based on the exchange rate on the date of vesting.

(2)
As a consultant, Mr. Brooker acquired 5,000 shares with a market price of $0.86 upon vesting of RSUs on April 5, 2007 and 20,000 shares with a market price of $1.11 upon vesting of RSUs on May 1, 2007.  In addition, as a director, he acquired 1,250 common shares with a market price of $0.74 upon vesting of RSUs on September 30, 2007, and 1,250 common shares with a market price of $0.71 upon vesting of RSUs on December 31, 2007.

(3)	Mr. Wiesner acquired 20,000 common shares with a market price of $1.06 upon vesting of RSUs on July 17, 2007.

(4)	Mr. Knapstad acquired 20,000 common shares with a market price of $1.13 upon vesting of RSUs on July 5, 2007.

(5)
Mr. Zimmerman acquired 3,750 common shares with a market price of $0.95 upon vesting of RSUs on April 2, 2007, and 1,250 common shares with a market price of $1.15 upon vesting of RSUs on June 21, 2007.

Potential Payments Upon Termination or Change in Control

Pursuant to our Amended and Restated Share Option Plan, upon a sale of the Company, all unvested options, other than those granted to consultants conducting activities intended to promote the merits or awareness of or the purchase or sale of the Company’s securities, will be deemed fully vested.

If a sale of the Company were to have occurred on December 31, 2007, there would be no intrinsic value of options accelerated for any of our named executive officers because the closing market price of the Company’s common shares on the TSX on December 31, 2007, is less than the exercise prices of the options granted to our named executive officers of the Company that are currently unvested that would have been accelerated upon a sale of the Company.

Pursuant to our Restricted Share Unit Plan, upon the occurrence of a change of control of the Company, all outstanding RSUs will automatically vest in full. As of December 31, 2007, 2,500 of the RSUs held by our Chief Executive Officer had not fully vested, and as a result, were such change in control to have occurred on December 31, 2007, the value of RSUs accelerated for our Chief Executive Officer would have been $1,775.

On September 19, 2007, the board of directors, upon the recommendation of and approval by the Compensation Committee, adopted and approved a Change in Control Severance Pay Plan. For a description of this plan, see the discussion above under the heading “Compensation Discussion and Analysis—Potential Payments Upon Termination.”

Upon the occurrence of a change in control, the Company has agreed to pay to an employee, if the Company terminates such employee’s employment other than for cause, or if the employee terminates employment due to death or for good reason, during the change in control period, the following amounts: (i) the accrued obligations of the Company owing to the employee, including base salary owed to date, the employee’s annual bonus on a pro rata basis and any accrued vacation pay not already paid; and (ii) additional severance benefits to three tiers of employees as follows:

•
Tier 1 Employees: Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer.  An amount equal to two times the sum of the employee’s annual base salary and annual bonus.  The severance period for a Tier 1 Employee is eighteen months.

•
Tier 2 Employees: All employees that are not Tier 1 Employees and that have been employed by the Company or an affiliate for at least 12 consecutive months.  An amount equal to one time the sum of the employee’s annual base salary and annual bonus.  The severance period for a Tier 2 Employee is twelve months.

•
Tier 3 Employees: All employees that are not Tier 1 Employees and that have NOT been employed by the Company or an affiliate for at least 12 consecutive months.  An amount equal to the employee’s monthly compensation (one-twelfth of annual base salary) for each consecutive month period of service with the Company (rounded to the nearest month), up to a maximum severance benefit of eleven times the Employee’s monthly compensation and a minimum severance benefit of two times the employee’s monthly compensation.

-D22-

Such severance benefits are contingent upon the completion of the change in control and may be offset against certain other amounts owing or offers made to the employee. If any employee is terminated for cause, such employee shall be entitled only to his or her annual base salary and other benefits through the date of termination. All equity compensation grants made to an employee by the Company and outstanding at the time of a change in control shall be accelerated and vest 100%.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets out, as of the end of the Company’s fiscal year ended December 31, 2007, all information required with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,550,000	$1.79(1)	3,716,250(2)
Equity compensation plans not approved by security holders	—	—	—
Total	4,550,000	$1.79(1)	3,716,250(2)

(1)	As converted into US dollars based on the average exchange rate for 2007 of C$1.00: US$0.93565.

(2)
This figure excludes common shares issued on exercise of outstanding options under the Storm Cat Energy Corporation Amended and Restated Share Option Plan and common shares issued upon vesting of RSUs under the Storm Cat Energy Corporation Restricted Share Unit Plan through December 31, 2007.

Share Option Plan

The shareholders of the Company first adopted the Storm Cat Energy Corporation Share Option Plan at the Annual and Special Meeting held on June 23, 2005, for the benefit of directors, officers, employees, management employees and consultants of the Company. The shareholders of the Company approved certain amendments to the Share Option Plan at the Extraordinary General Meeting held on October 20, 2005. At the Annual and Special General Meeting held on June 27, 2006, the shareholders approved the Amended and Restated Share Option Plan, which was further amended upon approval of shareholders at the Annual General Meeting held on June 21, 2007. See Proposals 3 and 4 contained in the Company’s proxy statement for the 2007 Annual General Meeting filed with the SEC April 30, 2007, and available on SEDAR at www.sedar.com, for a description of the principal features of the Amended and Restated Share Option Plan.

Restricted Share Unit Plan

On June 27, 2006, the shareholders of the Company approved our Restricted Share Unit Plan at the Annual and Special General Meeting, which was amended upon approval of shareholders at the Annual General Meeting held on June 21, 2007.

Under the Restricted Share Unit Plan, RSUs are granted to directors, officers, employees and consultants. The RSUs are “phantom” shares that rise and fall in value based on the value of the Company’s common shares and are redeemed for cash or actual common shares on the vesting dates determined by the board of directors when the RSUs are granted. See Proposal 5 contained in the Company’s proxy statement for the 2007 Annual General Meeting filed with the SEC April 30, 2007, and available on SEDAR at www.sedar.com, for a description of the principal features of the Restricted Share Unit Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Executive officers, directors and holders of greater than ten percent (10%) of our common shares are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during the year ended December 31, 2007, all filing requirements under Section 16(a) applicable to our officers, directors and ten percent shareholders were satisfied, other than the late reporting of (i) the vesting of RSUs on September 30, 2007, granted to our directors for board service; (ii) the grant of RSUs on September 19, 2007, to Mr. Wozniak; (iii) the grant of options and RSUs on June 21, 2007, to Mr. Brooker; and (iv) the grant of RSUs on April 2, 2007, to our directors for board service.

-D23-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Policy

The board has adopted a policy for the review, approval or ratification of transactions involving the Company and “related persons” as defined under the relevant SEC rules. The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). Our policy is as follows:

•
Any proposed related person transaction must be reported to the Company’s Chief Executive Officer, Chief Financial Officer or General Counsel, which we refer to in this policy as authorized officers, and reviewed and approved by the Audit Committee, after full disclosure of the related person’s interest in the transaction, prior to effectiveness or consummation of the transaction, whenever practicable.

•
If an authorized officer determines that advance approval of such transaction is not practicable under the circumstances, the Audit Committee shall review, after full disclosure of the related person’s interest in the transaction, and, in its discretion, may ratify the transaction at the next Audit Committee meeting or at its next meeting following the date that such transaction comes to the attention of such authorized officer.

•
An authorized officer may present any such transaction arising in the time period between meetings of the Audit Committee to the Chair of the Audit Committee, who shall review and may approve such transaction, subject to ratification, after full disclosure of the related person’s interest in the transaction, by the Audit Committee at the next Audit Committee meeting.

•	Transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee, pursuant to the Compensation Committee charter.

•
In review of a related person transaction, the Audit Committee will review all relevant information available to it, and the Audit Committee may approve or ratify such transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of the Company.

•	The Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on the Company or the related person in connection with the approval of such transaction.

Related Party Transactions

The Company has entered into an agreement with Beatty & Wozniak, P.C., a law firm of which Mr. Wozniak is a partner, for a retainer and legal fees of a minimum of $10,000 per month plus reasonable expenses. In the year ended December 31, 2007, the Company paid Beatty & Wozniak $240,564 in legal fees and expenses.

Prior to his appointment as chief executive officer, Mr. Brooker acted as a consultant to the board of directors in March and April 2007.  In exchange for these consulting services, the Company granted to Mr. Brooker 25,000 RSUs as consulting fees.

The Company closed its private offerings of  Series A Convertible Subordinated Notes due March 31, 2012 and Series B Convertible Subordinated Notes due March 31, 2012, on January 30, 2007, and March 30, 2007, respectively. Trapeze Asset Management Inc. and Trapeze Capital Corp., two related entities that, together with a group including 1346049 Ontario Limited and Randall Abramson, beneficially own more than 5% of the Company’s common shares, participated in both the Company’s Series A Note and Series B Note offerings. The two entities purchased $3,700,000 in Series A Convertible Subordinated Notes, convertible at a rate of $1.17 per share into 3,162,394 common shares, and $13,100,000 in Series B Convertible Subordinated Notes, convertible at a rate of $1.17 per share into 11,196,581 common shares.

Both Series A Convertible Subordinated Notes and Series B Convertible Subordinated Notes accrue interest at a rate of 9.25% per annum, which the Company pays quarterly in arrears. The Notes are immediately convertible at a conversion price of $1.17 per share. Our board of directors approved the transactions with Trapeze Asset Management Inc. and Trapeze Capital Corp.

Employment and Indemnification Agreements

We do not have employment agreements with any of our officers or employees. On December 8, 2005, the board of directors adopted a form of Indemnity Agreement to be used as a template for the Company’s indemnity agreements with the directors and officers. Pursuant to the Indemnity Agreement, the Company will indemnify each director and officer against claims against such person in connection with the execution of his or her duties as a director or officer of the Company or by virtue of he or she holding any other position as a director or officer with any other entity at the Company’s request; provided that a court does not find that such individual did not fail to act honestly and in good faith with a view to the best interest of the Company or any other entity with which such individual holds or held a position as a director or officer at the Company’s request, in the case of a criminal proceeding or administrative proceeding enforced by a monetary penalty, such individual did not have reasonable grounds for believing that his or her conduct was unlawful, and in the case of any act, error or omission of such individual, he or she acted fraudulently or maliciously. As of the date of this proxy statement, the Company has entered into indemnity agreements with each of its directors and officers.

-D24-

PROPOSAL 2. RATIFICATION OF SELECTION AND APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has unanimously selected Hein & Associates LLP to be our independent registered public accounting firm and auditors for the year ending December 31, 2008, and has further directed that management submit the selection of Hein & Associates LLP as our independent registered public accounting firm and auditors for the year ending December 31, 2008, for ratification and appointment  by the shareholders at the Annual General Meeting. Hein & Associates LLP was first appointed auditors of the Company on September 6, 2005.

Appointment of Hein & Associates LLP by the shareholders is required by subsection 204(2) of the Business Corporations Act of British Columbia, under which the Company is organized. The Audit Committee’s selection is being submitted to the shareholders for ratification and appointment at the Annual General Meeting. The persons designated in the enclosed proxy will vote your shares “FOR” ratification and appointment unless you include instruction in your signed proxy to the contrary. If the shareholders fail to ratify and appoint the selection of this firm, our Audit Committee will reconsider the matter.

Representatives of Hein & Associates are not expected to be present at the Annual General Meeting to answer questions from the shareholders. If representatives of Hein & Associates LLP are present at the Annual General Meeting and so desire, they will be given an opportunity to make a statement on behalf of Hein & Associates LLP.

None of our directors or executive officers has any substantial interest, direct or indirect, in Hein & Associates LLP.

The board of directors unanimously recommends a vote “FOR” ratification of the selection and appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

OTHER BUSINESS

Pursuant to the Business Corporations Act of British Columbia, our management will present our audited financial statements for the fiscal year ended December 31, 2007, together with our auditors report thereon to the shareholders at the Annual General Meeting. Our management knows of no other matter to be acted upon at the Annual General Meeting. If any other matters are properly brought before the Annual General Meeting however, the persons named in the accompanying proxy card as proxies for the holders of Storm Cat’s common shares will vote thereon in accordance with their best judgment.

ADDITIONAL INFORMATION

Additional information relating to the Company is on SEDAR at www.sedar.com and at the SEC’s website at www.sec.gov. Shareholders may contact the Company by mail at 1125 17th Street, Suite 2310, Denver, Colorado, 80202, by telephone at 303.991.5070, or by fax at 303.991.5075 to request copies of the documents referenced herein and in the Company’s Annual Report on Form 10-K for year ended December 31, 2007.

SHAREHOLDER PROPOSALS

In order to include a shareholder proposal in the proxy statement and form of proxy relating to the Company’s next annual general meeting of shareholders following the end of 2008, we must receive it no later than December 31, 2008. Any shareholder proposal submitted to us for consideration at next year’s annual general meeting but which is not intended to be included in the related proxy statement and form of proxy must be received by March 28, 2009. A proxy will confer discretionary authority on the Company to vote a proxy with respect to any matter that is not submitted to the Company by March 28, 2009.

AVAILABILITY OF REPORT ON FORM 10-K

Upon your written request, we will provide to you a complimentary copy of the 2007 Annual Report on Form 10-K (without exhibits) as filed with the SEC. The Annual Report includes audited consolidated financial statements for the year ended December 31, 2007, together with the auditor’s report thereon. Your request should be mailed to Storm Cat’s offices, addressed as follows: Storm Cat Energy Corporation, 1125 17th Street, Suite 2310, Denver, Colorado 80202. A free copy of the Form 10-K may also be obtained at the Internet web site maintained by the SEC at www.sec.gov, on SEDAR at www.sedar.com, or by visiting Storm Cat’s Internet web site at www.stormcatenergy.com and clicking on “Investors,” then on “Annual Reports” or by clicking on “Contact Us” then on “Request Information” and completing the request form.

By Order of the Board of Directors,

/s/ Paul Wiesner
Paul Wiesner
Chief Financial Officer, Treasurer and Secretary

April 29, 2008

-D25-

STORM CAT ENERGY CORPORATION

000001
SAM SAMPLE
123 SAMPLES STREET		Security Class	COMMON CLASS
SAMPLETOWN SS X9X
Holder Account Number
		C9999999999	I N D

Form of Proxy - Annual General Meeting to be held on June 18, 2008
This Form of Proxy is solicited by and on behalf of the Board of Directors.

Notes to proxy
1.
Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.
If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.
4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5.
The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.
The securities represented by this proxy will be voted or withheld from voting, or will not be voted if the holder chose to abstain from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.
8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 10:00 a.m. Mountain daylight time on Tuesday, June 16, 2008.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone	To Vote Using the Internet
•Call the number listed BELOW from a touch tone telephone.	•Go to the following web site: www.investorvote.com
1-866-732-VOTE (8683) Toll Free

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER   014037HOLDER ACCOUNT NUMBER   C9999999999ACCESS NUMBER   99999

-D26-

+	SAM SAMPLE	C9999999999	*C9999999999*		+
		IND	C01	*C9999999999*

Appointment of Proxyholder

The undersigned shareholder ("Registered Shareholder") of Storm Cat Energy Corporation (the "Company") hereby appoint(s): Joseph M. Brooker, Chief Executive Officer of the Company or failing him, Paul Wiesner, Chief Financial Officer of the Company,
OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of Storm Cat Energy Corporation to be held at the offices of Storm Cat Energy Corporation at 8th Avenue SW, Suite 200, 209, Calgary, Alberta, Canada.  For directions to attend the Annual General Meeting, contact Director of Investor Relations at 303.991.5070.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors
	For	Withhold		For	Withhold		For	Withhold
01: Joseph M. Brooker	☐	☐	02: Robert J.Clark	☐	☐	03: Michael J. O'Byrne	☐	☐
04. Robert D. Penner	☐	☐	05. Jon R. Whitney	☐	☐	06. David G. Wight	☐	☐
07: Michael J. Wozniak	☐	☐

2. Appointment of Auditors	For	Against	Withhold/Abstain
To ratify the Audit Committee's selection of and appoint Hein & Associates LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐

Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
/ /

Important Notice of Internet Availability of Proxy Materials for the Annual General Meeting: The Notice of Annual General Meeting, Proxy Statement and Annual Report are available at www.stormcatenergy.com/2008annualmeeting.

-D27-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2008
or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission file number:  001-32628

STORM CAT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

British Columbia	06-1762942
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1125 17th Street, Suite 2310
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

 (registrant’s telephone number, including area code): (303) 991-5070

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  ☒ Yes     ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, or an accelerated filer, or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer," "accelerated filer” and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  ☐ Yes     ☒ No

As of May 5, 2008, there were 81,267,299 common shares outstanding.

-E1-

Table of Contents

TABLE OF CONTENTS PART I—FINANCIAL INFORMATION
Item 1. Financial Statements (Unaudited)	4
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations	18
Item 3. Quantitative and Qualitative Disclosures About Market Risk	22
Item 4. Controls and Procedures	22

PART II - OTHER INFORMATION
Item 1. Legal Proceedings	23
Item 1A. Risk Factors	23
Item 6. Exhibits	23
Signatures	24
Certification of CEO Pursuant to Section 302
Certification of CFO Pursuant to Section 302
Certification of CEO Pursuant to 18 U.S.C. Section 1350
Certification of CFO Pursuant to 18 U.S.C. Section 1350

-E2-

PART I—FINANCIAL INFORMATION
 Item 1.  Financial Statements
STORM CAT ENERGY CORPORATION

-E3-

STORM CAT ENERGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(stated in thousands of U.S. dollars, except share amounts)

	March 31,	December 31,
	2008	2007
ASSETS	(Unaudited)	(Audited)
CURRENT ASSETS:
Cash and cash equivalents	$874	$1,133
Accounts receivable:
Joint interest billing	1,470	1,701
Revenue receivable	3,447	2,444
Fair value of derivative instruments	—	1,760
Prepaid costs and other current assets	2,847	2,941
Total current assets	8,638	9,979
PROPERTY AND EQUIPMENT (full cost method), at cost:
Oil and gas properties:
Unproved properties	50,953	51,438
Proved properties	86,454	78,096
Less accumulated depreciation, depletion, and amortization	(14,264)	(12,228)
Oil and gas properties, net	123,143	117,306
Other property	1,113	1,180
Accumulated depreciation	(848)	(778)
Total other property, net	265	402
Total property and equipment, net	123,408	117,708
OTHER NON-CURRENT ASSETS:
Restricted cash	351	685
Debt issuance costs, net of accumulated amortization of $2,274 and $1,988, respectively	3,198	3,435
Accounts receivable long-term	1,354	759
Fair value of derivative instruments	888	—
Total other non-current assets	5,791	4,879
Total assets	$137,837	$132,566
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,406	$5,825
Revenue payable	2,422	1,678
Accrued and other liabilities	4,185	4,131
Interest payable	(13)	12
Share-based payments liability	504	394
Fair value of derivative instruments	6,849	—
Total current liabilities	21,353	12,040
NON-CURRENT LIABILITIES:
Ad valorem taxes payable	276	—
Asset retirement obligation	1,806	1,713
Fair value of derivative instruments	—	183
Bank debt	51,311	43,056
Convertible notes payable	50,195	50,195
Total non-current liabilities	103,588	95,147
Total liabilities	124,941	107,187
Commitments and contingencies (Note 10)
SHAREHOLDERS' EQUITY:
Common shares, without par value, unlimited authorized, issued and outstanding: 81,096,070 at March 31, 2008 and 81,087,320 at December 31, 2007	69,834	69,834
Additional paid-in capital	5,778	5,640
Accumulated other comprehensive income (loss)	(1,536)	7,483
Accumulated deficit	(61,180)	(57,578)
Total shareholders' equity	12,896	25,379
Total liabilities and shareholders' equity	$137,837	$132,566

The accompanying notes are an integral part of these financial statements.

-E4-

STORM CAT ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(stated in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended March 31,
	2008	2007
NATURAL GAS REVENUE	$6,017	$3,912

OPERATING EXPENSES:
Gathering and transportation	803	561
Lease operating expenses	1,664	576
Production and ad valorem taxes	739	327
General and administrative	1,716	2,662
Depreciation, depletion, amortization, and accretion of asset retirement obligation	2,162	1,634
Total operating expenses	7,084	5,760
Operating loss	(1,067)	(1,848)

OTHER INCOME (EXPENSE):
Interest expense	(2,269)	(629)
Interest and other miscellaneous income	20	32
Amortization of debt issuance costs	(286)	—
Total other income (expense)	(2,535)	(597)

Loss before taxes	(3,602)	(2,445)

Recovery of future income tax asset from flow-through shares	—	1,095

NET LOSS	$(3,602)	$(1,350)
Basic and diluted net loss per share	$(0.04)	$(0.02)
Weighted average number of shares outstanding	81,087,416	80,498,487

The accompanying notes are an integral part of these financial statements.

-E5-

STORM CAT ENERGY CORPORATION
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE LOSS
FOR THE THREE MONTHS ENDED MARCH 31, 2008
(Unaudited)
(stated in thousands of U.S. dollars, except share amounts)

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive Income	Accumulated	Total Shareholders'
	Shares	Amount	Capital	(Loss)	Deficit	Equity
BALANCE AT DECEMBER 31, 2007	81,087,320	$69,834	$5,640	$7,483	$(57,578)	$25,379
RSUs vested	8,750	—	—	—	—	—
Share-based payments	—	—	138	—	—	138
Net loss	—	—	—	—	(3,602)	(3,602)
Net change in foreign currency translation and fair value of derivative instruments	—	—	—	(9,019)	—	(9,019)
Other comprehensive loss (Note 9)	—	—	—	—	—	(12,621)
BALANCE AT MARCH 31, 2008	81,096,070	$69,834	$5,778	$(1,536)	$(61,180)	$12,896

The accompanying notes are an integral part of these financial statements.

-E6-

STORM CAT ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(stated in thousands of U.S. dollars)

	For the Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(3,602)	$(1,350)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Recovery of future income tax asset from flow-through shares	—	(1,090)
Share-based payments	266	454
Depreciation, depletion, amortization and accretion of asset retirement obligations	2,162	1,677
Amortization of debt issuance costs	286	—
Changes in operating assets and liabilities:
Accounts receivable	(673)	1,437
Other current assets	(21)	(1,538)
Accounts payable	(1,050)	(456)
Accrued interest and other current liabilities	7,745	(1,736)
Net cash provided by (used in) operating activities	5,113	(2,602)
Cash flows from investing activities:
Restricted cash	1,075	—
Capital expenditures - oil and gas properties	(6,842)	(21,446)
Capital expenditures - other assets	51	(11)
Fair value of derivative instruments	(8,203)	378
Net cash used in investing activities	(13,919)	(21,079)
Cash flows from financing activities:
Issuance of common stock	—	811
Debt issuance costs	101	(7,630)
Proceeds from bank debt	8,255	—
Proceeds from convertible notes payable	—	32,950
Net cash provided by financing activities	8,356	26,131
Effect of exchange rate changes on cash	191	(1,017)
Net change in cash and cash equivalents	(259)	1,433
Cash and cash equivalents at beginning of period	1,133	5,299
Cash and cash equivalents at end of period	$874	$6,732

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,176	$792
Supplemental schedule of non-cash investing and financing activities:
Capital accruals and asset additions	$10,049	$5,300
Increase in asset retirement obligation	$64	$44

The accompanying notes are an integral part of these financial statements.

-E7-

STORM CAT ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Storm Cat Energy Corporation, together with its consolidated subsidiaries (“Storm Cat” or the “Company”), is an independent oil and gas company focused primarily on the pursuit, exploration and development of large unconventional gas reserves from fractured shales, coal beds and tight sand formations and, secondarily, from conventional formations.  We have producing properties in Wyoming’s Powder River Basin (“PRB”) and in Arkansas’ Arkoma Basin (“Fayetteville Shale”).  Our primary exploration and development acreage is located in the United States and Canada.

NOTE 1.  BASIS OF PRESENTATION

The accompanying Consolidated Financial Statements of Storm Cat, with the exception of the Consolidated Balance Sheet at December 31, 2007, have not been audited by independent public accountants and have been prepared in accordance with generally accepted accounting principals ("GAAP") in the U.S.  In the opinion of management, the accompanying financial statements reflect all adjustments necessary to present fairly our financial position at March 31, 2008, our income for the three months ended March 31, 2008 and 2007 and cash flows for the three months ended March 31, 2008 and 2007. All such adjustments are of a normal recurring nature. In preparing the accompanying financial statements, management has made certain estimates and assumptions that affect reported amounts in the financial statements and disclosures of contingencies. Actual results may differ from those estimates. Certain amounts presented in prior period financial statements have been reclassified for consistency with current period presentation. The results for interim periods are not necessarily indicative of annual results.

Certain disclosures have been condensed or omitted from these financial statements. Accordingly, they should be read along with the Consolidated Financial Statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2007.

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES

Please see our Annual Report on Form 10-K for the year ended December 31, 2007 for a comprehensive listing of our accounting policies.

Foreign Currency

We are exposed to fluctuations in foreign currencies, primarily through our operations in Canada. We monitor this exposure but have not entered into any hedging arrangements to protect from currency fluctuations.  As of March 31, 2008, $0.88 million U.S. dollar equivalent, or 100% of our cash, was held in U.S. dollars.

For the three months ended March 31, 2008, balances in the Consolidated Statements of Operations were converted from Canadian to U.S. dollars at a weighted average exchange rate of $0.99611 CDN to $1.00 U.S., and Consolidated Balance Sheet balances were converted at a rate of $0.9783 CDN to $1.00 U.S. based on the exchange rate on March 31, 2008.

For the three months ended March 31, 2007, balances in the Consolidated Statements of Operations were converted from Canadian to U.S. dollars at a weighted average exchange rate of $0.85365 CDN to $1.00 U.S., and Consolidated Balance Sheet balances were converted at a rate of $0.8655 CDN to $1.00 U.S. based on the exchange rate on March 31, 2007.

Recently Adopted Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements” ("SFAS 157").  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. On February 12, 2008, the FASB issued Staff Position No. FAS 157-2  ("FSP 157-2") which proposed a one year deferral for the implementation of SFAS 157 for non-financial assets and liabilities that are recognized or disclosed at fair value on a nonrecurring basis (less frequent than annually).

On January 1, 2008 we elected to implement SFAS 157 with the one-year deferral. Given the nature of our current financial instruments, the adoption of SFAS 157 did not have a material impact on our financial position, results of operations or cash flows. Beginning January 1, 2009, we will adopt the provisions for nonfinancial assets and nonfinancial liabilities that are not required or permitted to be measured at fair value on a recurring basis. We are in the process of evaluating this standard with respect to our effect on nonfinancial assets and liabilities and have not yet determined the impact that it will have on our financial statements upon full adoption in 2009.

SFAS 157 (as amended), defines fair value, establishes a framework for measuring fair value, outlines a fair value hierarchy based on inputs used to measure fair value and enhances disclosure requirements for fair value measurements.  Fair value is defined as the price at which an asset could be exchanged in a current transaction between knowledgeable, willing parties. A liability’s fair value is defined as the amount that would be paid to transfer the liability to a new obligor, not the amount that would be paid to settle the liability with the creditor. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, use of unobservable prices or inputs are used to estimate the current fair value, often using an internal valuation model. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the item being valued.

Beginning January 1, 2008, assets and liabilities recorded at fair value in the Consolidated Balance Sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels—defined by SFAS 157 and directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities—are as follows:
-E8-

Level I—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level II—Inputs (other than quoted prices included in Level I) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level III—Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

The fair value of our derivative contracts are measured using Level II inputs, and are determined by either market prices on an active market for similar assets or by prices quoted by a broker or other market-corroborated prices.

Our asset retirement obligation is measured using primarily Level III inputs. The significant unobservable inputs to this fair value measurement include estimates of plugging and abandonment costs, inflation rate and well life. The inputs are calculated based on historical data as well as current estimated costs. See Note 4. "Oil and Gas Properties" for a rollforward of the asset retirement obligation.

The estimated fair values of derivatives included in the Consolidated Balance Sheets at March 31, 2008 and December 31, 2007 are summarized below. The increase in the net derivative liability from December 31, 2007 to March 31, 2008 is primarily attributable to the effect of higher natural gas and oil prices and cash settlements of derivatives during the period, partially offset by new derivatives entered during the period.

	Fair Value Measurements
	March 31, 2008		December 31, 2007
In Thousands	Significant Other Observable Inputs (Level II)	Significant Unobservable Inputs (Level III)	Significant Other Observable Inputs (Level II)	Significant Unobservable Inputs (Level III)
Derivative assets:
Fixed-price natural gas commodity swaps	$888	$—	$1,760	$—
Derivative liabilities:		—		—
Fixed-price natural gas commodity swaps	(6,849)	—	(183)	—

Net derivative asset (liability)	$(5,961)	$—	$1,577	$—

Asset retirement obligation	$—	$(1,806)	$—	$(1,713)

NOTE 3.  DERIVATIVE FINANCIAL INSTRUMENTS

Natural Gas Commodity Hedges

Realized gains or losses from the settlement of gas derivative contracts are reported as natural gas revenues in the Consolidated Statements of Operations.  Changes in the fair value of derivative instruments designated as cash flow hedges, to the extent they are effective in offsetting cash flows attributable to the hedged risk, are recorded in accumulated other comprehensive income in the Consolidated Balance Sheets.  Any change in fair value resulting from ineffectiveness is recognized currently in derivative loss in the Consolidated Statements of Operations.

As of March 31, 2008, all natural gas derivative instruments qualified as cash flow hedges for accounting purposes under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  We anticipate that all forecasted transactions will occur by the end of their originally specified periods.  All contracts are entered into for other than trading purposes.

Our natural gas hedges are inherently effective because they have been indexed to the first of the month CIG index.  The CIG index is the same index that determines the actual natural gas revenue received by us for our PRB production.  Therefore, the hedges are highly correlated to changes in cash flows from natural gas sales.

To mitigate a portion of the potential exposure to adverse market changes, we have entered into various derivative contracts.  As of March 31, 2008, we had hedge contracts in place through December 2010 for a total of approximately 8,167,500 MMBtu of anticipated production from our PRB properties (see Item 7A. "Quantitative and Qualitative Disclosures About Market Risk" for a detailed listing of our commodity swaps).

We recognized a $7.4 million loss on the fair value of our derivative contracts in the first quarter of 2008, and $1.2 million loss for the same period in 2007.  The table below summarizes derivative instrument gain (loss) activity:

	For the Three Months Ended
	March 31,
In Thousands	2008	2007
Derivative contract settlements reflected in natural gas revenue	$123	$425
Change in fair value of derivatives reflected in accumulated other comprehensive income	(7,537)	(1,591)
Total derivative instrument loss	$(7,414)	$(1,166)
-E9-

NOTE 4.  OIL AND GAS PROPERTIES

Accounting for Oil and Gas Properties

We follow the full cost method of accounting for oil and gas operations whereby all costs of exploring for and developing oil and gas reserves are initially capitalized on a country-by-country (cost center) basis. Capitalized costs, less estimated salvage value, are depleted using the units-of-production method whereby historical costs and future development costs are amortized over the total estimated proved reserves. Costs of acquiring and evaluating unproved properties and major development projects are initially excluded from the depletion and depreciation calculation until it is determined whether or not proved reserves can be assigned to such properties. These costs are assessed periodically to ascertain whether impairment has occurred (i.e., "impairment tests”). Please refer to Regulation S-X Rule 4-10(c)(4) for full discussion regarding impairment tests. There were no impairment charges in either the first quarter of 2007 or 2008.

In the first quarter of 2008, $0.5 million was invested in lease rentals, geological and geophysical and capitalized interest.   During this period, we also invested a total of $8.6 million in various capital projects as follows:

●	in the PRB, we invested a total of $5.5 million for drilling, completion, compression and pipeline expenditures;
●	in Fayetteville, we invested $2.7 million in capital and commenced our 2008 drilling by spudding the first five wells; and
●	in Elk Valley, we invested $0.4 million as we continue our dewatering activities on the project.

Asset Retirement Obligation

The estimated fair value of the future costs associated with dismantlement, abandonment and restoration of natural gas properties is recorded when the assets are placed into service, generally through acquisition or completion of a well.  The net estimated costs are discounted to present values using a risk-adjusted rate over the estimated economic life of the properties.  Such costs are capitalized as part of the basis of the related asset and are depleted as part of the applicable full cost pool.  The associated liability is recorded initially as a long-term liability.  Subsequent adjustments to the initial asset and liability are recorded to reflect revisions to estimated future cash flow requirements.  In addition, the liability is adjusted to reflect accretion expense as well as settlements during the period.

A reconciliation of the changes in the asset retirement obligation for the three months ended March 31, 2008 and 2007, respectively, is as follows:

	For the Three Months Ended
	March 31,
In Thousands	2008	2007
Asset retirement obligation at January 1	$1,713	$1,871
Adjustment for revision of estimated life and interest rate in the Powder River Basin	(1)	—
Additional liabilities incurred	64	44
Accretion expense	42	62
Foreign currency translation	(12)	—
Asset retirement obligation at March 31	$1,806	$1,977

NOTE 5.  BANK CREDIT FACILITY

On December 27, 2007, Storm Cat Energy (USA) Corporation (“Storm Cat (USA)”), a wholly owned subsidiary of Storm Cat, entered into that certain Credit Agreement, dated December 27, 2007, by and among Storm Cat (USA), Wells Fargo Foothill LLC ("Wells Fargo"), as Agent, and the additional lenders party thereto (the "Credit Agreement"), which provides for certain credit facilities (the "Credit Facility").  Additionally, Storm Cat agreed to guarantee the obligations of Storm Cat (USA) under the Credit Facility.  As of March 31, 2008, the Credit Facility consists of a term loan facility in an aggregate principal amount of $30.0 million and a revolving facility in an aggregate principal amount of $20.0 million.  Our borrowing base under the Credit Facility was $55.0 million as of March 31, 2008.  The Credit Agreement provides for a semi-annual evaluation of such amount, determined based on our oil and natural gas reserves.

Storm Cat and the subsidiary guarantors have also executed and delivered certain other related agreements and documents pursuant to the Credit Facility, including a guaranty agreement, security and pledge agreement and mortgages.  The obligations of Storm Cat, Storm Cat (USA), and their subsidiaries under the Credit Facility are secured by a first priority security interest in favor of the Agent for the benefit of the lenders, in our and our subsidiaries’ material tangible and intangible assets, and proved reserves, among other things.

The Credit Facility matures on September 27, 2011, or December 27, 2012 in the event the Convertible Notes (defined below) are entirely converted into equity, with no remaining cash payment obligations, or are refinanced with a maturity date not earlier than June 27, 2013.

As of March 31, 2008, we had a total of $51.3 million outstanding on the Credit Facility; $30.0 million on the term loan facility and $21.3 million on the revolving facility.

On April 17, 2008, Storm Cat, Storm Cat (USA), and their subsidiaries entered into a First Amendment to Credit Agreement (the "Amendment") to amend the Credit Agreement including the financial covenants.  The Amendment increased the term loan facility from an aggregate principal amount of $30.0 million to an aggregate principal amount of $40.0 million.  The financial covenants were amended to accomodate the increase in the term loan facility and to allow us to remain in compliance.  In the absence of the Amendment, we would not have been in compliance with the original financial covenants as of March 31, 2008.  As as result of the increase in the term loan facility, our total outstanding balance under the Credit Facility has increased to $60.3 million as of May 7, 2008, from $51.3 million on March 31, 2008.  Please refer to Note 13. "Subsequent Events" for details relating to the Amendment.
-E10-

NOTE 6.  CONVERTIBLE NOTES

On January 19, 2007, we entered into a Series A Note Purchase Agreement for the private placement of Series A Notes in a total aggregate principal amount of $18.5 million and a Series B Note Purchase Agreement for the private placement the Series B Notes (together with the Series A Notes, the "Convertible Notes") in a total aggregate principal amount of $31.7 million.  The Convertible Notes were bifurcated into two series because a shareholder vote was required for issuance of any Convertible Notes above the amount issued under the Series A Notes.  The Series A Notes and the Series B Notes are convertible into our common shares at a price of $1.17 per share, as may be adjusted in accordance with the terms of the Series A Notes or the Series B Notes (as applicable), and we may force the conversion of the Series A Notes or the Series B Notes (as applicable) at any time 18 months after the closing date of the applicable issuance that our common shares trade above $2.05, as may be adjusted, for 20 days within a period of 30 consecutive trading days.  On the day of the Series A Note Purchase Agreement and the Series B Note Purchase Agreement, the $1.17 conversion price was at premium to our closing stock price of $1.00.

On January 30, 2007, we closed the private placement of Series A Notes to qualified institutional and accredited investors in a private placement pursuant to Regulation D of the Securities Act, and exemptions from Canadian prospectus and registration requirements under National Instrument 45-106.  The Series A Notes mature on March 31, 2012, unless earlier converted, redeemed or repurchased.  The Series A Notes bear interest at a rate of 9.25% per annum, commencing on January 30, 2007.  Interest on the Series A Notes is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on June 30, 2007.

On March 29, 2007 we held an extraordinary general meeting in which shareholders authorized the issuance of the underlying shares of the Series B Notes.  On March 30, 2007, we closed on $31.7 million of Series B Notes to qualified institutional and accredited investors in a private placement pursuant to Regulation D of the Securities Act, and exemptions from Canadian prospectus and registration requirements under National Instrument 45-106. The Series B Notes mature on March 31, 2012, unless earlier converted, redeemed or repurchased.  The Series B Notes bear interest at a rate of 9.25% per annum, commencing on March 30, 2007.  Interest on the Series B Notes is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on June 30, 2007.

As part of the private placements, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors requiring us to file with the Securities and Exchange Commission (the "SEC") registration statements covering the common shares issuable upon conversion of the Series A Notes and the Series B Notes.  We have fulfilled our obligations under the Registration Rights Agreement to have an effective registration covering the shares that are issuable upon conversion of the Convertible Notes with respect to all of the shares underlying the Convertible Notes, with the exception of 123,932 common shares issuable upon conversion of Series B Notes held by certain of our officers and directors.  The registration statements and the related prospectuses can be accessed via the SEC website at www.sec.gov.

NOTE 7.  SHAREHOLDERS’ EQUITY

Outstanding Share Data

We have an unlimited number of authorized common shares, without par value, and an unlimited number of preferred shares which may be issued in series and with preferences as determined by our Board of Directors.  As of the filing of this report no preferred shares had been issued.

At March 31, 2008, 81,096,070 common shares were issued and outstanding, 6,352,000 common share options outstanding and reserved for issuance under our Amended and Restated Share Option Plan (the "Amended Option Plan") and 86,250 unvested restricted stock units ("RSUs") outstanding under our Restricted Share Unit Plan.  There were also 15,841,880 common shares reserved for issuance upon conversion of the Series A Notes and 27,059,829 common shares reserved for issuance upon conversion of the Series B Notes.

Basic and Diluted Loss per Share

Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding during the period.  The shares represented by vested RSUs issued to date are included in the calculation of the weighted average basic common shares outstanding.  Diluted loss per share is calculated giving effect to the potential dilution that would occur if vested stock options, RSUs and stock purchase warrants were exercised and the Convertible Notes were converted to common shares.  The dilutive effect of options, RSUs, warrants and the Convertible Notes is computed by application of the treasury stock method which assumes that proceeds from the exercise of in-the-money options and warrants would be used to repurchase common shares at average market prices during the period.  Diluted amounts are not presented when the effects of the computations are anti-dilutive due to net losses incurred.  Accordingly, there is no difference in the amounts presented for basic and diluted loss per share for the quarters ended March 31, 2008 and 2007.  Listed below is a table showing the potentially dilutive shares outstanding as of March 31, 2008 and 2007 which have been excluded from the diluted earnings per share calculation.

	March 31,
Potentially Dilutive Shares Outstanding	2008	2007
Options	6,352,000	4,900,000
Unvested RSUs	86,250	—
Series A Notes	15,841,880	—
Series B Notes	27,059,829	—
Warrants	—	6,926,850
Total potentially dilutive shares outstanding	49,339,959	11,826,850
-E11-

Share-based Payment

We grant stock options at exercise prices equal to the fair market value of our common shares at the date of the grant using the Black-Scholes pricing model.  The Black-Scholes model is a widely accepted mathematical model for valuing share-based payments.  The Black-Scholes model takes into account the common share price at the grant date, the exercise price, the volatility of the underlying shares and the expected dividends and the risk-free interest rate over the expected life of the option to determine fair value.

In December 2004, the FASB issued SFAS No. 123(R), "Share-based Payment"  ("SFAS 123(R)"), which is a revision of SFAS 123, "Accounting for Stock-based Compensation" ("SFAS 123").  SFAS 123(R) is effective for non-small business publicly traded companies for interim or annual periods beginning after June 15, 2005. It supersedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and amends SFAS No. 95, "Statement of Cash Flows." SFAS 123(R) requires that all share-based payments to employees, including grants of employee stock options, be recognized in the statement of operations based upon their fair values and rescinds the acceptance of pro forma disclosure.

Public companies may choose to apply SFAS 123(R) on either a "modified prospective" method or a "modified retrospective" method.  The modified prospective method requires companies to incorporate the appropriate expense in their income statements on a go-forward basis and to expense all previously granted non-vested options that are outstanding as of the option date.  The modified retrospective method allows companies to adopt SFAS 123(R) by restating prior period amounts based on the expense calculated and reported in their pro forma footnote disclosures as previously required by SFAS 123.  We adopted SFAS 123(R) on January 1, 2006 under the modified prospective method.

Under the fair value recognition provisions of SFAS 123(R), share-based payments expense is measured at the grant date based on the fair value of the award and is recognized as an expense over the service period on a straight-line basis.  The expense recognized over the service period is required to include an estimate of the awards that will be forfeited.  Previously, we only recorded the impact of forfeitures as they occurred for employee options.  We assumed an approximate 10.0% forfeiture rate for the three months ended March 31, 2008 for all employees and consultants.

SFAS No. 123(R), paragraph B129, "Equity Instruments with Exercise Prices Denominated in a Foreign Currency" requires that all equity instruments with exercise prices denominated in a currency other than the currency of the market in which the underlying equity instrument primarily trades be accounted for as liabilities.  Because we have granted options that are priced in Canadian dollars, and our stock is primarily traded on the American Stock Exchange ("AMEX"), the liability method is required relative to all U.S. employees.  We employ the following methods in recording share-based payments.

●
The liability method to account for options granted to U.S. employees in Canadian dollars.  Under this method, we record a liability for vested options equal to the value of such vested options as calculated by the Black-Scholes model using the option exercise price and the fair value per share of the common stock underlying the option as of the measurement date.

●
The equity method to account for options granted to Canadian employees and options granted to U.S. employees in U.S. dollars.  We calculate the expense under this method based on the Black-Scholes value of the option at the date of the grant. This expense is recorded in equal amounts as the options vest; typically over two years.

The fair value of share-based payments are expensed, with a corresponding increase to additional paid-in capital for the equity method, or the share-based payment liability for the liability method.  Upon exercise of stock options, the consideration paid upon exercise is recorded as additional value of common shares and the amount previously recognized in additional paid-in capital is reclassified to common shares.

Both of the aforementioned methods of calculating share-based payments require us to make several estimates including when stock options might be exercised, the stock price volatility, forfeiture rates, and the model used to calculate value.  The timing for exercise of options is outside our control and depends upon a variety of factors including the market value our common shares and the financial objectives of the holders of the options, among other factors.  We calculate volatility using historical data; however, future volatility is inherently uncertain.

 The following table summarizes our share-based payments expense under each method:

	For the Three Months Ended
	March 31,
In Thousands	2008	2007
Share-based payments expense under the liability method	$137	$—
Share-based payments expense under the equity method	129	447
Share-based payments expense	$266	$447

Options and RSUs Issued and Outstanding

The Amended Option Plan and the Restricted Share Unit Plan (together, the “Plans”), both approved by our shareholders on June 21, 2007, authorizes the granting of incentive and nonqualified options to purchase up to 10,000,000 common shares in the aggregate. The Plans are administered by the Board of Directors which determines the terms pursuant to which any option is granted. The Plans provide that upon a change in control, options then outstanding will immediately vest and we will take such actions as are necessary to make all shares subject to options immediately salable and transferable.

-E12-

Of the 10,000,000 shares authorized for issuance in the aggregate under the Plans, 9,525,750 shares have been granted and 1,440,000 shares have been forfeited, leaving a total of 1,914,250 shares available for issuance as of March 31, 2008.  Below is a reconciliation of our remaining shares available to grant at the end of the first quarter 2008:

Common Shares Available to Grant	As of March 31, 2008
Common shares in treasury available to grant	10,000,000
Options granted	(9,237,000)
Options forfeited	1,430,000
RSUs granted	(288,750)
RSUs forfeited	10,000
Common shares available to grant as of March 31, 2008	1,914,250

Option Activity	Number of Shares	Weighted Average Exercise Price (1)
Options outstanding at December 31, 2007	4,550,000	$1.91
Options granted	1,802,000	$0.70
Options exercised	—	$—
Options expired/cancelled	—	$—
Options outstanding at March 31, 2008	6,352,000	$1.56

Options exercisable at March 31, 2008	4,059,996	$1.94
(1)Exercise price is in Canadian dollars.

RSU Activity	Number of Shares
RSUs outstanding at December 31, 2007	95,000
RSUs granted	—
RSUs vested	8,750
RSUs expired/cancelled	—
RSUs outstanding at March 31, 2008	86,250

RSUs unvested at March 31, 2008	86,250

Stock Activity During the Quarter

On January 24, 2008, we granted 1,802,000 stock options to employees and directors.  The stock options have an exercise price of $0.70 (U.S.) and vest over a period of 24 months for employees and 18 months for directors.

On March 19, 2008, 2,126,582 warrants priced at $1.90 CDN expired without being exercised.

NOTE 8.   INCOME TAXES

The income tax benefit realized in the first quarter of 2007 was $1.1 million.  This is a tax benefit that is passed on to our flow-through shareholders.  In order to have this tax benefit, the flow-through shareholders pay a premium above market for their shares.  This premium is reduced in equity and recorded as a liability.  As the capital obligation is spent, the liability is reduced and an income tax benefit is recorded to the income statement.  The liability no longer exists and no tax benefit was recognized in the first quarter of 2008.

NOTE 9.  OTHER COMPREHENSIVE LOSS

Comprehensive earnings (loss) is a term used to refer to net earnings plus other comprehensive income (loss). Other comprehensive income (loss) is comprised of revenues, expenses, gains, and losses that under generally accepted accounting principles are reported as separate components of shareholders' equity instead of net earnings. Items included in other comprehensive income (loss) for the three months ended March 31, 2008 and 2007 are foreign currency gains (losses) related to the translation of the assets and liabilities of our Canadian operations and unrealized gains (losses) related to the changes in the fair value of derivative instruments designated as cash flow hedges.

Comprehensive loss for the quarters ended March 31, 2008 and 2007, respectively, is reflected in the table below:
	For the Three Months Ended March 31,
In Thousands	2008	2007
Net loss	$(3,602)	$(1,350)
Effects of foreign currency translation	(1,482)	312
Change in fair value of derivatives	(7,537)	(1,591)
Net change in foreign currency translation and fair value of derivatives	(9,019)	(1,279)
Other comprehensive loss	$(12,621)	$(2,629)
-E13-

NOTE 10.  SALES,  TRANSPORTATION AND GATHERING COMMITMENTS

Sales Commitments

We had no forward sales contracts at March 31, 2008.

Firm Transportation Service Agreements

We have a firm transportation agreement in place through April 11, 2013 to transport gas from Cheyenne Plains to ANR PEPL (Oklahoma). The agreement obligates us to pay $0.34 per Dth on 2,000 Dth/D or approximately $20,000 per month. The firm commitment payment is offset by any charges for volumes shipped on the Cheyenne Plains pipeline to the ANR PEPL (Oklahoma) delivery hub. We released our 2,000 Dth/D capacity commitment for a period of eight months (from March 2008 through October 2008) at the full volume commitment for $0.14 per Dth.

We also have a firm transportation agreement with an unaffiliated third party that expires November 30, 2013. The agreement requires us to pay $0.15 per Dth on 100% load basis of 4,000 Dth/D. Gas is received at Glenrock, Wyoming and delivered to the Dullknife hub in Wyoming. We are currently meeting the volume commitment relative to this agreement.

Gathering Commitments

We have a fee-based gas gathering and compression services agreement with an unrelated third party for the provision of field gathering, treating, compression and high pressure transport of natural gas to be produced from our Fayetteville Shale project. We are obligated to deliver sufficient volumes to generate fees totaling $19.0 million over a four-year period.

NOTE 11.  DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with U.S. GAAP which differ in certain respects with those principles and practices that we would have followed had our financial statements been prepared in accordance with Canadian GAAP.

Differences between U.S. GAAP and Canadian GAAP impact us as follows:

Oil and Gas Properties

Canadian GAAP requires recognition and measurement processes to assess impairment of oil and gas properties using estimates of future oil and gas prices and costs plus the cost of unproved properties that have been excluded from the depletion calculation. In the measurement of the impairment, the future net cash flows of a cost center’s proved and probable reserves are discounted using a risk-free interest rate.  For U.S. GAAP purposes, future net cash flows from proved reserves using period-end, non-escalated prices and costs, are discounted to present value at 10% per annum and compared to the carrying value of oil and gas properties.

Comprehensive Loss

U.S. GAAP requires disclosure of comprehensive loss which includes net loss under U.S. GAAP plus the change in cumulative translation adjustment and the unrealized gain or loss on future volumes we have hedged.  We have volumes hedged through December 2010 creating a current difference between U.S. and Canadian GAAP because the hedge gain or loss amounts are recognized on a current basis in the statement of operations under Canadian GAAP.  The concept of comprehensive loss did not come into effect until fiscal years beginning on or after October 1, 2006 for Canadian GAAP.

Flow-Through Shares

U.S. GAAP requires the stated capital on flow-through share issuances to be equal to the estimated fair market value of the shares on the date of issue.  The difference between the gross proceeds received on the issuance of the shares and the estimated fair market value of the shares is recorded as a liability (the “Premium”) until the renunciation of expenditures has occurred. The full renunciation has occurred as of March 31, 2008 and there is no flow-through share liability.

Under Canadian GAAP, the gross proceeds received on flow-through share issuances are initially recorded as share capital. When the expenditures are incurred and the tax deductions are renounced to subscribers, Canadian GAAP requires that the stated capital be reduced and that income tax benefits be recorded for the estimated future income taxes that were renounced.  Under U.S. GAAP, the initial liability is adjusted to a deferred income tax liability and as a result of the recalculation of our deferred taxes, this amount is ultimately recorded as an income tax benefit.

Share-Based Payments

U.S. GAAP, under SFAS No. 123(R), paragraph B129, "Equity Instruments with Exercise Prices Denominated in a Foreign Currency," requires that all equity instruments with exercise prices denominated in a currency other than the currency of the market in which the underlying equity instrument primarily trades be accounted for as liabilities.  This is not applicable under Canadian GAAP.

-E14-

The impact of the above differences on the financial statements is as follows:

Statement of Operations
	For the Three Months Ended March 31,
In Thousands, except per share	2008	2007
Net loss for the year per U.S. GAAP	$(3,602)	$(1,350)
Adjustment for depletion	(527)	—
Recovery of future income tax asset	—	(1,095)
Adjustments for foreign exchange gain (loss)	191	(1,017)
Net loss for the year per Canadian GAAP	$(3,938)	$(3,462)
Basic and diluted loss per share per Canadian GAAP	$(0.05)	$(0.04)
Weighted average number of shares outstanding per U.S. GAAP	80,087,416	80,498,487

Balance Sheet
In Thousands	March 31, 2008	December 31, 2007
Total assets per U.S. GAAP	$137,837	$132,566
Adjustment to asset for depletion	(1,033)	(506)
Adjustment to for asset for impairment	25,000	25,000
Total assets per Canadian GAAP	$161,804	$157,060

Total liabilities per U.S. GAAP	$124,941	$107,187
Total liabilities per Canadian GAAP	$124,941	$107,187

Statement of Shareholders’ Equity
In Thousands	March 31, 2008	December 31, 2007
Cumulative deficit, end of the year, per U.S. GAAP	$(61,180)	$(57,578)
Adjustment for depletion	(1,033)	(506)
Adjustment for impairment	25,000	25,000
Difference in recovery of future income tax asset	(2,874)	(2,874)
Cumulative foreign exchange adjustment	6,275	6,275
Adjustment for tax effects of flow-through share liability	4,425	5,907
Deficit, end of the year, per Canadian GAAP	(29,387)	(23,776)

Recovery of future income tax asset	2,874	2,874
Cumulative unrealized gain (loss) on hedges	(5,961)	1,576
Adjustment for tax effects of flow-through share liability	(6,275)	(6,275)
Share capital, share subscriptions, contributed surplus and other comprehensive income per Canadian and U.S. GAAP	75,612	75,474
Shareholders’ equity per Canadian GAAP	$36,863	$49,873
Shareholders’ equity per U.S. GAAP	$12,896	$25,379

Statement of Cash Flows
	For the Three Months Ended March 31,
In Thousands	2008	2007
Cash flows used in operating activities per U.S. GAAP	$5,113	$(2,602)
Difference in recovery of future income tax asset	—	1,095
Cash flows used in operating activities per Canadian GAAP	5,113	(1,507)

Cash flows from financing activities per U.S. GAAP	8,356	26,131
Difference in recovery of future income tax asset	—	(1,095)
Cash flows from financing activities per Canadian GAAP	8,356	25,036

Cash flows from investing activities per U.S. GAAP	(13,919)	(21,079)
Cash flows from investing activities per Canadian GAAP	(13,919)	(21,079)

Effect of foreign exchange on cash flows	191	(1,017)
Increase (decrease) in cash per U.S. GAAP and Canadian GAAP	$(259)	$1,433

-E15-

NOTE 12.  RELATED PARTY TRANSACTIONS

We paid $48,498 in the first quarter of 2008 for legal fees to a law firm of which one of our directors is a partner.  At March 31, 2008 $7,410 was outstanding and payable to this law firm.

All past and future and ongoing transactions with affiliates are and will be on terms which management believes are no less favorable than could be obtained from non-affiliated parties.

NOTE 13.  SUBSEQUENT EVENTS

Commodity Swaps

On April 3, 2008, we entered into a natural gas commodity swap cash settlement transaction for 1,138,000 MMBtu from May 1, 2008 through December 31, 2009.   May through December 2008 volumes under such swap agreement totals 364,000 MMBtu's at a fixed price of $8.08 (CIG pricing) and January through December 2009 volumes total 774,000 MMBtu's at a fixed price of $7.32 per MMBtu (CIG pricing).

Fayetteville Sales

On April 12, 2008, the pipeline system connecting our Fayetteville acreage to the Ozark interstate pipeline became fully operational and first sales of natural gas commenced.

PRB Acquisition

On April 15, 2008, we acquired approximately 14,000 undeveloped net acres in Sheridan County, Wyoming for approximately $5.6 million.  The acquisition acreage is located in and around our current operations in the PRB.  The acquisition increases our PRB acreage to 50,000 net acres and adds an additional two years of drilling inventory in the PRB, increasing our total drilling inventory to four years (based on current development plans).   The transaction was funded through an amendment to our existing Credit Facility.

Credit Facility Amendment

On April 17, 2008, Storm Cat, Storm Cat (USA), and their subsidiaries entered into the Amendment to amend the Credit Agreement.  The Amendment increased the term loan facility from an aggregate principal amount of $30.0 million to an aggregate principal amount of $40.0 million.  As as result of the increase in the term loan facility, our total outstanding balance under the Credit Facility has increased to $60.3 million as of May 7, 2008, from $51.3 million on March 31, 2008.

The Amendment contains customary representations and warranties (including those relating to absence of defaults, authority and enforceability and approvals).  The Amendment also modified the existing financial covenants.  The amended financial covenants are as follows:

(1)
Minimum quarterly EDITDA (as defined in the Credit Agreement) of $5,220,000 for the quarter ending March 31, 2008, $9,000,000 for the quarter ending June 30, 2008, $13,000,000 for the quarter ending September 30, 2008, $17,500,000 for the quarter ending  December 31, 2008, $25,000,000 for the quarter ending March 31, 2009, $32,500,000 for the quarter ending June 30, 2009, and $37,300,000 for the quarter ending September 30, 2009 and for each quarter end thereafter;

(2)
Minimum average daily production for any quarterly period of 10,500 for the quarter ending March 31, 2008, 16,750 for the quarter ending June 30, 2008, 23,000 for the quarter ending September 30, 2008, 30,200 for the quarter ending  December 31, 2008, 33,200 for the quarter ending March 31, 2009, 38,500 for the quarter ending June 30, 2009, and 40,600 for the quarter ending September 30, 2009 and for each quarter end thereafter;

(3)	Minimum Asset Coverage Ratio (based on a discounted net present value of "Proved Reserves"), calculated each quarter, of 1.60:1.00;

(4)
Minimum Interest Coverage Ratio (based on EBIDTA and interest expense excluding interest expense associated with the Convertible Notes) of 1.00:1.00 for the quarter ending March 31, 2008, 1.50:1.00 for the quarter ending June 30, 2008, 2.00:1.00 for the quarter ending September 30, 2008, 2.50:1.00 for the quarter ending  December 31, 2008, 3.00:1.00 for the quarter ending March 31, 2009, and 3.50:1.00 for the quarter ending June 30, 2009 and for each quarter end thereafter; and

(5)
Minimum Leverage Ratio of 10.54:1.00 for the quarter ending March 31, 2008, 7.22:1.00 for the quarter ending June 30, 2008, 5.00:1.00 for the quarter ending September 30, 2008, 3.71:1.00 for the quarter ending December 31, 2008, 3.60:1.00 for the quarter ending March 31, 2009, 2.77:1.00 for the quarter ending June 30, 2009, and 2.50:1.00 for the quarter ending September 30, 2009 and for each quarter end thereafter.

-E16-

Absent the Amendment, we would not have been in compliance with one or more of the financial covenants in the Credit Agreement.  Per the guidance of Emerging Issues Task Force No. 86-30 ("EITF 86-30"), we continue to clasify the debt under the Credit Facility as long-term debt.

For purposes of calculating the foregoing covenants, EBITDA shall be calculated as follows for the first three fiscal quarters following the Closing Date: (a) for the quarter ending March 31, 2008, EBITDA shall be EBITDA for the three-month period ending on such date multiplied by four; (b) for the quarter ending June 30, 2008, EBITDA shall be EBITDA for the six-month period ending on such date multiplied by two; (c) for the quarter ending September 30, 2008, EBITDA shall be EBITDA for the nine-month period ending on such date multiplied by 4/3; and thereafter, EBITDA shall be calculated using EBITDA for the period of four (4) quarters ending on the last day of the quarter immediately preceding the date of determination for which financial statements are available.

Annual Incentive Plan

On April 23, 2008, the Compensation Committee approved a formalized annual incentive compensation plan for 2008. The annual incentive plan includes objective performance criteria such as growth in net asset value, production and EBITDA, as well as subjective discretion by the Compensation Committee to adjust awards based on the Company's overall success and individual merit.

The Compensation Committee has set a target award opportunity as a percentage of base salary.  The amount of any annual cash incentive award will be based on achievement of the Company’s goals in the three performance categories listed above.  Each of the performance categories has been weighted accordingly and performance targets have been established in order to payout awards at a minimum threshold level, a target level and a maximum outstanding level.  If the Company fails to achieve the minimum threshold level of performance for a measure, then no payout for that measure will be awarded.  Achievement at the threshold level will generally payout 25% of the target award opportunity, with achievement at the target and outstanding levels will generally payout at 100% and 200%, respectively, of the target award opportunity.  Any payout will be subject to the discretion of the Compensation Committee to consider other subjective factors it deems appropriate.

All of our employees and executive officers will participate in this new compensation plan. Target performance for the executive officers will be set by the Compensation Committee and reviewed on an annual basis. Target performance levels for the remaining employees will be set by the Chief Executive Officer and approved by the Compensation Committee.

-E17-

Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

Unless the context otherwise requires, the terms “Storm Cat,” we”, “us,” “our” and the “Company”, when used herein refer to Storm Cat Energy Corporation, together with its operating subsidiaries. When the context requires, we refer to these entities separately. The following Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company should be read in conjunction with the Consolidated Financial Statements and notes related thereto included in this Quarterly Report on Form 10-Q.

Results of Operations

Comparative Results of Operations for the three months ended March 31, 2008 and 2007

Selected Operating Data:	For the Three Months Ended March 31,
	2008	2007	Change	% Change
Wells drilled in period	16	21	(5)	(23.8%)
Producing wells at end of period	453	352	101	28.7%

Net natural gas sales volume (MMcf)	987.1	665.5	321.6	48.3%

Natural gas sales (In Thousands)	$6,017	$3,912	$2,105	53.8%

Average sales price (per Mcf) with hedging	$6.10	$5.88	$0.22	3.7%
Average sales price (per Mcf) without hedging	$5.98	$5.24	$0.74	14.1%

Additional expense data (per Mcf):
Gathering and transportation	$0.81	$0.84	$(0.03)	(3.5%)
Lease operating expenses	$1.69	$0.86	$0.83	96.5%
Production and ad valorem taxes	$0.75	$0.49	$0.26	53.1%
Depreciation, depletion, amortization and accretion expense	$2.19	$2.46	$(0.27)	(11.0%)
General and administrative expense, before share-based payments and capitalized overhead	$1.47	$3.33	$(1.86)	(55.9%)
Share-based payments	$0.27	$0.67	$(0.40)	(59.7%)
Interest	$2.28	$0.90	$1.38	153.3%
Deferred financing costs	$0.29	$—	$0.29	n/a

Natural gas sales.  Natural gas sales revenue in the first quarter of 2008 increased 53.8% over the same quarter in 2007.  This increase was primarily due to the increase in sales volume. The volume increase is a direct result of increased production from our successful drilling activities over the past year.  Increased sales volumes more than offset the natural decline in production.

Lease operating expenses. Lease operating expenses increased approximately $1.1 million to $1.7 million in the first quarter of 2008 from $0.6 million the first quarter of 2007. This increase resulted primarily from additional wells added through our successful drilling program. On a per Mcf basis, lease operating expenses increased by 96.5%. The higher costs are attributable to the following items: 1) newly drilled wells are charged full monthly lease operating fees but have initially low production rates until they dewater in the initial three to six months, 2) temporary higher per well lease operating costs resulting from fuel and generator rental costs associated with new wells in our PRB development areas where the electrical infrastructure has yet to be installed, 3) temporary higher per well lease operating costs on our Sheridan and Ford Ranch areas in the PRB resulting from higher water production.

Production and ad valorem taxes.  Production and ad valorem taxes per Mcf increased 53.1% from the first quarter of 2007 to the first quarter of 2008 primarily due to higher pricing in 2008.

General and administrative expense. We report general and administrative expense inclusive of share-based payments and net of capitalized internal costs.  The components of general and administrative expense were as follows:

	For the Three Months Ended March 31,
In Thousands	2008	2007	$ Change	% Change
General and administrative expense, before share-based payments and capitalized overhead	$1,450	$2,223	$(773)	(34.8%)
Share-based payments	266	447	(181)	(40.5%)
Capitalized overhead	—	(8)	8	n/a
General and administrative expense, net	$1,716	$2,662	$(946)	(35.5%)

General and administrative expense before share-based payments and capitalized overhead decreased by 34.8% from the first quarter of 2007 to the first quarter of 2008, primarily because of $0.7 million in closing costs related to our Convertible Notes in the first quarter of 2007.  These costs were later capitalized to prepaid financing fees and are being amortized over the life of the Convertible Notes.  Excluding these subsequently capitalized costs, total general and administrative expense in the first quarter of 2007 would have been $1.5 million.
-E18-

Share-based payments.  Share-based payments decreased by $0.2 million from the three months ended March 31, 2007 to the same period in 2008 due to the adoption of the liability method of accounting for all options and RSUs issued to U.S. directors and employees in the latter part of 2007.

Income tax.  The income tax benefit realized in the first quarter of 2007 was $1.1 million.  This is a tax benefit that is passed on to our flow-through shareholders.  The flow-through shareholders pay a premium above market for their shares in order to have this tax benefit.  This premium is reduced in equity and recorded as a liability.  As the capital obligation is spent, the liability is reduced and an income tax benefit is recorded to the income statement.  There was no tax benefit at March 31, 2008, and the liability associated with flow-through shares was zero.

Interest expense.  Interest expense of $2.3 million and $0.6 million, respectively, for the quarters ended March 31, 2008 and 2007 relates to our Credit Facility and Convertible Notes.

Development activities.  We drilled 16 gross wells in the three months ended March 31, 2008 as compared to 21 gross wells in the three months ended March 31, 2007.  At March 31, 2008, we held interests in 492 gross wells (453 producing), as compared to 375 gross wells (352 producing) at March 31, 2007.

Subsequent Events

Commodity Swaps

On April 3, 2008, we entered into a natural gas commodity swap cash settlement transaction for 1,138,000 MMBtu from May 1, 2008 through December 31, 2009.   May through December 2008 volumes under such swap agreement totals 364,000 MMBtu's at a fixed price of $8.08 (CIG pricing) and January through December 2009 volumes total 774,000 MMBtu's at a fixed price of $7.32 per MMBtu (CIG pricing).

Fayetteville Sales

On April 12, 2008, the pipeline system connecting our Fayetteville acreage to the Ozark interstate pipeline became fully operational and first sales of natural gas commenced.

PRB Acquisition

On April 15, 2008, we acquired approximately 14,000 undeveloped net acres in Sheridan County, Wyoming for approximately $5.6 million.  The acquisition acreage is located in and around our current operations in the PRB.  The acquisition increases our PRB acreage to 50,000 net acres and adds an additional two years of drilling inventory in the PRB, increasing our total drilling inventory to four years (based on current development plans).   The transaction was funded through the amendment to our existing Credit Facility.

Credit Facility Amendment

On April 17, 2008, Storm Cat, Storm Cat (USA) and their subsidiaries entered into the Amendment to amend the Credit Agreement.  The Amendment increased the term loan facility from an aggregate principal amount of $30.0 million to an aggregate principal amount of $40.0 million.  As as result of the increase in the term loan facility, our total outstanding balance under the Credit Facility has increased to $60.3 million as of May 7, 2008, from $51.3 million on March 31, 2008.

The Amendment contains customary representations and warranties (including those relating to absence of defaults, authority and enforceability and approvals).  The Amendment also modified the existing financial covenants.  The amended financial covenants are as follows:

(1)
Minimum quarterly EDITDA (as defined in the Credit Agreement) of $5,220,000 for the quarter ending March 31, 2008, $9,000,000 for the quarter ending June 30, 2008, $13,000,000 for the quarter ending September 30, 2008, $17,500,000 for the quarter ending  December 31, 2008, $25,000,000 for the quarter ending March 31, 2009, $32,500,000 for the quarter ending June 30, 2009, and $37,300,000 for the quarter ending September 30, 2009 and for each quarter end thereafter;

(2)
Minimum average daily production for any quarterly period of 10,500 for the quarter ending March 31, 2008, 16,750 for the quarter ending June 30, 2008, 23,000 for the quarter ending September 30, 2008, 30,200 for the quarter ending  December 31, 2008, 33,200 for the quarter ending March 31, 2009, 38,500 for the quarter ending June 30, 2009, and 40,600 for the quarter ending September 30, 2009 and for each quarter end thereafter;

(3)	Minimum Asset Coverage Ratio (based on a discounted net present value of "Proved Reserves"), calculated each quarter, of 1.60:1.00;

(4)
Minimum Interest Coverage Ratio (based on EBIDTA and interest expense excluding interest expense associated with the Convertible Notes) of 1.00:1.00 for the quarter ending March 31, 2008, 1.50:1.00 for the quarter ending June 30, 2008, 2.00:1.00 for the quarter ending September 30, 2008, 2.50:1.00 for the quarter ending  December 31, 2008, 3.00:1.00 for the quarter ending March 31, 2009, and 3.50:1.00 for the quarter ending June 30, 2009 and for each quarter end thereafter; and

(5)
Minimum Leverage Ratio of 10.54:1.00 for the quarter ending March 31, 2008, 7.22:1.00 for the quarter ending June 30, 2008, 5.00:1.00 for the quarter ending September 30, 2008, 3.71:1.00 for the quarter ending December 31, 2008, 3.60:1.00 for the quarter ending March 31, 2009, 2.77:1.00 for the quarter ending June 30, 2009, and 2.50:1.00 for the quarter ending September 30, 2009 and for each quarter end thereafter.

-E19-

Absent the Amendment, we would not have been in compliance with one or more of the financial covenants in the Credit Agreement.  Per EITF 86-30, we continuue to classify the debt under the Credit Facility as long-term as long-term debt.

For purposes of calculating the foregoing covenants, EBITDA shall be calculated as follows for the first three fiscal quarters following the Closing Date: (a) for the quarter ending March 31, 2008, EBITDA shall be EBITDA for the three-month period ending on such date multiplied by four; (b) for the quarter ending June 30, 2008, EBITDA shall be EBITDA for the six-month period ending on such date multiplied by two; (c) for the quarter ending September 30, 2008, EBITDA shall be EBITDA for the nine-month period ending on such date multiplied by 4/3; and thereafter, EBITDA shall be calculated using EBITDA for the period of four (4) quarters ending on the last day of the quarter immediately preceding the date of determination for which financial statements are available.

Annual Incentive Plan

On April 23, 2008, the Compensation Committee approved a formalized annual incentive compensation plan for 2008. The annual incentive plan includes objective performance criteria such as growth in net asset value, production and EBITDA, as well as subjective discretion by the Compensation Committee to adjust awards based on the Company's overall success and individual merit.

The Compensation Committee has set a target award opportunity as a percentage of base salary.  The amount of any annual cash incentive award will be based on achievement of the Company’s goals in the three performance categories listed above.  Each of the performance categories has been weighted accordingly and performance targets have been established in order to payout awards at a minimum threshold level, a target level and a maximum outstanding level.  If the Company fails to achieve the minimum threshold level of performance for a measure, then no payout for that measure will be awarded.  Achievement at the threshold level will generally payout 25% of the target award opportunity, with achievement at the target and outstanding levels will generally payout at 100% and 200%, respectively, of the target award opportunity.  Any payout will be subject to the discretion of the Compensation Committee to consider other subjective factors it deems appropriate.

All of our employees and executive officers will participate in this new compensation plan. Target performance for the executive officers will be set by the Compensation Committee and reviewed on an annual basis. Target performance levels for the remaining employees will be set by the Chief Executive Officer and approved by the Compensation Committee.

Changes in Financial Condition

At March 31, 2008, our current liabilities of approximately $21.3 million exceeded current assets of $8.6 million resulting in a working capital deficit of $12.7 million.  Included in current liabilities are $6.8 million of unrealized hedging liabilities calculated over the next twelve months which will be offset by future revenue and $3.1 million of accrued liabilities for capital expenditures that are expected to be invoiced and paid for over the next three months. This compares to a working capital deficit of $2.1 million as of December 31, 2007.

We borrowed an additional $7.0 million pursuant to our Credit Facility in the first quarter of 2008.

Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, "Fair Value Measurements.”  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. On February 12, 2008, the FASB issued FSP 157-2 which proposed a one year deferral for the implementation of SFAS 157 for non-financial assets and liabilities that are recognized or disclosed at fair value on a nonrecurring basis (less frequent than annually).

On January 1, 2008 we elected to implement SFAS 157 with the one-year deferral. Given the nature of our current financial instruments, the adoption of SFAS 157 did not have a material impact on our financial position, results of operations or cash flows. Beginning January 1, 2009, we will adopt the provisions for nonfinancial assets and nonfinancial liabilities that are not required or permitted to be measured at fair value on a recurring basis. We are in the process of evaluating this standard with respect to our effect on nonfinancial assets and liabilities and has not yet determined the impact that it will have on our financial statements upon full adoption in 2009.

On February 12, 2008, FSP 157-2 was issued. FSP No. 157-2 delays the effective date of adoption of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for items that are ecognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). We adopted the non-deferred provisions of SFAS 157 on January 1, 2008. See Note 2 to the Consolidated Financial Statements. FSP 157-2 defers the effective date to fiscal years beginning after November 15, 2008. The effect of adopting FSP 157-2 is not expected to have an effect on our reported financial position or earnings.

On February 15, 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial  Assets  and  Financial  Liabilities” ("SFAS 159").  SFAS 159 establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for our financial statements issued in 2008.  The adoption of SFAS 159 has no impact on our financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” ("SFAS 141(R)"), which requires the acquiring entity in a business combination to recognize and measure all assets and liabilities assumed in the transaction and any non-controlling interest in the acquiree at fair value as of the acquisition date.  SFAS 141(R) also establishes guidance for the measurement of the acquirer shares issued in consideration for a business combination, the recognition of contingent consideration, the accounting treatment for pre-acquisition gain and loss contingencies, the treatment of acquisition related transaction costs, and the recognition of changes in the acquirer's income tax valuation allowance and deferred taxes.  SFAS 141(R) is effective for fiscal years beginning after December 15, 2008, and is to be applied prospectively as of the beginning of the fiscal year in which the statement is applied.  Early adoption is not permitted.  SFAS 141(R) will be effective for us beginning with the 2009 fiscal year.  We are currently evaluating the impact of SFAS 141(R) on our accompanying Consolidated Financial Statements when effective, but the nature and magnitude of the specific effects will depend upon the nature, terms, and size of the acquisitions we consummate after the effective date.
-E20-

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB 51” ("SFAS 160") which establishes accounting and reporting standards that require non-controlling interests to be reported as a component of equity.  SFAS 160 also requires that changes in a parent's ownership interest while the parent retains its controlling interest be accounted for as equity transactions and that any retained non-controlling equity investment upon the deconsolidation of a subsidiary be initially measured at fair value.  SFAS 160 is effective for fiscal years beginning after December 15, 2008, and is to be applied prospectively as of the beginning of the fiscal year in which the statement is applied.  We are required to adopt SFAS 160 beginning with the 2009 fiscal year.  We are currently evaluating the potential impact, if any, of the adoption of SFAS 160 on our accompanying Consolidated Financial Statements when effective.

Business Risks

Please see “Risk Factors” under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007.

Glossary of Natural Gas Terms

Please see “Glossary” under Items 1 and 2 of our Annual Report on Form 10-K for the year ended December 31, 2007.

CAUTION REGARDING FORWARD LOOKING STATEMENTS

Statements included in this Quarterly Report on Form 10-Q that are not historical facts are forward-looking statements. We use words such as “could,” “may,” “will,” “should,” “expect,” “plan,” “project,” “anticipate,” “believe,” “estimate,” “intend” and similar expressions to identify forward-looking statements.

These forward-looking statements are made based upon management’s expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Important factors that could cause our actual results of operations or our actual financial condition to differ include, but are not necessarily limited to:

•	our ability to successfully complete and integrate any future acquisitions;
•	the availability of natural gas supply for our gathering and processing services;
•	our substantial debt and other financial obligations which could adversely impact our financial condition;
•	the availability of NGLs for our transportation, fractionation and storage services;
•	our dependence on significant customers, producers, gatherers, treaters and transporters of natural gas;
•	the risks that third-party oil and gas exploration and production activities will not occur or be successful;
•	we may not be able to renew or replace contracts at comparable terms with existing customers or acquire new customers;
•	prices of natural gas and the effectiveness of any hedging activities;
•	changes in general economic, market or business conditions in regions where our products are located;
•	our ability to identify and consummate grass roots projects or acquisitions complementary to our business;
•	the success of our risk management policies;
•	continued creditworthiness of, and performance by, contract counterparties;
•	operational hazards and availability and cost of insurance on our assets and operations;
•	the impact of any failure of our information technology systems;
•	the impact of current and future laws and government regulations;
•	liability for environmental claims;
•	damage to facilities and interruption of service due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required;
•	the impact of the departure of any key employees or if we are unable to recruit and retain highly skilled administrative and operational staff; and
•	our ability to raise sufficient capital to execute our business plan through borrowing or issuing equity.

This list is not necessarily complete. Other unknown or unpredictable factors could also have material adverse effects on future results. We do not update publicly any forward-looking statement with new information or future events. Investors are cautioned not to put undue reliance on forward-looking statements as many of these factors are beyond our ability to control or predict. Additional information concerning these and other factors is contained in our filings with the SEC, including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2007.

-E21-

Item 3.  Quantitative and Qualitative Disclosures About Market Risk

The following market risk disclosures should be read in conjunction with the quantitative and qualitative disclosures about market risk contained in our 2007 Annual Report on Form 10-K, as well as with the Consolidated Financial Statements and notes thereto included in this Quarterly Report on Form 10-Q.

Hypothetical changes in interest rates and prices chosen for the following estimated sensitivity effects are considered to be reasonably possible near-term changes generally based on consideration of past fluctuations for each risk category. However, since it is not possible to accurately predict future changes in interest rates and commodity prices, these hypothetical changes may not necessarily be an indicator of probable future fluctuations.

Commodity Price Risk

We hedge a portion of our price risks associated with our natural gas sales. As of March 31, 2008, our outstanding futures contracts and swap agreements had an associated net fair value loss of $6.0 million.  As of March 31, 2008, a 10% change in CIG gas prices would result in a change of approximately $7.6 million in the value of unrealized derivatives (including the hedges put in place on April 3, 2008).  The following table reflects our commodity swaps executed and in place as of March 31, 2008, by quarter:

Quarter Ended	Qtrly. Vol. (MMBtu)	Weighted Average CIG Fixed Price per MMBtu
06/30/08	968,700	$6.95
09/30/08	1,038,400	$6.88
12/31/08	1,036,400	$6.85
Total 2008	3,043,500	$6.89
03/31/09	990,000	$7.31
06/30/09	975,500	$7.30
09/30/09	950,500	$7.34
12/31/09	913,000	$7.38
Total 2009	3,829,000	$6.43
03/31/10	427,000	$7.75
06/30/10	341,000	$6.83
09/30/10	282,000	$6.27
12/31/10	245,000	$6.27
Total 2010	1,295,000	$6.90
Total All	8,167,500	$7.04

Item 4.  Controls and Procedures

Evaluation of disclosure controls and procedures.  In accordance with Rule 13a-15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), management evaluated, with the participation of the Chief Executive Officer and the Chief Financial Officer, the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) as of March 31, 2008.  Based upon their evaluation of these disclosures controls and procedures, the Chief Executive Officer and the Chief Financial Officer concluded that the disclosure controls and procedures were effective as of March 31, 2008.

Changes in internal control over financial reporting.  There were no changes in internal controls over financial reporting that occurred during the quarter ended March 31, 2008 which have materially affected, or are reasonably likely to materially affect, the Company’s internal controls over financial reporting.
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PART II-OTHER INFORMATION

Item 1. Legal Proceedings

No legal proceedings are pending against the Company as of the filing date of this Quarterly Report on Form 10-Q.

Item 1A. Risk Factors

There have been no material changes from the risk factors as previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2007.

Item 6. Exhibits

The exhibits listed in the accompanying exhibit index are filed as part of this Quarterly Report on Form 10-Q.

31.1	Certification by the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act.

31.2	Certification by the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act.

32.1	Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350.

32.2	Certification of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STORM CAT ENERGY CORPORATION

Date: May 8, 2008	By	/s/ Joseph M. Brooker
Joseph M. Brooker
Chief Executive Officer
(Principal Executive Officer)

Date: May 8, 2008	By	/s/ Paul Wiesner
Paul Wiesner
Chief Financial Officer
(Principal Financial and Accounting Officer)

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Exhibits

The exhibits listed in the accompanying exhibit index are filed as part of this Quarterly Report on Form 10-Q.

31.1	Certification by the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act.

31.2	Certification by the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act.

32.1	Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350.

32.2	Certification of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350.

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Exhibit 31.1

CERTIFICATION PURSUANT TO RULES 13A-14(A) AND 15D-14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934, AS AMENDED

I, Joseph M. Brooker, certify that:

1.      I have reviewed this Quarterly Report on Form 10-Q of Storm Cat Energy Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), or for causing such controls and procedures to be established and maintained, for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purpose in accordance with generally accepted accounting principles;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:  May 8, 2008

/s/	Joseph M. Brooker
Joseph M. Brooker
Chief Executive Officer

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Exhibit 31.2

CERTIFICATION PURSUANT TO RULES 13a-14(a) and 15d-14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934, AS AMENDED

I, Paul Wiesner, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Storm Cat Energy Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), or for causing such controls and procedures to be established and maintained, for the Registrant and have:

a)      Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)      Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purpose in accordance with generally accepted accounting principles;

c)      Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)      Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a)      All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)      Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 8, 2008

/s/	Paul Wiesner
Paul Wiesner
Chief Financial Officer

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Exhibit 32.1

Certification of Chief Executive Officer of
Storm Cat Energy Corporation (Pursuant To 18 U.S.C. Section 1350)

In connection with this Quarterly Report of Storm Cat Energy Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph M. Brooker, Chief Executive Officer of the Company,  hereby certify, pursuant to 18 U.S.C., § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 May 8, 2008

/s/ Joseph M. Brooker
Joseph M. Brooker
Chief Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Storm Cat Energy Corporation and will be retained by Storm Cat Energy Corporation and furnished to the Securities and Exchange Commission upon request.

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Exhibit 32.2

Certification of Chief Financial Officer of
Storm Cat Energy Corporation (Pursuant To 18 U.S.C. Section 1350)

In connection with this Quarterly Report of Storm Cat Energy Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul Wiesner, Chief Financial Officer of the Company,  hereby certify, pursuant to 18 U.S.C., § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 8, 2008

/s/ Paul Wiesner
Paul Wiesner
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Storm Cat Energy Corporation and will be retained by Storm Cat Energy Corporation and furnished to the Securities and Exchange Commission upon request.

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